UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.

CA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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June [ ], 2013

To Our Stockholders:

On behalf of the Board of Directors and management of CA, Inc., we are pleased to invite you to our 2013 annual meeting of stockholders. The meeting will be held at our company’s headquarters located at One CA Plaza, Islandia, New York 11749 on July 31, 2013 at 10:00 a.m. Eastern Daylight Time.

Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, there also will be remarks from management and a period during which you will be able to ask questions.

Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the accompanying materials.

Thank you for your consideration and continued support.

Sincerely,

Arthur F. Weinbach	Michael P. Gregoire
Chairman of the Board	Chief Executive Officer

SAVE RESOURCES: PLEASE SIGN UP FOR EMAIL DELIVERY
If you received this Proxy Statement and our Annual Report by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via email. With electronic delivery, you will be notified via email as soon as the Proxy Statement and Annual Report are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of documents in your personal files.
If you would like to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com and providing your email address through that website after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise. If you choose to view future Proxy Statements and Annual Reports over the Internet, next year you will receive an email with instructions on how to view those materials and vote.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CA, Inc.:

The 2013 annual meeting of stockholders of CA, Inc. will be held on Wednesday, July 31, 2013, at 10:00 a.m. Eastern Daylight Time at the company’s headquarters located at One CA Plaza, Islandia, New York 11749, for the following purposes:

(1)	to elect 11 directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014;

(3)	to approve, by non-binding vote, the compensation of our Named Executive Officers;

(4)	to ratify the Stockholder Protection Rights Agreement; and

(5)	to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on June 6, 2013 as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement.

A list of stockholders entitled to vote at the meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal office, One CA Plaza, Islandia, New York 11749, during the 10 days before the meeting, during ordinary business hours, and will be available at the meeting location during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2013:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders
are available on the Internet at www.proxyvote.com.

Admission tickets and our meeting admittance procedures are on the outside back cover of the Proxy Statement. Whether or not you expect to attend, please vote your shares by following the instructions contained in the Proxy Statement.

C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary

Islandia, New York
June [ ], 2013

CA, INC.
One CA Plaza
Islandia, NY 11749

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the holders of the common stock, par value $0.10 per share (“Common Stock”), of CA, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2013 annual meeting of stockholders and any adjournment or postponement of the meeting. The meeting will be held on July 31, 2013 at 10:00 a.m. Eastern Daylight Time at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. At present, the Board of Directors knows of no other business to come before the meeting.

When this Proxy Statement refers to the “Company,” “we,” “us,” or “our,” it is referring to CA, Inc.

Availability of Proxy Materials

If you received a notice regarding the availability of annual meeting proxy materials on the Internet (“Notice of Internet Availability”) for the annual meeting, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability provides you with instructions on how to view our proxy materials on the Internet.

If you want to receive a paper or email copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by July 17, 2013 to facilitate timely delivery.

We plan to mail the Notice of Internet Availability on or about June 17, 2013. We will mail a printed copy of the proxy materials to certain stockholders, as in prior years, and we expect that mailing to begin on or about June 20, 2013.

Record Date; Voting Rights; Quorum

Only stockholders of record at the close of business on June 6, 2013 are entitled to notice of and to vote at the meeting or any adjournment or postponement. On June 6, 2013, we had outstanding [__________] shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum. For additional information, please see “How Proxy Votes are Tabulated,” below.

Stockholders of Record; Street Name Stockholders

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is forwarded to you by that firm. The firm holding your account is considered the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct that firm on how to vote the shares held in your account. We may reimburse those firms for reasonable fees and out-of-pocket costs incurred in forwarding the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) to you.

Proxy Solicitation

We will bear the cost of our soliciting proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred. We have retained Morrow & Co., LLC to assist us in soliciting proxies for a fee of $7,500, plus expenses.

How to Vote

You may vote in the following ways:

•	In person: You may vote in person at the meeting.

•	By Internet: You may vote your shares by Internet at www.proxyvote.com.

•	By telephone: If you are located in the United States or Canada, you may vote your shares by calling 1-800-690-6903.

•	By mail: You may vote by mail if you receive a printed copy of the proxy materials, which will include a proxy card.

How Proxy Votes are Tabulated

Only the shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting. Votes cast at the meeting by proxy or in person will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe that Proposal 2 — Ratification of appointment of independent registered public accounting firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.

If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” “Broker non-votes” are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.

If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.

Please note that if you hold your shares through a bank, broker or other nominee and you want to vote in person at the meeting, you must obtain a proxy from your bank, broker or other nominee authorizing you to vote those shares and you must bring that proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the Board of Directors’ accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Vote Required to Approve Proposals

Assuming that a quorum is present at the meeting, the following votes are required under our governing documents and Delaware state law:

Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 – Election of directors	A majority of votes cast with regard to a director (which means that the number of votes cast “for” the director must exceed the number of votes cast “against” a director)	Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted
Proposal 2 – Ratification of appointment of independent registered public accounting firm	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal If your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares
Proposal 3 – Approval, by non-binding vote, of the compensation of our Named Executive Officers Proposal 4 – Ratification of Stockholder Protection Rights Agreement	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal Any broker non-votes will reduce the absolute number, but not the percentage, of affirmative votes needed for approval

How to Revoke Your Proxy

You may revoke your proxy at any time before it is exercised by delivering a written revocation to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749, by duly submitting a proxy bearing a later date (including by telephone or the Internet), or by voting in person at the meeting.

Householding

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one notice of Internet availability or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of the Notice of Internet Availability or this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2013 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the Notice of Internet Availability or the proxy materials this year and you wish to reduce the number of copies you receive in the future and save us the cost of printing and mailing these documents, please contact your bank or broker.

You may revoke your consent to householding at any time by sending your name, the name of your bank or broker, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Notice of Internet Availability or proxy materials for this year, but you would prefer to receive your own copy, we will send a copy of the Notice of Internet Availability or the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, One CA Plaza, Islandia, NY 11749, or contact our Investor Relations Department at 1-800-225-5224.

Annual Report to Stockholders

Our Annual Report for the fiscal year ended March 31, 2013 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

CORPORATE GOVERNANCE

The Board of Directors is responsible for oversight of the management of the Company. The Board has adopted Corporate Governance Principles, which along with the Company’s charter and By-laws, and the charters of the committees of the Board, provide the framework for the governance of the Company.

Corporate Governance Principles

We periodically consider and review our Corporate Governance Principles. Our current Corporate Governance Principles are attached to this Proxy Statement as Exhibit A and can be found, together with other corporate governance information, on our website at www.ca.com/invest. The Board also evaluates the principal committee charters from time to time, as appropriate.

Code of Conduct

We maintain a Code of Conduct that qualifies as a “code of ethics” under applicable Securities and Exchange Commission (“SEC”) regulations. Our Code of Conduct is applicable to all employees and directors, and is available on our website at www.ca.com/invest. Any waiver of a provision of our Code of Conduct that applies to our directors or executive officers will be contained in a report filed with the SEC on Form 8-K or will be otherwise disclosed as permitted by law or regulation.

Each of our Corporate Governance Principles and our Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to our Corporate Secretary, at CA, Inc., One CA Plaza, Islandia, NY 11749.

Board Leadership Structure

The Board is currently led by our non-executive Chairman of the Board, Arthur F. Weinbach, who is an independent director. Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and given the dynamic and competitive environment in which we operate, the Board’s leadership structure may vary as circumstances warrant. The Board has determined that the leadership of the Board is currently best conducted by an independent Chairman.

The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer, Michael P. Gregoire, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices allows Mr. Weinbach to focus on managing Board matters and allows Mr. Gregoire to focus on managing our business. In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role. To further enhance the objectivity of the Board, all members of our Board are independent except our Chief Executive Officer.

Board Role in Risk Oversight

Our management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. The responsibilities of the Board include oversight of the Company’s risk management processes.

The Board exercises its risk oversight responsibilities primarily through its Compliance and Risk Committee, which regularly reviews and discusses with management the significant risks that may affect our enterprise. Our Executive Vice President and General Counsel (whose department includes our chief risk officer and our chief compliance officer) reports to the Compliance and Risk Committee with respect to the Company’s enterprise risk management function (including operational, financial, strategic, legal and regulatory risks) and business practices and compliance functions.

The other committees of the Board also provide risk oversight associated with their respective areas of responsibility. For example, the Audit Committee oversees risks related to our financial statements, our financial reporting processes, our internal control processes and accounting matters. In addition, the Compensation and Human Resources Committee provides oversight with respect to risks related to our compensation practices. The Corporate Governance Committee oversees risks related to our corporate governance structure and processes. In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. The Chair of each committee, in turn, reports regularly to the full Board on matters including risk oversight.

The Board believes that the Company’s current Board and Committee leadership structure helps to promote more effective risk oversight by the Board.

Director Independence

The Board has determined that 10 of the nominees for election at the annual meeting (all of the nominees other than Mr. Gregoire) are independent under The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements and our Corporate Governance Principles. Mr. Gregoire is deemed not to be independent because of his current position as our Chief Executive Officer.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.

All members of the Audit, Compensation and Human Resources, and Corporate Governance Committees are independent directors as defined by NASDAQ listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the SEC.

Board Committees and Meetings

The Board of Directors has established four principal committees — the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance Committee and the Compliance and Risk Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. These committees operate under written charters, which have been adopted by the respective committees and by the Board. The charters of the current committees can be reviewed on our website at www.ca.com/invest and are also available free of charge in print to any stockholder who requests them by writing to our Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749.

During fiscal year 2013, the Board of Directors met seven times. The independent directors meet at all regular Board meetings in executive session without any non-independent director present. Mr. Weinbach, who is an independent director, presided at these executive sessions. During fiscal year 2013, each incumbent director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

The current members of the Board’s four principal committees are as follows:

Independent Directors	Audit	Compensation and Human Resources	Corporate Governance	Compliance and Risk
Jens Alder	X
Raymond J. Bromark	X (Chair)
Gary J. Fernandes		X (Chair)		X
Rohit Kapoor	X
Kay Koplovitz		X	X
Christopher B. Lofgren			X (Chair)	X
Richard Sulpizio		X	X
Laura S. Unger			X	X (Chair)
Renato (Ron) Zambonini	X
Number of Meetings in Fiscal Year 2013	8	11	8	4

Information about the principal responsibilities of these committees appears below.

Audit Committee

The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	the audits of our financial statements and the integrity of our financial statements and internal controls;

•
the qualifications and independence of our independent registered public accounting firm (including the Committee’s direct responsibility for the engagement of the independent registered public accounting firm);

•	the performance of our internal audit function and independent registered public accounting firm;

•	our accounting and financial reporting processes; and

•	the activity of our internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans and organizational structure.

The Board has determined that Mr. Bromark qualifies as an “audit committee financial expert” and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter.

Compensation and Human Resources Committee

The general purpose of the Compensation and Human Resources Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including to:

•	develop an executive compensation philosophy and objectives and establish principles to guide the design and select the components of executive compensation;

•
approve the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers (who are identified in the Fiscal Year 2013 Summary Compensation Table, below);

•	evaluate, in coordination with the independent members of the Board, the performance of the Chief Executive Officer; and

•	recommend to the Board approval of all executive compensation plans and programs.

Additional information about the Compensation and Human Resources Committee’s responsibilities is set forth in the Compensation and Human Resources Committee charter.

Corporate Governance Committee

The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning:

•	the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors;

•
the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and

•	the compensation of non-employee directors.

In addition, the Corporate Governance Committee evaluates, in coordination with the Compensation and Human Resources Committee, the performance of the Chief Executive Officer.

Additional information about the Corporate Governance Committee’s responsibilities is set forth in the Corporate Governance Committee charter.

Compliance and Risk Committee

The general purpose of the Compliance and Risk Committee is to:

•	provide general oversight of our enterprise risk management and compliance functions;

•	provide input to our management in the identification, assessment, mitigation and monitoring of enterprise-wide risks faced by the Company; and

•	provide recommendations to the Board with respect to its review of our business practices and compliance activities and enterprise risk management.

Additional information about the responsibilities of the Compliance and Risk Committee is set forth in the Compliance and Risk Committee charter.

Other Committees

From time to time, the Board also establishes special committees or ad hoc committees to assist the Board in carrying out its responsibilities.

During fiscal year 2013, the Board established a special CEO Search Committee consisting of Mr. Fernandes (Chair), Ms. Koplovitz and Messrs. Kapoor and Zambonini. As Chairman of the Board, Mr. Weinbach was an ex-officio member of the Committee. Over a period of about seven months, the CEO Search Committee:

•	engaged an executive search firm after conducting a competitive review process;

•	defined the search parameters, including the experience and competencies desired in the CEO role;

•	screened and evaluated a broad pool of potential candidates, including internal candidates;

•	conducted interviews with final candidates;

•	selected the candidate to recommend to the full Board for approval;

•	collaborated with the Compensation and Human Resources Committee on negotiating the terms of the employment agreement; and

•	developed and oversaw a plan for the successful transition from the retiring CEO to the incoming CEO, including the initial orientation and integration of the new CEO into the organization.

During the process, the CEO Search Committee conducted numerous formal and informal meetings and briefings, both in person and by telephone. The process culminated in the employment of Michael P. Gregoire as CEO and his appointment as a member of the Board of Directors, effective January 7, 2013.

During fiscal year 2010, the Board established a special M&A Committee to review and approve certain acquisitions and divestitures. The M&A Committee also receives reports from management on the performance of acquisitions. The M&A Committee held six meetings during fiscal year 2013. The current members of the M&A Committee are Messrs. Sulpizio (Chair), Bromark, Fernandes, Lofgren and Zambonini.

Director Nominating Procedures

The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Principles, as well as the current needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held. To recommend a candidate for consideration by the Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•
the name of the candidate, the candidate’s résumé or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749.

Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Committee may consider that information in light of information regarding any other candidates that the Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. See “Advance Notice Procedures for Our 2014 Annual Meeting,” below, for more information.

In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Committee for these suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.

Communications with Directors

The Board of Directors is interested in receiving communications from stockholders and other interested parties, which would include, among others, customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749, or by email to directors@ca.com.

The Corporate Secretary will forward to the applicable directors each communication received as described above in the preceding paragraph other than: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable.

Related Person Transactions

The Board has adopted a Related Person Transactions Policy, which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Related Person Transactions Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Office of Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Office of Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Related Person Transactions Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;

•
whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•
whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.

The Corporate Governance Committee administers the Related Person Transactions Policy and may review, and recommend amendments to, the Related Person Transactions Policy from time to time.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2013, there were no compensation committee interlocks and no insider participation in Compensation and Human Resources Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS

Only our non-employee directors receive compensation for their services as directors. Fees are paid to non-employee directors under our 2012 Compensation Plan for Non-Employee Directors (the “2012 Plan”). The 2012 Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board of Directors or to an eligible director serving as the lead independent director or Chairman of the Board. Currently, all of our non-employee directors receive compensation pursuant to the 2012 Plan.

From time to time the Board evaluates and establishes the fees payable to non-employee directors.  The Board established the current fees in July 2010.  The customary process involved a review of non-employee director compensation by the Corporate Governance Committee and the Committee's recommendation of a proposal to the Board.  In conducting its review, the Committee engaged Towers Watson, compensation consultant to the Compensation and Human Resources Committee, to provide advice regarding design, competitive market data and trends, and other pertinent matters.

All director fees are paid in the form of deferred stock units, but each director may elect to receive a portion of his or her director fees in cash. The following table shows the annual fees for our non-employee directors and the maximum permissible cash election with respect to those fees.

Annual Fee Description	Fee	Maximum Cash Election
Non-Employee Director	$275,000	$100,000
Chairman of the Board	$100,000	50%
Audit Committee Chair	$25,000	50%
Compensation and Human Resources Committee Chair	$15,000	50%
Corporate Governance Committee Chair	$10,000	50%
Compliance and Risk Committee Chair	$10,000	50%

In settlement of the deferred stock units following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The deferred stock units are settled, at the election of the director, by delivery of shares of Common Stock either in a lump sum or in up to 10 annual installments beginning on the first business day of the calendar year after termination of service.

To further our commitment to support charities, directors are able to participate in our Matching Gifts Program. Under this program, we match contributions by directors up to an aggregate amount of $25,000 per fiscal year by a director to charities approved by us. Upon the mandatory retirement of a director in accordance with our director retirement policy, we also make a one-time donation of $10,000 to a charity specified by the retiring director.

We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable expenses incurred in connection with Company business.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2013.

Fiscal Year 2013 Director Compensation Table

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards (1)(2) ($)	Option Awards ($)	All Other Compensation (3)(4)(5) ($)	Total ($)
J. Alder	100,000	175,000	-	-	275,000
R.J. Bromark	112,500	187,500	-	-	300,000
G.J. Fernandes	-	290,000	-	25,000	315,000
M.P. Gregoire(6)	-	-	-	-	-
R. Kapoor	-	275,000	-	-	275,000
K. Koplovitz	100,000	175,000	-	25,000	300,000
C.B. Lofgren	105,000	180,000	-	17,500	302,500
W.E. McCracken(6)	-	-	-	-	-
R. Sulpizio	100,000	175,000	-	25,000	300,000
L.S. Unger	105,000	180,000	-	8,343	293,343
A.F. Weinbach	-	375,000	-	25,000	400,000
R. Zambonini	100,000	175,000	-	19,424	294,424

(1)
As noted above, all director fees are paid in deferred stock units, except that directors may elect in advance to have a specified portion of those fees paid in cash. The maximum cash election with respect to the $275,000 annual non-employee director fee is $100,000. The maximum cash election for the chairman and committee chair fees is 50% of those fees. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. In fiscal year 2013, Messrs. Fernandes, Kapoor and Weinbach elected to receive 100% of their director fees in deferred stock units and Messrs. Alder, Bromark, Lofgren, Sulpizio and Zambonini and Mss. Koplovitz and Unger elected to receive a portion of their director fees in cash.

(2)
As required by SEC rules, this column represents the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” for deferred stock units. The aggregate grant date fair value for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account.

As of March 31, 2013, the following deferred stock units had been credited to each director’s account:

Director	Aggregate Number of Deferred Stock Units
J. Alder	11,319
R.J. Bromark	36,627
G.J. Fernandes	87,345
M.P. Gregoire(6)	-
R. Kapoor	23,311
K. Koplovitz	27,535
C.B. Lofgren	55,547
W.E. McCracken(6)	47,707
R. Sulpizio	23,135
L.S. Unger	43,223
A.F. Weinbach	65,635
R. Zambonini	40,443

(3)
The amounts in this column include contributions we made under our Matching Gifts Program in fiscal year 2013. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. The contributions we paid or accrued under our Matching Gifts Program in fiscal year 2013 were as follows: Mr. Fernandes, $25,000; Ms. Koplovitz, $25,000; Mr. Lofgren, $17,500; Mr. Sulpizio, $25,000; Ms. Unger, $8,343; Mr. Weinbach, $25,000; and Mr. Zambonini, $19,424.

(4)
We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel and accommodation expenses incurred in connection with Company business, the values of which are not included in this table.

(5)
Directors receive dividend equivalents on deferred stock units held in their deferred compensation accounts. This amount is not included in the “All Other Compensation” column because it is not required to be expensed under FASB ASC Topic 718.

(6)
Mr. Gregoire was elected as Chief Executive Officer and as a member of the Board of Directors effective January 7, 2013. He succeeded William E. McCracken, who retired as Chief Executive Officer and as a member of the Board of Directors effective January 7, 2013. Each of Messrs. Gregoire and McCracken was compensated as an employee of the Company and neither received compensation in his capacity as a director in fiscal year 2013. Mr. McCracken’s deferred stock units were received by him as a non-employee director prior to his becoming an employee of the Company in fiscal year 2010. For a description of fiscal year 2013 compensation for Messrs. Gregoire and McCracken, please see “Compensation and Other Information Concerning Executive Officers,” below.

PROPOSAL 1 — ELECTION OF DIRECTORS

On the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons listed below for election as directors at the annual meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director.

Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the annual meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

Our policy is that all directors and nominees should attend our annual meetings of stockholders. All of our directors then in office attended the 2012 annual meeting of stockholders.

Majority Voting

Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive more votes “for” than votes “against” at an annual meeting of stockholders, generally the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the Proxy Statement for the annual meeting.

Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Corporate Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company's stockholders.

Biographical Information and Qualifications of Director Nominees

Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

JENS ALDER	Director since 2011	Age 55

Business Experience. Mr. Alder served as Chief Executive Officer of TDC A/S, Denmark’s largest telecommunications provider, from 2006 to 2008. Prior to that, Mr. Alder served as Chief Executive Officer of Swisscom Ltd., Switzerland’s largest telecommunications provider, from 1999 to 2006 after serving as its Executive Vice President of Network Services and Wholesale from 1998 to 1999.

Current Directorships. Mr. Alder has served as Chairman of the Board of Sanitas Krankenversicherung, a privately-held health insurance company based in Switzerland, since 2009, Chairman of the Board of RTX Telecom A/S, a publicly-held telecommunications component and handset producer based in Denmark, since 2010, Chairman of the Board of Industrielle Werke Basel, the state-owned public utility of Basel, Switzerland, since 2010, a director of Neue Zürcher Zeitung AG, a publicly-held Swiss newspaper, since 2010 and a director of BG Consulting Engineers, a privately-held civil engineering group with operations in Switzerland, France and Algeria, since 2011.
Previous Directorships. In addition, Mr. Alder served as a director of Sunrise Communications AG, a privately-held telecommunications company based in Switzerland, from 2008 to 2010, a director of TA Management A/S, a privately-held company supporting Danish banks restructuring distressed companies, from 2009 to 2010 and a director of Copenhagen International School, an international school in Denmark, from 2008 to 2010.
Qualifications. Mr. Alder’s qualifications include: international experience; extensive experience in the technology industry; leadership experience at large, complex companies; and governance experience as a member or chair of boards of numerous companies.

RAYMOND J. BROMARK	Director since 2007	Age 67

Business Experience. Mr. Bromark is a retired Partner of PricewaterhouseCoopers, LLP (“PwC”), an international accounting and consulting firm. He joined PwC in 1967 and became a Partner in 1980. He was Partner and Head of the Professional, Technical, Risk and Quality Group of PwC from 2000 to 2006, a Global Audit Partner from 1994 to 2000 and Deputy Vice Chairman, Auditing and Business Advisory Services from 1990 to 1994. In addition, he served as a consultant to PwC from 2006 to 2007.

Current Directorships. Mr. Bromark has been a director of YRC Worldwide, Inc., a transportation service provider, since July 2011 and a director of Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP, an operator, developer and acquirer of crude oil and refined products logistics assets, since March 2011. He chairs the audit/ethics committee of YRC Worldwide, Inc. and also chairs the audit committee of Tesoro Logistics GP, LLC.

Previous Directorships. Mr. Bromark was a director of World Color Press, Inc., a provider of printing services, and chaired its audit committee, from 2009 to 2010 when the company merged into another company.

Other Experience. Mr. Bromark is a member of the American Institute of Certified Public Accountants (the “AICPA”) and in previous years has participated as a member of the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He has also been a member of the Financial Accounting Standards Board Advisory Council, the Public Company Accounting Oversight Board’s Standing Advisory Group, the AICPA’s Special Committee on Financial Reporting, the AICPA’s SEC Practice Section Executive Committee and the AICPA’s Ethics Executive Committee.

Qualifications. Mr. Bromark’s qualifications include: extensive experience in accounting, auditing, financial reporting, and compliance and regulatory matters; deep understanding of financial controls and familiarity with large public company audit clients; extensive experience in leadership positions at PwC; and public company governance experience as a member or chair of boards and board committees of public companies.

GARY J. FERNANDES	Director since 2003	Age 69

Business Experience. Mr. Fernandes has been Chairman and President of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Mr. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (“EDS”), a global technology services company, in 1998, after serving as Senior Vice President of EDS from 1984 to 1996, and as Chairman of A.T. Kearney, a management consulting firm and a subsidiary of EDS, from 1995 to 1998. He served on the board of directors of EDS from 1981 to 1998. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-related companies, and was a partner from 1999 to 2000.

Current Directorships. Mr. Fernandes has served as a director of BancTec, Inc., a privately-held systems integration, manufacturing and services company, since 2003. Mr. Fernandes also serves as an advisory director of MHT Partners, an investment banking firm serving mid-market companies.

Previous Directorships. Mr. Fernandes was a director of Blockbuster Inc., a provider of home entertainment services, from 2004 to 2011, a director of webMethods, Inc., a business integration and optimization software company, from 2002 to 2005, a director of 7-Eleven, Inc., an operator, franchisor, and licensor of convenience stores worldwide, from 1991 to 2005 and, as stated above, a director of EDS from 1981 until 1998. In addition, he served as a director of E-Telecare Global Solutions, a provider of customer care outsourcing services, from 2007 to 2008, where he also served as Non-Executive Chairman of the Board.

Other Experience. Mr. Fernandes serves on the Board of Governors of Boys & Girls Clubs of America. He also serves as a trustee of the O’Hara Trust, a charitable trust that benefits the Boys & Girls Clubs of Dallas County, and the Hall-Voyer Foundation, a charity supporting educational and health programs in Honey Grove, Texas. In addition, Mr. Fernandes serves on the Board of Trustees of The Greenhill School, a private K-12 school located in Dallas, Texas, and the NPR Foundation, an organization responsible for the management of endowed funds for National Public Radio (“NPR”) and for continuing fundraising for NPR. Mr. Fernandes has chaired the audit, compensation and finance committees of a number of public companies.

Qualifications. Mr. Fernandes’s qualifications include: extensive leadership experience at a large, complex, global public company; extensive experience in the technology industry; global business experience through 15 years of responsibility for EDS’s international business; government and regulatory experience through oversight of EDS’s U.S. government business; financial and investment experience; entrepreneurial experience; and public company governance experience as a member or chair of boards and board committees of public companies.

MICHAEL P. GREGOIRE	Director since 2013	Age 47

Business Experience. Mr. Gregoire has been Chief Executive Officer of the Company since January 2013. He served as President and Chief Executive Officer of Taleo Corporation (“Taleo”), a provider of on-demand talent management software solutions, from March 2005 until Taleo’s acquisition by Oracle Corporation in April 2012. Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012. Mr. Gregoire served as Executive Vice President, Global Services and held various other senior management positions at PeopleSoft, Inc. (“PeopleSoft”), an enterprise software company, from May 2000 to January 2005. Mr. Gregoire served as Managing Director for global financial markets at EDS from 1996 to April 2000, and in various other roles from 1988 to 1996.

Current Directorships. Mr. Gregoire has been a director of ShoreTel, Inc., a provider of business communication solutions, since November 2008.

Previous Directorships. As stated above, Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012.

Qualifications. Mr. Gregoire’s qualifications include: extensive executive leadership experience with public companies in the software and services sectors, including as Chief Executive Officer of the Company; extensive experience in the technology industry; and public company governance experience as a member of boards and a member and chair of board committees of public companies.

ROHIT KAPOOR	Director since April 2011	Age 48

Business Experience. Mr. Kapoor has been Vice Chairman and Chief Executive Officer of ExlService Holdings, Inc. (“EXL Holdings”), a provider of outsourcing and transformation services, since April 2012 and has been a director of EXL Holdings since 2002. Mr. Kapoor co-founded ExlService.com, Inc. (“EXL Inc.”), a wholly-owned subsidiary of EXL Holdings, in April 1999. Mr. Kapoor served as EXL Holdings’ President and Chief Executive Officer from May 2008 to April 2012, its Chief Financial Officer from November 2002 to June 2005 and from August 2006 to March 2007, as its Chief Operating Officer from June 2007 to April 2008 and as President and Chief Financial Officer of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India.
Current Directorships. As stated above, Mr. Kapoor has been a director of EXL Holdings since 2002.
Qualifications. Mr. Kapoor’s qualifications include: extensive leadership experience at a public company; extensive accounting experience; international experience; entrepreneurial experience; governance experience as a member of the board of a public company; and a deep understanding of operational efficiencies.

KAY KOPLOVITZ	Director since 2008	Age 68

Business Experience. Ms. Koplovitz has been Chairman and Chief Executive Officer of Koplovitz & Co., LLC, a media and investment firm, since 1998. She is a founder of USA Network, an international cable television programming company, and served as its Chairman and Chief Executive Officer from 1977 to 1998. Ms. Koplovitz launched the Sci-fi Channel in 1992. In 2001, Ms. Koplovitz co-founded Boldcap Ventures, a venture capital fund focused on investing in early to mid-stage companies, primarily in the healthcare and technology sectors, of which she is a governing board member. From 2000 to 2001, Ms. Koplovitz served as Chief Executive Officer of Working Women Network, a multi-platform media company.

Current Directorships. Ms. Koplovitz has been a director of Fifth & Pacific Companies, Inc., formerly Liz Claiborne, Inc., a designer and marketer of fashion apparel and accessories, since 1992, and Chairman of the Board since 2007. Ms. Koplovitz serves as Chairman at Joy Berry Enterprises, Inc., a privately held publisher of children’s books, and serves on the boards of Ion Media Networks, Inc., a privately owned television and media company, The Paley Center for Media (formerly the Museum of Television and Radio), Springboard Enterprises, a non-profit organization that supports emerging growth ventures led by women, and the International Tennis Hall of Fame.

Previous Directorships. Ms. Koplovitz served as a director and member of the governance committee of Oracle Corporation, a database software and middleware company, from 1998 to 2001, was a director of Instinet Group, Inc., an electronic brokerage services provider, from 2001 to 2007 and, as stated above, served as Chairman of USA Network from 1977 to 1998.

Other Experience. Ms. Koplovitz is a member of the Board of Visitors, College of Letters and Science at the University of Wisconsin-Madison.

Qualifications. Ms. Koplovitz’s qualifications include: extensive executive leadership experience at a large, complex company; entrepreneurial experience; extensive marketing and sales experience; technology experience; venture capital investment experience; and public company governance experience as a member or chair of boards and board committees of public companies.

CHRISTOPHER B. LOFGREN	Director since 2005	Age 54

Business Experience. Mr. Lofgren has been President, Chief Executive Officer and a director of Schneider National, Inc. (“Schneider National”), a provider of transportation and logistics services, since 2002. He served as Chief Operating Officer of Schneider National from 2001 to 2002, Chief Executive Officer of Schneider Logistics, a subsidiary of Schneider National, from 2000 to 2001, Chief Information Officer of Schneider National from 1996 to 2002, and Vice President, Engineering and Systems Development of Schneider National from 1994 to 1996. Prior to joining Schneider National, Mr. Lofgren held several positions at Symantec Corp., a security, storage and systems management solutions company, including Interim General Manager, Director of Engineering and Senior Engineer Manager. Prior to Symantec, Mr. Lofgren was a Senior Staff Engineer with Motorola, Inc., a telecommunications company.

Current Directorships. As stated above, Mr. Lofgren serves as a director of Schneider National. In addition, Mr. Lofgren currently serves on the board of directors of the U.S. Chamber of Commerce, the American Trucking Associations, and the American Transportation Research Institute, a research trust affiliated with the American Trucking Associations.

Other Experience. Mr. Lofgren serves on the Advisory Board of the College of Engineering at the Georgia Institute of Technology and the Georgia Tech Advisory Board. He was inducted into the National Academy of Engineering in 2009.

Qualifications. Mr. Lofgren’s qualifications include: extensive executive leadership experience at a large, complex company; extensive technology experience; understanding of regulatory compliance through Schneider National’s highly regulated industry; and international business management experience.

RICHARD SULPIZIO	Director since 2009	Age 63

Business Experience. Mr. Sulpizio has been Senior Advisor of Qualcomm Enterprise Services, a division of Qualcomm Incorporated (“Qualcomm”) responsible for mobile communications and services to the transportation industry, since February 2013. Mr. Sulpizio served as President and Chief Executive Officer of Qualcomm Enterprise Services from December 2009 to February 2013. Mr. Sulpizio served as President and Chief Operating Officer of Qualcomm, a developer of wireless technologies, products and services, from 1998 to 2001 and served in various other executive positions between 1991 and 1998. He served as a director of Qualcomm from 2000 to 2007. Mr. Sulpizio served as President and Chief Executive Officer of MediaFLO, USA, Inc., a Qualcomm subsidiary involved in bringing multimedia services to the wireless industry, from 2005 to 2006. Mr. Sulpizio served as President of Qualcomm

Europe in 2004 and President of Qualcomm China from 2002 to 2003. Before joining Qualcomm, Mr. Sulpizio worked for eight years at Unisys Corporation, a worldwide information technology company, and 10 years at Fluor Corporation, an engineering and construction company.

Current Directorships. Mr. Sulpizio has served as a director of ResMed, Inc., a global developer, manufacturer and marketer of medical products, since 2005, where he has served on its governance committee and compensation committee.

Previous Directorships. As stated above, Mr. Sulpizio served as a director of Qualcomm from 2000 to 2007.

Other Experience. Mr. Sulpizio serves on the advisory board of the University of California San Diego's Sulpizio Family Cardiovascular Center and the board of directors of the Danny Thompson Memorial Leukemia Foundation.

Qualifications. Mr. Sulpizio’s qualifications include: extensive executive leadership experience at a large, complex, global public company; extensive technology experience; international management experience; and public company governance experience as a member or chair of boards and board committees of public companies.

LAURA S. UNGER	Director since 2004	Age 52

Business Experience. Since January 2010, Ms. Unger has been a special advisor to Promontory Financial Group, a global consulting firm for financial services companies. She served as the Independent Consultant to JPMorgan Chase & Co., a global securities, investment banking and retail banking firm for the global analyst conflict settlement from 2003 to 2010. From 2002 to 2003, Ms. Unger was employed by CNBC, a satellite and cable television business news channel, as a Regulatory Expert. Ms. Unger was a Commissioner of the SEC from 1997 to 2002, and served as Acting Chairperson of the SEC from February to August 2001. Ms. Unger served as Counsel to the U.S. Senate Committee on Banking, Housing and Urban Affairs from 1990 to 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC.

Current Directorships. Ms. Unger has served as a director and member of the nominating and governance committee of CIT Group, Inc., a provider of financing to small businesses and middle market companies, since 2010. She also serves as a director of Children’s National Medical Center Foundation.

Previous Directorships. Ms. Unger was a director and member of the governance, compensation and audit committees of Ambac Financial Group, Inc., a holding company whose affiliates provide financial guarantees and financial services, from 2002 to 2013, a director and member of the nominating and governance committee and audit committee of the IQ Funds Complex, a group of closed-end mutual funds, from 2008 to 2010, a director and a member of the audit committee of Borland Software Corporation, a provider of software lifecycle management solutions, from 2002 to 2004 and a director and member of the audit committee of MNBA Corporation, a bank holding company, from 2004 to 2006.

Qualifications. Ms. Unger’s qualifications include: government and public policy experience; legal and regulatory experience; extensive leadership experience at government agencies; and public company governance experience as a member or chair of boards and board committees of public companies.

ARTHUR F. WEINBACH	Director since 2008	Age 70

Business Experience. Mr. Weinbach has been Chairman of the Board of the Company since May 2010. From 2007 to June 2010, Mr. Weinbach was Executive Chairman and from July 2010 to November 2011 non-executive Chairman of Broadridge Financial Solutions, Inc., a provider of products and services for securities processing, clearing and outsourcing which was spun off from Automatic Data Processing, Inc. (“ADP”), a provider of business outsourcing solutions. Prior to the spin-off, Mr. Weinbach was associated with ADP from 1980 to 2007, serving as executive Chairman and Chief Executive Officer from 1996 to 2006 and as non-executive Chairman until November 2007. Prior to joining ADP, Mr. Weinbach held various positions at Touche Ross & Co., an accounting firm and a predecessor of Deloitte Touche Tohmatsu, and was a partner from 1975 to 1979.

Current Directorships. Mr. Weinbach has been a director of The Phoenix Companies, Inc., a provider of life insurance and annuity products, since 2008, chairman of its audit committee since 2009 and a member of its compensation committee since 2008.

Previous Directorships. In addition to having served as a director of Broadridge and ADP, including as Chairman of both, Mr. Weinbach served as a director of First Data Corporation, a provider of electronic commerce and payment solutions for merchants, financial institutions and card issuers, from 2000 to 2006, and as a member of its audit committee for much of that period. He was also a director of Schering-Plough Corporation, a pharmaceutical manufacturer, from 1999 to 2009, at which he chaired its audit and finance committees during various times.

Other Experience. Mr. Weinbach is currently a Trustee of New Jersey SEEDS, a non-profit organization providing academic enrichment and leadership programs for high-achieving, low-income youth.

Qualifications. Mr. Weinbach’s qualifications include: extensive financial, accounting and auditing experience; international experience; technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.

RENATO (RON) ZAMBONINI	Director since 2005	Age 66

Business Experience. Mr. Zambonini was Chairman of the Board of Cognos Incorporated (“Cognos”), a developer of business intelligence software, from 2004 until 2008, and a director from 1994 until 2008. Mr. Zambonini was Chief Executive Officer of Cognos from 1995 to 2004, President from 1993 to 2002, and Senior Vice President, Research and Development from 1990 to 1993. Prior to joining Cognos, Mr. Zambonini served as Vice President, Research and Development of Cullinet Software, Inc., a software developer, from 1987 to 1989.

Current Directorships. Mr. Zambonini has served as a director of Parametric Technology Corporation, a company that develops, markets and supports product development software solutions and related services, since May 2011.

Previous Directorships. In addition to having served as a director of Cognos, including as Chairman, Mr. Zambonini served as a director of Reynolds & Reynolds, a software company servicing automotive dealerships, from 2003 to 2006, and a director of Emergis, Inc., an electronic commerce business, from 2004 to 2008. Mr. Zambonini served on the audit committee of Reynolds & Reynolds and the compensation committee of Emergis, Inc.

Qualifications. Mr. Zambonini’s qualifications include: extensive executive leadership experience at a large, complex, public company; extensive technology experience; and public company governance experience as a member or chair of boards and board committees of public companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.  KPMG LLP has been the Company’s independent registered public accounting firm since the fiscal year ended March 31, 2000.  The Audit Committee believes that the continued retention of KPMG LLP is in the best interests of the Company and our stockholders.  As provided in the Audit Committee’s Charter, (1) the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements; and (2) the Audit Committee is directly involved in the selection of its independent registered public accounting firm’s lead engagement partner.  Our Audit Committee Charter also provides that periodically the Audit Committee “will consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.”

Although our By-laws do not require the submission of the selection of our independent registered public accounting firm to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of our stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2).

Audit and Other Fees Paid to KPMG LLP

The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2013 and March 31, 2012 are reflected in the following table:

Fee Category	Fiscal Year 2013 Fees	Fiscal Year 2012 Fees
Audit Fees	$10,376,000	$11,581,000
Audit-Related Fees	422,000	1,024,000
Tax Fees	564,000	1,230,000
All Other Fees	-	-
Total Fees	$11,362,000	$13,835,000

Audit Fees

Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2013 and 2012 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting at March 31, 2013 and 2012; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2013 and 2012; as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, review of consent letters, SEC filings and comment letters, and discussions surrounding the proper application of financial accounting and reporting standards.

Audit-Related Fees

Audit-related fees are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for fiscal year 2013 and fiscal year 2012 primarily include services in connection with: business combinations; benefit plan audits; eXtensible Business Reporting Language reporting; software license compliance; the Company's greenhouse gas emissions reporting and information systems compliance with the Federal Information Security Management Act; and engagements under Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization (formerly Statement on Auditing Standards (“SAS”) No. 70).

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including: assisting with tax planning; supporting other tax-related regulatory requirements; and assisting with tax compliance and reporting matters. The tax fees for fiscal years 2013 and 2012 primarily include services in connection with international and U.S. tax compliance matters.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Audit Committee has also delegated to its Chairman the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accounting firm (provided that tax services may be pre-approved only up to $100,000), if such approval is necessary or desirable in between meetings, provided that the Chairman must inform the Audit Committee no later than its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2013 with management.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond J. Bromark, Chair
Jens Alder
Rohit Kapoor
Ron Zambonini

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee (the “Compensation Committee”) has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Gary J. Fernandes, Chair
Kay Koplovitz
Richard Sulpizio

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement contains the Company’s discussion and analysis of the fiscal year 2013 compensation of the executive officers of the Company who are required by SEC rules to be named in our Summary Compensation Table that appears later in this Proxy Statement. We refer to these executives as our “Named Executive Officers.”

For fiscal year 2013, our Named Executive Officers were:

•	Michael P. Gregoire, who became our Chief Executive Officer on January 7, 2013;

•	Richard J. Beckert, Executive Vice President and Chief Financial Officer;

•	George J. Fischer, Executive Vice President and Group Executive, Worldwide Sales and Services;

•	Peter JL Griffiths, Executive Vice President and Group Executive, Enterprise Solutions and Technology Group;

•	Adam Elster, Executive Vice President and Group Executive, Mainframe and Customer Success Group; and

•	William E. McCracken, former Chief Executive Officer, who ceased to serve as Chief Executive Officer on January 7, 2013 and ceased to be an employee on March 31, 2013.

This Compensation Discussion and Analysis is organized in six key sections:

•	Executive Summary

◦	Fiscal Year 2013 Business Performance Highlights

◦	Fiscal Year 2013 Compensation Highlights

◦	Compensation-Related Corporate Governance and Best Practices

◦	New Chief Executive Officer in Fiscal Year 2013

•	Compensation Philosophy

•	Fiscal Year 2013 Total Realized Compensation

•	How Compensation is Set and Determined

•	Elements of Compensation

•	Other Important Compensation Matters

Executive Summary

Fiscal Year 2013 Business Performance Highlights

During fiscal year 2013, we hired a new Chief Executive Officer, Michael Gregoire, a 25-year veteran of the software and IT services industries who joined us on January 7, 2013. We expect our employees, customers and partners to benefit from Mr. Gregoire’s leadership and years of experience in the software industry, as well as his customer focus.

During the fiscal year, we also:

•	acquired Nolio Ltd, a recognized leader in continuous application delivery with a strong and growing international base of large enterprise and service provider customers;

•
were named as a component of the Dow Jones Sustainability Indexes’ World Index and North America Index for the second consecutive year, in addition to placing fifth out of 500 in Newsweek's 2012 Green Rankings of U.S. companies; and

•
established a new CA Global Partner Program that provides an expanded set of benefits to support partners’ evolving business models and includes next-generation mainframe modernization solutions to help customers reduce costs and increase efficiency.

From a financial perspective, we reported for fiscal year 2013:1

•
a 2% decline in revenue from fiscal year 2012 in constant currency and 4% as reported to $4.6 billion, primarily due to an unfavorable foreign exchange effect of $95 million and a decrease in subscription and maintenance revenue;

•	GAAP[2] diluted earnings per share from continuing operations grew 13% from fiscal year 2012 in constant currency and 9% as reported to $2.07;

•	cash flow from continuing operations declined 6% from fiscal year 2012 in constant currency and as reported to $1.4 billion; and

•	GAAP operating margin of 29%, flat from fiscal year 2012, and non-GAAP operating margin of 36%, up two percentage points from fiscal year 2012.[3]

In addition to performance being negatively affected by a difficult macroeconomic environment, during the first quarter of fiscal 2013, bookings performance was unexpectedly disrupted by our early efforts to align our sales force to execute our customer segmented go-to-market initiative. Although our customer segmentation initiative is taking longer than anticipated to produce expected results, we continue to believe that this initiative will benefit our performance in the long-term.

Given the performance-based nature of our incentive compensation programs, actual compensation paid to or realized by the Named Executive Officers for fiscal year 2013 was significantly below target level for the fiscal year based on our financial performance. This pay-for-performance alignment is reflected in the decisions and outcomes relating to fiscal year 2013 compensation which are described below in this Compensation Discussion and Analysis.

1 Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2013 financial results.
2 GAAP refers to the generally accepted accounting principles in the United States of America.
3 A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is included in "Supplemental Financial Information," below.

Fiscal Year 2013 Compensation Highlights

The following compensation highlights for fiscal year 2013 demonstrate the Company’s commitment to pay-for-performance and to best practices relating to compensation governance:

•
A substantial majority – 82% of target on average – of Named Executive Officer total direct compensation is performance-based or “at-risk.”  For the former Chief Executive Officer, approximately 87% of his fiscal year 2013 target total direct compensation is “at-risk” or performance-based, as set forth in the chart below. The Company’s performance-based incentive compensation program consists of the following three components, all of which are linked to operational objectives, financial results and/or stock price performance:

◦	Annual performance cash incentive, which is earned only to the extent the Company achieves specified revenue growth and operating margin goals for fiscal year 2013;

◦
Stock options, which are subject to market risk, as their value fluctuates with the price of the underlying Common Stock and they can lose all value if our stock price falls and remains below the closing price of the Common Stock on the grant date; and

◦
Long-term performance shares, which deliver value only if the Company achieves specified revenue growth, operating margin and adjusted cash flow from operations goals over a three-year performance period.

*Mr. Gregoire was not eligible for fiscal year 2013 incentive compensation and, therefore, is not included in this chart.

•
Continued emphasis on long-term incentives closely aligned with Common Stock performance and stockholder interests. A substantial majority of fiscal year 2013 target total direct compensation is payable in Common Stock (67% for the former Chief Executive Officer and approximately 64% on weighted average for the Named Executive Officers) and is weighted towards a focus on long-term performance.

*Mr. Gregoire was not eligible to participate in the fiscal year 2013 incentive compensation program and, therefore, is not included in this chart.

The Compensation Committee believes that linking compensation to Company financial results and delivering it primarily in the form of long-term equity incentive awards that are subject to market risk motivates executives to achieve financial and strategic goals.

◦
Stock options, granted at the beginning of the fiscal year and subject to annual vesting over three years, represented 34% of the fiscal year 2013 long-term incentive target value.   These awards are subject to market risk, as their value fluctuates with the price of the underlying Common Stock.

◦
“At-risk” performance shares, which deliver value only if the Company achieves specific financial performance goals at the end of a three-year performance period, represented 66% of the fiscal year 2013 long-term incentive target value.

◦
100% of the long-term performance-based awards (the stock options and the performance shares) is paid in Common Stock, further aligning the interests of the Named Executive Officers with the interests of our stockholders.

◦
The Company also promotes our stockholders’ interests by maintaining minimum stock ownership requirements applicable to the Named Executive Officers, ranging from two-to-five times base salary, depending on the position.

•
Incentive compensation payouts for fiscal year 2013 reflect pay-for-performance philosophy. The Company’s financial performance fell short of expectations for fiscal year 2013, as summarized above. Given the performance-based nature of our executive incentive compensation programs, actual compensation paid to and realized by the Named Executive Officers was significantly below target levels for fiscal year 2013. This pay-for-performance alignment is reflected in the decisions and outcomes relating to fiscal year 2013 compensation, including:

◦	the annual performance cash incentive paid out below target for fiscal year 2013, with each of the Named Executive Officers participating in this program receiving payouts equal to 68% of target;

◦
the fiscal year 2011-2013 three-year performance share awards were not paid out because the minimum performance levels required for any payout, as established at the beginning of the performance period, were not achieved; and

◦
the majority of stock options granted under the fiscal year 2013 long-term incentive program (which were still unvested as of the last day of the fiscal year) were “out of the money” as of March 31, 2013 - i.e., the applicable exercise price of the options exceeded the closing price of the Common Stock.

•
Strong say-on-pay results for fiscal years 2011 and 2012. Our stockholders have shown strong support for our compensation programs. At the Company’s 2012 and 2011 Annual Meetings of Stockholders, our stockholders approved the compensation of fiscal year 2012 and 2011 named executive officers by an advisory vote of over 97% and 87%, respectively.

Compensation-Related Corporate Governance and Best Practices

•	Independent Compensation Committee. All compensation of the Named Executive Officers is determined by the Compensation Committee, which is composed entirely of independent directors.

•
Independent compensation consultant. In fiscal year 2013, the Compensation Committee engaged an executive compensation consultant that the Compensation Committee determined to be independent of Company management.

•
Compensation clawback policy. The Company has a “clawback” policy that applies in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. The policy permits the Compensation Committee to seek to reclaim certain compensation from executives under those circumstances. To further protect Company and stockholder interests, the Company also incorporated additional clawback provisions in certain equity grant agreements for awards made in fiscal year 2013, including for those awards made to the Named Executive Officers under the fiscal year 2013 long-term incentive program. These additional provisions allow the Company to seek to reclaim any shares or gain realized by an employee who breaches certain non-competition and other restrictive covenant provisions.

•
Annual say-on-pay vote. Consistent with the result of the stockholders’ advisory vote on the frequency of the say-on-pay vote at the Company’s 2011 Annual Meeting, the Company has determined to hold an advisory say-on-pay vote to approve named executive officer compensation on an annual basis.

•
Compensation-related risk review. The Compensation Committee and the chief risk officer concurred that the Company’s fiscal year 2013 executive incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company because, among other things: (1) the majority of the compensation is tied to the Company’s long-term goals and is subject to future vesting; (2) the Company maintains its compensation clawback policy; and (3) the Compensation Committee has discretion to reduce a Named Executive Officer’s incentive compensation payouts for any reason, including to avoid rewarding an executive for excessive or inappropriate risk-taking.

•
Stock Ownership Requirements. The Company maintains stock ownership requirements to promote substantial equity ownership by executive officers and thereby further align their interests with the interests of our stockholders. Under these requirements, each executive is required to own Common Stock equal to a multiple of the executive’s base salary, reflecting each executive’s role and level of responsibility at the Company. The multiple ranges from two-to-five times base salary for the Named Executive Officers.

New Chief Executive Officer in Fiscal Year 2013

On January 7, 2013, Mr. Gregoire became Chief Executive Officer of the Company and the Company entered into an employment agreement with him. Since Mr. Gregoire’s employment was commencing in the fourth quarter of fiscal year 2013, the Compensation Committee determined that he would not participate in the fiscal year 2013 executive incentive compensation program. Under the terms of the employment agreement, the Compensation Committee awarded Mr. Gregoire sign-on equity grants of $3,000,000 in stock options and $2,000,000 in restricted stock units. Each award will vest in approximately equal installments on the first three anniversaries of his employment date. Mr. Gregoire also received a sign-on bonus of $500,000 in lieu of an annual performance cash incentive for fiscal year 2013 and to help offset Mr. Gregoire’s expenses associated with his relocation to the New York area and his negotiation of the employment agreement. Mr. Gregoire will participate in our executive incentive compensation programs beginning in fiscal year 2014. Mr. McCracken ceased to serve as Chief Executive Officer on January 7, 2013 and retired from the Company effective March 31, 2013.

Compensation Philosophy

The Company’s compensation philosophy, set by the Compensation Committee, is pay-for-performance which is designed to align executives’ compensation with performance against the Company’s short-term and long-term performance objectives. The philosophy and design is also intended to provide compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success, as briefly summarized in the illustration below.

The Company’s incentive compensation program design also discourages executives from engaging in excessive risk-taking or behaviors that are not consistent with the Company’s high ethical standards. The Compensation Committee reserves discretion to reduce an incentive payout to any Named Executive Officer for any reason, and failure by a Named Executive Officer to complete business ethics training on an annual basis results in an automatic 10% reduction in the total target amount of incentive pay for that Named Executive Officer.

Based on the Company’s financial performance as summarized above, our Named Executive Officers’ compensation for fiscal year 2013 was below target levels, reinforcing our pay-for-performance alignment.

Fiscal Year 2013 Total Realized Compensation

The following table shows the actual amounts, in cash and equity, that the Company considers to have been earned or received by the Named Executive Officers with respect to fiscal year 2013. The table identifies compensation that is not subject to forfeiture (i.e., vested or “actual-realized”) and compensation that remains subject to forfeiture (i.e., “actual-unrealized”).

This table is also intended to provide information that supplements the information in the Summary Compensation Table provided below. The Summary Compensation Table, as required by the SEC rules, provides the grant date fair value of all stock options and performance shares granted during the fiscal year. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relate to equity awards that have not fully vested (including performance shares for which the performance period has not been completed) and for which the value is uncertain (and which may have no value at all). For example, the stock awards reflected in the Summary Compensation Table represent fiscal year 2013-2015 three-year performance shares that were granted in fiscal year 2013 but will not be issued until the conclusion of the three-year performance period on March 31, 2015, subject to attainment of the applicable performance goals.

The table demonstrates that, consistent with the Company’s pay-for-performance philosophy:

•
A substantial majority of the Named Executive Officers’ total direct compensation is performance-based and, therefore, compensation realized for fiscal year 2013 was significantly affected by the Company’s below-target financial performance.

•
A significant portion of the total compensation amounts reported in the Summary Compensation Table relate to compensation that is not realized by the Named Executive Officers in fiscal year 2013, primarily because the values shown in the Summary Compensation Table include performance shares that may or may not have any value after the end of the three-year performance period. That value will ultimately depend on the performance of the Company and the achievement of the applicable performance goals for that period. As highlighted by the fact that there was not any payout for the fiscal years 2011-2013 performance shares, the value of these awards remains uncertain, and Named Executive Officers will not realize value for these awards until after the applicable performance periods. The structure of these awards, however, strengthen the alignment of our Named Executive Officers’ compensation with stockholder value because the ability to realize the value remains at-risk for a longer period, which is intended to focus on long-term performance and to aid in retention.

•
A substantial portion of the Named Executive Officers’ performance-based compensation is paid in Company Common Stock or stock options. The stock options are subject to annual vesting over three years, which aids in retention of the Named Executive Officers.   Further, all these awards remain subject to market risk, as their value fluctuates with the price of the underlying Common Stock.

(1)	Fiscal 2013 Base Salary ($)	Bonus ($)	Fiscal 2013 Annual Perfor-mance Cash Incentive ($)	Restricted Stock		Stock Options(2)		Fiscal 2011-2013 Three-Year Performance Shares(3)(4)(5)		Fiscal 2013 Total Realized Compen-sation(1) ($)	Fiscal 2013 Total Unrealized Compen-sation(1) ($)	Fiscal 2013 Summary Compen-sation Table Total(6) ($)
				Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
M.P. Gregoire(7)												5,461,896
Target	1,000,000			87,642	2,375,975	685,546	2,478,053
Actual-realized	234,849	500,000								734,849
Actual-unrealized				87,642	2,375,975	685,546	2,478,053				4,854,028
R.J. Beckert(8)												2,724,470
Target	550,000		550,000			137,926	301,963
Actual-realized	537,500		374,000							911,500
Actual-unrealized						137,926	301,963				301,963
G.J. Fischer												3,247,971
Target	700,000		700,000			157,629	345,099	40,698
Actual-realized	700,000		476,000							1,176,000
Actual-unrealized						157,629	345,099				345,099
P. JL Griffiths(9)												3,227,861
Target	688,030		688,030			157,629	345,099
Actual-realized	688,030		467,860							1,155,890
Actual-unrealized						157,629	345,099				345,099
A. Elster(8)												2,806,134
Target	650,000		650,000			131,358	287,584
Actual-realized	637,500		442,000							1,079,500
Actual-unrealized						131,358	287,584				287,584
W.E. McCracken												6,336,631
Target	1,000,000		1,500,000			328,398	718,966	84,789
Actual-realized	1,000,000		1,020,000							2,020,000
Actual-unrealized						328,398	718,966				718,966

(1)
“Actual-realized” compensation is compensation that was paid in cash and compensation in shares that became vested (i.e., no longer subject to forfeiture under the terms of the award) during fiscal year 2013 and “actual-unrealized” compensation remained unvested (i.e., subject to forfeiture under the terms of the award) at the end of fiscal 2013.

(2)
Stock option awards granted during fiscal year 2013 under the LTIP vest in approximately equal installments on May 22, 2013, May 22, 2014 and May 22, 2015. For purposes of providing an illustrative value of the stock options, this table shows the difference between the closing price of the Common Stock on the pertinent grant dates and the closing price of the Common Stock on May 8, 2013 ($27.11), the date the Compensation Committee approved the payout for all long-term incentive awards for fiscal year 2013 (i.e., the stock option spread as of May 8, 2013). Details about these grants are provided under the Fiscal Year 2013 Grants of Plan-Based Awards table, below. This illustrative value could differ from the actual value of the stock options on the dates on which the stock options actually vest. See also Note (7) to this table regarding Mr. Gregoire's stock options.

(3)
The fiscal year 2011-2013 three-year performance-based awards due to pay out at the end of fiscal year 2013 lapsed without any payout because the minimum performance levels required for any payout under the performance goals for revenue growth, operating income and adjusted cash flow established at the beginning of the performance period were not achieved.

(4)
This table does not show the fiscal year 2013-2015 three-year performance shares that were awarded in fiscal year 2013, because the underlying Common Stock will not be issued until the conclusion of the three-year performance period on March 31, 2015, subject to attainment of the applicable performance goals.

(5)
Messrs. Gregoire and Griffiths were not eligible for an award of fiscal year 2011-2013 three-year performance shares because they joined the Company after the commencement of the fiscal year 2011-2013 performance period. Messrs. Beckert and Elster were also not eligible for this award because they were not executive officers at the commencement of the performance period.

(6)
“Fiscal 2013 Summary Compensation Table Total” is the number in the “Total” column of the Fiscal Year 2013 Summary Compensation Table, less the amount in the “All Other Compensation” column of that table, as required to be reported by the SEC rules.

(7)
Mr. Gregoire did not receive fiscal year 2013 incentive compensation awards; however, the table shows base salary paid since the commencement of his employment on January 7, 2013 as his Actual-realized compensation. The table also shows his sign-on cash bonus (in the Bonus column of this table) and sign-on stock option and restricted stock unit grants, as described below in the Fiscal Year 2013 Grants of Plan-Based Awards table. The sign-on equity awards vest in approximately equal installments on each of the first three anniversaries of his employment date. The value of Mr. Gregoire's restricted stock was calculated based on the closing price of the Common Stock on May 8, 2013 ($27.11).

(8)
Messrs. Beckert and Elster had an increase in their base salaries, effective July 2012. The Target amount in the table reflects their new base salaries as of July 2012 and the Actual-realized amount reflects the salaries each actually received during fiscal year 2013.

(9)
Mr. Griffiths' base salary and annual performance cash incentive are paid in Canadian dollars and those amounts shown in this table have been converted into U.S. dollars, using the March 28, 2013 Bloomberg 5PM NY composite rate of Can$1 to US$0.9829.

How Compensation is Set and Determined

Consistent with the Company’s pay-for-performance compensation philosophy, the Compensation Committee has adopted fundamental compensation principles in determining compensation for our Named Executive Officers. The Compensation Committee determines the appropriate strategy to incorporate these principles in our Named Executive Officers’ compensation program, and seeks to achieve the outcomes described below.

Principle	Strategy	Outcome
Support a performance-based culture	Annually assess and appropriately reward executive performance against short-term and long-term financial, operating and strategic goals.
•Attract and retain talented senior executives whose judgment is vital to the continued success of the Company;

•Deliver stockholder return;

•Engage and incent executives to achieve short-term and long-term goals; and

•Ensure business is conducted in an ethical manner and that incentive compensation is designed in a way to discourage executives from engaging in excessive or inappropriate risk-taking

Adopt a total rewards holistic view	Promote the various components of an employment experience including compensation, benefits, perquisites and career development.
Include substantial portion of “at-risk” compensation	Establish alignment of a substantial portion of our executives’ compensation to the Company’s financial, strategic, operational and stock price performance.
Ensure appropriate compensation component mix	Balance the base salary, annual performance cash incentive, and long-term incentive compensation components of an executive’s overall compensation package to the competitive market.
Align to Company strategy
Annually review, assess, and implement change needed to ensure that the executive compensation program aligns with the Company’s short-term and long-term strategy (including with respect to appropriate compensation mix and performance measures).

Align with stockholders’ interests
Establish programs and policies that are transparent and meet governance and fiduciary commitments to our stockholders. Design programs that seek to deliver stockholder return. Deliver a substantial portion of compensation in stock. Maintain executive stock ownership requirements.

Mitigate excessive risk taking
Compensation Committee has discretion to reduce any annual performance cash incentive or performance share award for any reason, including the quality and long-term strategic alignment of the results underlying the achievement of performance goals. Mandatory reduction of target performance incentive for failure to complete annual ethics training. “Clawback” of compensation in the case of substantial Company financial restatements as a direct result of intentional misconduct or fraud. Clawback provisions have also been incorporated in equity grant agreements that could be triggered in the event the employee breaches certain restrictive covenants. Annual risk assessment of compensation programs with chief risk officer.

The process for determining compensation targets for our Named Executive Officers involves a three-tier review that includes:

•
recommendations from the Chief Executive Officer and the Chief Human Resources Officer regarding each Named Executive Officer other than the Chief Executive Officer based on available competitive market data and their assessment of each executive’s individual contribution, experience and potential;

•	input, analysis and advice from the Company’s independent compensation consultant, Towers Watson; and

•	approval by the independent Compensation Committee.

The Role of the Compensation Committee

The responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter, which is available on our website at www.ca.com/invest. The Compensation Committee:

•	develops an executive compensation philosophy and objectives and establishes principles to guide the design and select the components of executive compensation;

•
approves the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers; and

•	recommends to the Board approval of all executive compensation plans and programs.

The Compensation Committee may delegate its authority to one or more members or subcommittees, when deemed appropriate. The Compensation Committee consists entirely of directors who are “independent” as described in applicable NASDAQ rules and the Company’s Corporate Governance Principles.

The Compensation Committee, together with independent members of the Board of Directors, oversees the performance and reviews the compensation of the Chief Executive Officer as well as executive management development and succession planning.

The Compensation Committee meets regularly in executive session, without management present, and reports to the full Board at each regular Board meeting.

In evaluating compensation data and exercising its judgment in making decisions regarding executive incentive compensation matters for any fiscal year, the Compensation Committee considers, among other factors:

•	the Company’s financial performance and financial, strategic and operational goals;

•	each executive’s individual contribution, experience and potential;

•	feedback from the independent members of the Board of Directors with regard to the Chief Executive Officer’s performance and compensation;

•	competitive market data (as described below under “Use of Compensation Benchmarking Data”);

•	recommendations from its independent compensation consultant;

•	recommendations from the Chief Executive Officer and Chief Human Resources Officer; and

•	the principles and strategies summarized above, as well as other factors summarized below under “Other Important Compensation Matters.”
The Compensation Committee also considers the results of the advisory vote on the compensation of our Named Executive Officers (“say-on-pay”). The Company received high levels of support for the fiscal years 2011 and 2012 say-on-pay proposals at the Company’s 2011 and 2012 Annual Meeting of Stockholders. The Compensation Committee considers the results of the annual say-on-pay advisory vote as it makes decisions about executive compensation. The Company will provide a say-on-pay advisory vote to stockholders on an annual basis.

The Compensation Committee considers the abovementioned factors in establishing target total direct compensation opportunities for our Named Executive Officers, which is generally targeted to be within the 50th to 75th percentiles of compensation of executives in the selected compensation benchmarking group (as described below under “Use of Compensation Benchmarking Data”). Actual compensation, however, varies above or below this level based on the degree to which specific performance goals are attained under the incentive compensation plans and changes in stock value over time.

The Role of the Compensation Consultant

During fiscal year 2013, the Compensation Committee engaged Towers Watson as its independent executive compensation consultant. Towers Watson provided the Compensation Committee with the following services:

•	advised with respect to the design, form, components and amounts of compensation for executive officers;

•	advised and provided analysis on the appropriate composition and mix of the Company’s compensation benchmarking group;

•	reviewed the Company’s current compensation programs and opined on whether those programs were competitive and well-balanced;

•	reviewed and advised with respect to market trends, governance issues and developments and their potential effect on executive compensation programs; and

•	consulted with the Compensation Committee on appropriate performance metrics for the annual performance cash incentive and long-term incentive awards.

The terms for Towers Watson’s engagement are set forth in a formal agreement containing a description of the scope of Towers Watson’s services. The Compensation Committee engaged Towers Watson based on its experience, expertise and familiarity with the Company and the technology industry. A representative of Towers Watson usually attends sessions of the Compensation Committee that deal with executive compensation matters. In addition, management also works with Towers Watson at the direction of the Compensation Committee to prepare materials with respect to market data and best practices for the Compensation Committee’s consideration when making compensation decisions.

The Role of Executive Management

The Compensation Committee considers the views and insights of the Chief Executive Officer and the Chief Human Resources Officer in making compensation decisions for Named Executive Officers and other executives. The Compensation Committee believes that the input of these officers with respect to the business environment, the Company’s competitive status in various business areas, and the attributes and performance of individual executives is an essential component of the Compensation Committee’s process. No Named Executive Officer provides any recommendation regarding the determination of his or her own compensation.

In early fiscal year 2013, the Chief Executive Officer and the Chief Human Resources Officer made recommendations to the Compensation Committee with regard to each executive officer’s base salary level and individual incentive compensation targets (i.e., annual performance cash incentive target and long-term incentive award target amounts), based on each executive’s experience, role, potential and performance. The recommendations of the Chief Executive Officer and the Chief Human Resources Officer were then reviewed by the Compensation Committee with the assistance of Towers Watson.

Other executives who have a role in the Compensation Committee’s process include the Company’s Chief Financial Officer, who provides insight on the Company’s key financial drivers and goals in the short- and long-term and who certifies the level of attainment of the pre-established financial performance goals for the annual and long-term incentive components of the executive compensation programs. Based on the input of the Chief Financial Officer, the Compensation Committee approved the level of attainment of the fiscal year 2013 performance goals and the payouts based on that level of attainment.

Use of Compensation Benchmarking Data

To design and determine the amount and mix of compensation payable to the Company’s executive officers, including the Named Executive Officers, the Compensation Committee, with the assistance of Towers Watson, annually reviews a variety of data, including competitive market data for the most comparable positions at a sample of other companies that the Company considers as its “peer group.” Using a methodology recommended by Towers Watson and with their assistance, the Compensation Committee selected a competitive benchmarking group that included the following attributes:

•	companies in the industry in which the Company’s business competes (i.e., Systems and Software);

•	companies in other similar technology industries (e.g., applications software, IT services, computer storage and peripherals, etc.) in which the Company competes for executive talent;

•
a sample of companies of these types that has median revenues that approximate the Company’s revenue, since revenue size is considered by compensation consultants to have a high correlation with the scale and complexity of a business, which often dictates compensation levels; and

•	a company sample size that is sufficiently robust to offer a reasonable measure of statistical integrity.

The Compensation Committee annually evaluates the competitive benchmarking group to confirm that it remains appropriate. The competitive benchmarking group for fiscal year 2013 selected by the Compensation Committee was substantially the same as the group for fiscal year 2012 (except that two companies in the fiscal year 2012 group were subsequently acquired and removed from the group), as follows:

Fiscal Year 2013 Compensation Benchmarking Group
Adobe Systems Incorporated	Computer Sciences Corporation	QUALCOMM Incorporated
Autodesk, Inc.	Compuware Corporation	salesforce.com, inc.
Automatic Data Processing, Inc.	EMC Corporation	Seagate Technology plc
BMC Software, Inc.	Intuit Inc.	Symantec Corporation
Cadence Design Systems, Inc.	Juniper Networks, Inc.	Unisys Corporation
Citrix Systems, Inc.	Microsoft Corporation	VMware, Inc.
Oracle Corporation

Elements of Compensation

The elements of regular compensation for the Company’s Named Executive Officers for fiscal year 2013, other than for Mr. Gregoire who commenced employment late in the fiscal year, were base salary, annual performance cash incentive compensation, long-term incentive compensation, broad-based employee benefit programs and limited perquisites. The following table briefly summarizes these elements of compensation, which are described in greater detail elsewhere in this Compensation Discussion and Analysis.

TOTAL DIRECT COMPENSATION				TOTAL INDIRECT COMPENSATION
Cash Compensation		Equity Compensation (Long-Term Incentive Awards)		All Other Compensation
Base Salary	Annual Performance Cash Incentive	Stock Options	3-Year Performance Shares	Benefits & Perquisites
	-At-Risk-	-At-Risk-	-At-Risk-
Purpose:	Purpose:	Purpose:	Purpose:	Purpose:
To provide a competitive base level of fixed compensation recognizing the executive’s contribution, experience and potential.	To recognize an executive’s contributions in achieving the current fiscal year’s goals.	To provide motivation to deliver stock price growth to stockholders and promote retention.	To provide motivation to deliver on pre-established long-term goals that align to stockholder value and promote retention.	To aid in the attraction of executives by providing a limited number of personal benefits allowing greater focus on business matters and increased productivity.
Description:	Description:	Description:	Description:	Description:
Fixed cash compensation for services rendered during the year.
A cash bonus. Paid only if current fiscal year goals are achieved. Cash incentive targets are established annually by the Compensation Committee. The Compensation Committee retains complete discretion to limit any award payouts.

A time-based equity award that will have value to grantee only if the stock price appreciates. 34% of the shares vest on the first anniversary of the stock option grant date and an additional 33% of the shares vest on each of the second and third anniversaries of the option grant date.

A performance-based equity award in recognition of achievement of pre-established performance goals over a 3-year performance period. 100% of the shares vest on the date of issuance (i.e., after the 3-year performance period goals are certified). The Compensation Committee retains complete discretion to limit any award payouts.

E.g., retirement benefits; deferred compensation arrangements;
relocation-alternative housing and transportation arrangements;
personal use of Company transportation; severance benefits;
change in control benefits; and
financial planning. Not all Named Executive Officers participate in these example perquisites.

Consistent with the philosophy outlined above, a Named Executive Officer’s total direct compensation is based on the Company’s performance as well as on the performance of the individual officer. The Company does not have a pre-established policy or target for allocating between fixed and variable compensation. However, the allocation is influenced by the Compensation Committee’s assessment of the practices of companies in the competitive benchmarking group and the Company’s short-term and long-term strategic objectives. The Compensation Committee believes that executive compensation should incent the Named Executive Officers to achieve consistent and sustained Company performance. Accordingly, their compensation is weighted towards variable compensation, including annual cash incentives and long-term equity incentives, rather than fixed compensation or base salaries.

The charts on the next page illustrate this, by showing that the most significant portion of the Named Executive Officers’ compensation, as set forth in the fiscal year 2013 Summary Compensation Table below, is based on Company performance, with approximately 81% of the former Chief Executive Officer’s total compensation and approximately 77% of the other Named Executive Officers’ (other than Mr. Gregoire) total compensation being based on Company performance.

Base Salaries

The Company offers its Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers. The annual base salaries for the Named Executive Officers are reviewed annually when the Compensation Committee conducts its compensation benchmark analysis but do not automatically or necessarily increase each year.

Fiscal Year 2013 Annual Performance Cash Incentive Awards

The annual performance cash incentive award is an opportunity for an executive to earn an amount of cash after the end of the fiscal year, based on the level of attainment of revenue growth and operating margin goals approved by the Compensation Committee at the beginning of the fiscal year 2013 performance period:

•	Revenue Growth (60% weighting): Growth in SEC-disclosed total revenue for fiscal year 2013, excluding the impact of foreign currency exchange.

•
Operating Margin (40% weighting): Operating income divided by total revenue for fiscal year 2013. Operating income is defined as income from continuing operations before interest and income taxes plus non-GAAP operating adjustments, including but not limited to, purchased software amortization, intangibles amortization, share-based compensation and hedging gains/losses as reported in the “Reconciliation of Select GAAP Measures to Non-GAAP Measures” table of the Company’s fiscal year 2013 fourth quarter financial results press release.

The Revenue Growth and Operating Margin metrics exclude any: (1) SEC-disclosed results from discontinued operations (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); and (2) internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during fiscal year 2013 and that was not contemplated at the time the target performance goals were established.

The Compensation Committee annually reviews the metrics and the weightings used in the incentive compensation programs each year. The Named Executive Officers were assigned these metrics and weightings because they closely aligned them with the Company’s overall business plan for fiscal year 2013, which is consistent with focusing the team on overall business growth and profitability and holding the executive management team accountable for business decisions.

Determining Annual Performance Cash Incentive Award Payouts
After the end of fiscal year 2013, the Compensation Committee reviewed the Company’s actual performance against the financial goals. The Compensation Committee discussed these results with the Chief Executive Officer and Chief Financial Officer, including the level of difficulty in achieving the targeted performance goals for fiscal year 2013. The Compensation Committee determined that the annual performance cash incentive awards would be paid out at the actual core plan formulaic attainment level. Since threshold performance for the Revenue Growth measure was not achieved, there was no payout made with regard to that measure.

The table below shows the relationship of Company performance against the performance goals to the level of attainment of the applicable performance goal, which is the formulaic basis for the payout of the annual performance cash incentive awards.

Fiscal Year 2013 Annual Performance Cash Incentive Performance Metrics (Core Plan)	Relationship of Performance to Payout							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
Corporate	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
Revenue Growth*	1.9%	25%	4.5%	100%	7.9%	200%	-1.6%	0%	60%	0.0%
Operating Margin*	34.2%	25%	35.0%	100%	36.0%	200%	35.7%	170%	40%	68.0%
Total Payout Factor										68.0%
*A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in
“Supplemental Financial Information,” below.

Fiscal Year 2013 Long-Term Incentive Awards

Consistent with the Company’s fundamental pay-for-performance compensation philosophy, the Company allocates a substantial portion of its executive compensation to performance-based equity awards in the form of Common Stock so that our executives’ interests are aligned with our stockholders’ interests. For fiscal year 2013, the total target value of each Named Executive Officer’s long-term incentives consisted of a combination of stock options and three-year performance shares.

FY2013 LTIP Target Award
Stock Options
(34% of Target Award Value)
Measures:
Share price appreciation
Performance Shares
(66% of Target Award Value)
3-Year Performance Shares
Measures:
• Revenue Growth
• Operating Margin Growth
• Adjusted Cash Flow From Operations Growth

Stock Options

At the beginning of fiscal year 2013 stock options were granted to the Named Executive Officers (other than Mr. Gregoire who did not join the Company until January 7, 2013) that vest 34% on the first anniversary of the grant date of May 22, 2012 and 33% on each of the second and third anniversaries of the grant date.

In late January 2013, the Company discovered an administrative error in the input to one of the assumptions under the Black-Scholes pricing model that the Company referred to in determining the number of stock options that were granted on May 22, 2012 to the Company’s executive officers, including Messrs. McCracken, Beckert, Fischer, Griffiths and Elster, and that were granted on January 7, 2013 to Mr. Gregoire as part of his sign-on equity award. This error resulted in the grant of stock options with a grant date value that was less than intended to each of those executives. On February 21, 2013, the Compensation Committee granted additional stock options to the Named Executive Officers to deliver the remainder of the grant date value originally intended for each of the earlier grants. The vesting and expiration dates of the additional stock options are the same as the vesting and expiration dates of the earlier grants to which they relate. Additional details about these stock option grants are provided in the Fiscal Year 2013 Grants of Plan-Based Awards table below.

The objective of the stock option grants and the three-year vesting schedule is to align the interests of our executives with the long-term performance of our stock price and the interests of our stockholders and to promote the retention of the executives. Except as described in the preceding paragraph, the stock options granted as part of the fiscal year 2013 long-term incentive program have a term of seven years. Mr. Gregoire’s sign-on stock options have a term of ten years and vest in approximately equal installments on each of the first three anniversaries of his employment date of January 7, 2013.

Fiscal Year 2011-2013 Three-Year Performance Share Awards

Fiscal year 2011-2013 three-year performance shares were granted in fiscal year 2011 to be settled by the issuance of unrestricted shares of Common Stock at the conclusion of the three-year performance period ended March 31, 2013, based on the Company’s performance for that three-year performance period. Messrs. McCracken and Fischer are the Named Executive Officers who received a grant of the fiscal year 2011-2013 three-year performance share awards. The other Named Executive Officers were ineligible for this award because they were not executive officers at the beginning of the performance period.

These three-year performance shares were granted to the executive officers (including Messrs. McCracken and Fischer) because the Compensation Committee believed that these executives are principally responsible for leading the execution of the Company’s long-term strategy.

The following describes the performance metrics for the fiscal year 2011-2013 three-year performance period (and the weightings attributable to each metric), which concluded on March 31, 2013 and which were approved by the Compensation Committee at the beginning of the performance period:

•
Three-Year Revenue Growth (50% weighting): Growth in SEC-disclosed total revenue over three-year performance period (fiscal years 2011, 2012 and 2013), excluding the impact of foreign currency exchange.

•
Three-Year Operating Income Growth (25% weighting): Growth in SEC-disclosed income from continuing operations before interest and income taxes over three-year performance period (fiscal years 2011, 2012 and 2013), plus SEC-disclosed non-GAAP operating adjustments, including but not limited to, purchased software amortization, intangibles amortization, share-based compensation and hedging gains/losses.

•
Three-Year Adjusted Cash Flow from Operations (“CFFO”) Growth (25% weighting): Growth in SEC-disclosed net cash provided by continuing operating activities over three-year performance period (fiscal year 2011, 2012 and 2013), plus restructuring and other payments for those fiscal years reported in the Company’s Supplemental Financials provided at www.ca.com/invest.

The Three-Year Revenue Growth, Three-Year Operating Income Growth and Three-Year Adjusted CFFO Growth metrics exclude any: (1) SEC-disclosed results from discontinued operations (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); and (2) internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during the performance period and that was not contemplated at the time the target performance goals were established.

Determining Payout of Fiscal Year 2011-2013 Three-Year Performance Share Awards

At the end of fiscal year 2013, the Compensation Committee reviewed the Company’s actual performance against the performance measures established at the beginning of fiscal year 2011 for the fiscal year 2011-2013 three-year performance share awards based on the Company’s expectations at that time (revised to reflect the discontinued operations associated with the sale of the Company's Information Governance and Internet Security businesses) and determined that the minimum performance requirements for each of the performance measures had not been met. The Compensation Committee determined that there would not be any payout to the Named Executive Officers for these three-year performance share awards because threshold performance for these goals had not been achieved.

Fiscal Year 2011-2013 Three-Year Performance Shares Performance Metrics	Relationship of Performance to Payout							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited	Plan Weighting of Result	Factor %
	Perf. Goal	Payout %	Perf. Goal	Payout %	Perf. Goal	Payout %
3-Year Revenue Growth*	4.8%	25%	9.6%	100%	15.3%	200%	3.2%	0%	50%	0.00%
3-Year Operating Income Growth*	6.8%	25%	13.7%	100%	21.3%	200%	5.0%	0%	25%	0.00%
3-Year Adjusted CFFO Growth*	7.9%	25%	15.8%	100%	24.3%	200%	1.0%	0%	25%	0.00%
Total Payout Factor										0.00%
*A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in
“Supplemental Financial Information,” below.

Fiscal Year 2013-2015 Three-Year Performance Share Awards

At the beginning of fiscal year 2013, the Compensation Committee awarded fiscal year 2013-2015 three-year performance shares. The performance metrics are weighted: 50% on average three-year revenue growth, 30% on average three-year operating margin goals and 20% on average three-year adjusted cash flow from operations growth, over the performance period consisting of fiscal years 2013, 2014 and 2015. The fiscal year 2013-2015 three-year performance shares comprise 66% of the targeted total value of each Named Executive Officer’s LTIP for fiscal year 2013. The three-year performance share awards are to be settled in the form of shares of Common Stock, which will be issued only after the Compensation Committee certifies the level of attainment of the applicable performance goals. The objective of the three-year performance share awards is to align the interests of the executives with the long-term performance of the Company’s stock price and the interests of our stockholders, and to promote retention of the Named Executive Officers. The fiscal year 2013-2015 three-year performance shares were granted to Named Executive Officers (other than Mr. Gregoire who joined the Company in the last quarter of the fiscal year) because the Compensation Committee believes that these executives are principally responsible for leading the execution of the Company’s long-term strategy.

The number of shares of Common Stock underlying fiscal year 2013-2015 three-year performance shares that the Named Executive Officers may earn is reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Fiscal Year 2013 Grants of Plan-Based Awards table, below. Because the three-year performance period ends with fiscal year 2015, the results for that performance period are not yet available and no payout will occur until after fiscal year 2015. The financial objectives for the fiscal year 2013-2015 three-year performance period reflected our internal, confidential business plan at the time the awards were established. At the time the fiscal year 2013-2015 three-year performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving those objectives, since many of the targets were aggressive and the threshold payout level would require performance above the level of our results for the fiscal year that ended immediately prior to the beginning of the three-year performance period.

Other Important Compensation Matters

Compensation Committee Discretion to Reduce Performance-Based Award Payouts

The Compensation Committee retains discretion to reduce the amount of any incentive compensation payout (including annual performance cash incentive and performance share awards) for any reason, including the results of the Compensation Committee’s review of the basis on which the performance goals were achieved. This review includes an examination of, among other things, the quality and long-term strategic alignment of the performance underlying the attainment of the performance goals, as well as the long-term risks associated with the manner in which the performance goals were attained.

Executive compensation payouts are also tied to the ethical standards of the Company. A failure to complete annual ethics training results in a mandatory 10% reduction of an executive’s target performance incentive. Moreover, in determining whether to exercise additional discretion to reduce payouts on the basis of issues relating to ethical standards, the Compensation Committee considers each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. Management also notifies the Compensation Committee of any incidents or reports of unethical behavior or other misconduct. No reductions were made to any Named Executive Officer’s annual performance cash incentive for ethical or other reasons with respect to payouts made for fiscal year 2013.

Policy on Adjustments or Recovery of Compensation

The Compensation Committee maintains a compensation recovery (“clawback”) policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award (which includes any cash or equity-based award or incentive compensation award) made to any executive officer or other senior executive who engaged in that intentional misconduct and/or fraud for any fiscal year that is negatively affected by the restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to that executive had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.

In addition, clawback provisions were incorporated in certain agreements evidencing grants of restricted stock awards, restricted stock units and stock option awards entered into in fiscal year 2013, including for those awards made to the Named Executive Officers under the fiscal year 2013 long-term incentive program. These provisions generally permit the Company to recover shares or gains from restricted stock and stock options granted to an employee who violates the Company’s non-competition and non-solicitation provisions. The Compensation Committee believes that these provisions are important to the Company and its stockholders because they provide a means by which to recover compensation that was paid to an employee who subsequently breached restrictive covenant provisions intended to protect the Company and its assets.

Tax Deductibility of Performance-Based Compensation

Section 162(m) of the U.S. Internal Revenue Code limits the annual deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and to the other three highest-paid executive officers (other than the Chief Financial Officer) unless this compensation qualifies as “performance-based.” For purposes of Section 162(m), compensation derived from the exercise of stock options generally qualifies as performance-based. In addition, we generally intend that incentive compensation paid in cash or in the form of restricted stock, restricted stock units or performance shares should qualify as performance-based. We believe that, for fiscal year 2013, incentive compensation paid to the Named Executive Officers in cash and equity under the LTIP qualified as performance-based. However, the Compensation Committee retains discretion to approve or revise annual, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m).

In fiscal year 2011, the Compensation Committee redesigned the operation of the Company’s annual performance cash incentive and long-term incentive plan to give additional flexibility in the payout of awards while also satisfying the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of performance-based compensation. The same approach was followed for fiscal year 2013 compensation. Under this design, at the beginning of the performance period for an award, the Compensation Committee:

•	establishes the performance metrics and objective performance goals relating to each award;

•	establishes a “maximum plan” funding level that reflects the maximum amounts of cash or stock that may be payable upon achievement of those performance goals;

•	retains discretion to pay out the awards at a level below the maximum plan funding level; and

•	establishes a “core plan” funding level that reflects the expected payout of the awards upon achievement of those performance goals, which payout is lower than the maximum plan funding level.

After completion of the performance period and certification of the extent to which the performance goals were achieved, the awards are determined under the maximum plan funding level based on the certified extent of achievement. The Compensation Committee then considers other factors relating to the manner in which the performance goals were attained, including the effect of events that were unforeseeable when the performance goals were established, and the Compensation Committee may exercise its discretion to pay out the awards at a lower level than the maximum plan. After the Compensation Committee’s evaluation of these matters for the performance relating to the fiscal year 2013 annual performance cash incentive, the Compensation Committee exercised its discretion to pay out the awards at the core plan funding level.

Executive Stock Ownership Requirements

The objective of our Executive Stock Ownership Requirements is to align senior executives’ interests with those of stockholders and encourage growth in stockholder value. Our Executive Stock Ownership Requirements are applicable to a group of executives that includes the Named Executive Officers.

Under the Executive Stock Ownership Requirements, the amount of Common Stock each executive is required to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company.

The multiples applicable to the Named Executive Officers are as follows: (i) Chief Executive Officer — five times, (ii) Chief Financial Officer — three times and (iii) other Named Executive Officers — two times. A

Named Executive Officer who is in compliance with the applicable stock ownership requirement may dispose of shares of Company Common Stock only so long as such Named Executive Officer's remaining ownership of Company Common Stock equals or exceeds the applicable stock ownership requirement. If a Named Executive Officer is not in compliance with the applicable stock ownership requirement, the Named Executive Officer must maintain a minimum retention ratio of 75% of the after tax value of any Company Common Stock that the Named Executive Officer receives upon vesting of any Company incentive award. Additionally, the Compensation Committee may, among other things, elect to reduce future equity awards or require cash incentives to be paid in shares of Company Common Stock for executives who do not meet the minimum stock ownership requirement. In addition to the executive stock ownership requirements, as part of our insider trading policy, our employees are prohibited from purchasing or selling short-term or speculative securities that are based on Company securities, including puts or calls and other exchange-traded options, swaps, collars and other derivative securities. Pledging of any Company stock by the Named Executive Officers requires the approval of the Chief Executive Officer and the Compensation Committee. “Short-sales” of Company securities are also prohibited.

Equity Grant Timing Policy

The Compensation Committee and executive management monitor the Company’s stock option and equity grant policies to ensure that those policies comply with applicable regulations and are consistent with good corporate practice. Grants to executive officers are customarily approved by the Compensation Committee at a regularly scheduled meeting. The Compensation Committee may approve grants to executive officers at a special meeting or by unanimous written consent under special circumstances, such as those involving new hires, promotions or retention issues. Generally, the Compensation Committee will approve stock option or other equity awards granted to executive officers as part of the long-term incentive program at the beginning of each fiscal year on or after the second trading day following the public announcement of the Company’s financial results for the fiscal year just ended. The Compensation Committee has delegated authority to the Chief Executive Officer to make limited equity grants to non-executive officers at any time of the year, including for new hires, promotions or retention grants. Effective beginning in fiscal year 2014, equity awards that are approved by the Chief Executive Officer are granted on pre-established grant dates each month.

Effect of Termination of Employment on Performance-Based Compensation

If an executive’s employment terminates prior to the end of the applicable performance period, the executive generally ceases to be eligible for any portion of the executive’s performance-based award, except as described below. Certain executive contracts may provide for the executive whose employment terminates prior to payout to be paid a prorated portion of his or her annual performance cash incentive bonus after the end of the performance period, based on the actual attainment of applicable performance goals. In addition, consistent with the terms of our long-term incentive awards, unless otherwise provided in an executive’s employment contract, an executive forfeits any unvested stock options upon termination of employment. If employment is terminated due to disability or by the Company without “cause,” an executive may be eligible for a prorated portion of the three-year performance shares after the three-year performance period based on the Company’s actual performance. In the event of the executive’s death, the executive’s estate would receive a prorated portion of the target award only with respect to three-year performance share awards (based on the portion of the period completed through the date of death). All termination terms are also subject to the Compensation Committee’s discretion. For further information please see “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers,” below.

Employment Agreements

Detailed descriptions of any employment arrangements with the Named Executive Officers are provided below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements.”

In each of the cases where there is an employment agreement, the use of an employment agreement was deemed to be necessary to recruit or retain the executive. The employment agreement with Mr. Gregoire was the only employment agreement entered into by the Company with a Named Executive Officer in fiscal year 2013. The Compensation Committee determined that it would be advisable to enter into an employment agreement in order to recruit Mr. Gregoire and to help assure that he remains focused on maximizing Company performance and stockholder value, particularly since Mr. Gregoire would be relocating with his family to the New York, NY metropolitan area as part of his agreement with the Company. In entering into the employment agreement, the Compensation Committee considered and reviewed with its independent compensation consultant, among other things, competitive benchmarking information, Mr. Gregoire’s experience and potential, the compensation of Mr. Gregoire’s predecessor and the Company’s operational and financial performance. The material details of Mr. Gregoire’s employment agreement are described below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements.”

The Compensation Committee intends to enter into employment agreements with executive officers only where the Compensation Committee deems it necessary to recruit or retain the executive or where customary or required under local rules.

Deferred Compensation Arrangements

The Company maintains a non-qualified Executive Deferred Compensation Plan, under which our executive officers, including the Named Executive Officers, may be eligible to defer a portion of their annual performance cash incentive award.

Change in Control Severance Policy

As described below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our Named Executive Officers — Change in Control Severance Policy,” the Change in Control Severance Policy is intended to maintain continuity of executive management in the event of a change in control. The Compensation Committee has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. In fiscal year 2011 the Compensation Committee determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2013 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, as well as our former Chief Executive Officer (the “Named Executive Officers”), for the fiscal year ended March 31, 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael P. Gregoire(5) Chief Executive Officer	2013	234,849	500,000	1,826,459	2,900,588	-	342,151	5,804,047

Richard J. Beckert(6) EVP & Chief Financial Officer	2013	537,500	-	1,222,341	590,629	374,000	99,078	2,823,548
	2012	487,500	-	697,109	146,524	542,920	92,853	1,966,906

George J. Fischer EVP & Group Executive, Worldwide Sales & Services	2013	700,000	-	1,396,971	675,000	476,000	56,228	3,304,199
	2012	700,000	-	1,876,405	394,416	823,200	63,636	3,857,657
	2011	700,000	600,000	1,955,254	707,439	583,100	47,742	4,593,533
Peter JL Griffiths(7) EVP & Group Executive, Enterprise Solutions & Technology Group	2013	688,030	-	1,396,971	675,000	467,860	72,100	3,299,961
	2012	593,823	250,325	2,878,753	1,036,434	667,052	95,215	5,521,602

Adam Elster(8) EVP, Mainframe and Customer Success	2013	637,500	-	1,164,131	562,503	442,000	26,078	2,832,212

William E. McCracken(9) Former Chief Executive Officer	2013	1,000,000	-	2,910,361	1,406,270	1,020,000	265,245	6,601,876
	2012	1,000,000	-	3,909,219	821,710	1,764,000	282,672	7,777,601
	2011	1,000,000	-	4,073,518	1,473,826	1,266,000	214,091	8,027,435

(1)
This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all restricted stock, restricted stock units and performance shares granted in fiscal years 2013, 2012 and 2011. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in each of our fiscal year 2013, 2012 and 2011 Annual Report on Form 10-K (“Form 10-K”). Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2013 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2013 Fiscal Year-End table, below.

(2)
This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718 for all stock option awards granted in fiscal years 2013, 2012 and 2011. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in each of our fiscal year 2013, 2012, and 2011 Form 10-K.

(3)
The amounts in this column for fiscal year 2013 represent the annual performance cash incentives described under “Compensation Discussion and Analysis — Elements of Compensation — Fiscal Year 2013 Annual Performance Cash Incentive Awards — Determining Annual Performance Cash Incentive Award Payouts,” above. These amounts were paid early in fiscal years 2014, 2013 and 2012 for performance in fiscal years 2013, 2012 and 2011, respectively. These amounts had been accrued for financial reporting purposes in fiscal years 2013, 2012 and 2011, respectively.

(4)
The “All Other Compensation” column includes for fiscal year 2013 the perquisites and other personal benefits detailed below, as well as contributions we made under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans.

	Gregoire $	Beckert $	Fischer $	Griffiths $	Elster $	McCracken $
Company automobile use (a)	3,106					93,351
Company aircraft use (b)	177,557		14,635	5,889		121,094
Relocation benefits (c)	159,625
Relocation-alternative Company accommodations (d)		54,000		34,441
Relocation-alternative transportation benefits (e)						2,850
Financial planning (f)	1,863	17,128	18,122	15,716	887
Employer contributions to tax-qualified and nonqualified retirement plans (g)		22,950	23,471	16,054	23,731	22,950
Matching charitable contributions (h)		5,000			1,460	25,000
__________

(a)
In order to help maintain the confidentiality of business matters and to increase productivity when traveling, certain Named Executive Officers had personal use of Company-provided automobile transportation or were provided alternative personal automobile transportation. The amount reported is the incremental cost to the Company for the Named Executive Officer’s personal commutation and other non-business use of a Company-provided automobile.

(b)
The Company’s Aircraft Use Policy permits the Named Executive Officers to use the corporate aircraft for personal travel. Reasonable personal use of corporate aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties and to help maintain the confidentiality of business matters.  For Mr. Gregoire, his employment agreement requires his relocation from California to the New York, NY metropolitan area prior to December 31, 2013. Prior to fully relocating his family, Mr. Gregoire uses the corporate aircraft for personal trips, including commutation. There are no tax gross-up payments provided to the Named Executive Officers in connection with their personal use of the corporate aircraft. For fiscal year 2013, we determined, based on the incremental cost to us, that the value of the Named Executive Officers’ use was: (1) for Mr. Gregoire, $147,189, plus additional charges for family members of $30,368; (2) for Mr. Fischer, $13,217, plus additional charges for family members of $1,418; (3) for Mr. Griffiths, charges of $5,889 for family members; and (4) for Mr. McCracken, $83,407, plus additional charges for family members of $37,687. The incremental cost is based on the “direct operating cost” calculated based on a number of variables, including fuel, fuel additives, maintenance, labor, parts and landing and parking fees. Although we believe there is no incremental cost for use by family members who travel with an executive, for purposes of this table, we assume and reflect charges comparable to business-class airfare for family members. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.

(c)
Mr. Gregoire’s employment agreement provides that, in connection with his relocation from California to the New York, NY metropolitan area, he is eligible for benefits in accordance with the Company’s relocation policy for senior executives or as otherwise determined by the Compensation Committee. The relocation policy for senior executives covers expenses such as moving expenses, transportation expenses, home sale and purchase assistance, allowances to cover miscellaneous expenses not otherwise covered by the policy, and tax reimbursement on certain of those payments, which is consistent with the policy available to all U.S. employees who participate in the Company’s relocation program. Mr. Gregoire’s employment agreement requires that he relocate by December 31, 2013 and, until he relocates, he is entitled to receive a stipend of $10,000 per month to assist with his temporary housing in the New York, NY metropolitan area. The stipend amounts paid to Mr. Gregoire through March 31, 2013 are reflected in the table. The table also shows amounts paid to Mr. Gregoire through March 31, 2013 for relocation benefits under his employment agreement and the relocation policy, including for reimbursement for tax on certain of those benefits of approximately $52,215.

(d)
The table shows the amounts we paid to Messrs. Beckert and Griffiths pursuant to a corporate housing policy that provides certain executives with a corporate housing allowance in lieu of relocation of the executive to the vicinity of our corporate headquarters. Mr. Griffiths received this allowance through August 2012.

(e) The amounts shown for Mr. McCracken are Company-paid parking fees.

(f)
The table shows the amounts we pay for the cost of financial planning services provided by a third party to certain of our executives to assist them in managing complex investment, tax, legal and estate planning matters so that the executives remain focused on our business priorities rather than personal financial concerns.

(g)
The amounts include our matching contributions under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans. The amounts also include our annual discretionary contribution under the tax-qualified 401(k) plan, which was made in fiscal year 2014, but relates to fiscal year 2013. We offer a tax-qualified 401(k) plan, related non-qualified supplemental retirement plans and a nonqualified deferred compensation plan for our executives that provide a competitive long-term retirement savings opportunity on a tax-efficient basis.

(h)
Under our charitable gift matching program, we offer to match up to $5,000 per fiscal year of charitable contributions for any full-time U.S. employee and $25,000 per fiscal year of charitable contributions for any director. The table shows the amounts of the Company’s matching contributions made or accrued for in fiscal year 2013 with respect to charitable contributions made by the Named Executive Officers in fiscal year 2013.

(5)
Because Mr. Gregoire became Chief Executive Officer on January 7, 2013, the amounts for fiscal year 2013 represent compensation for a partial fiscal year. The amount shown in the “Bonus” column is the cash sign-on bonus paid to Mr. Gregoire pursuant to the terms of his employment agreement. Mr. Gregoire did not participate in the fiscal year 2013 incentive compensation program like the other Named Executive Officers. The amounts in the “Stock Awards” and “Option Awards” columns are the grant date fair values of his sign-on restricted stock unit and stock option awards, as described in more detail in the Fiscal Year 2013 Grants of Plan-Based Awards table, below.

(6)
Information for Mr. Beckert is shown only for fiscal years 2012 and 2013 because he was not a Named Executive Officer prior to fiscal year 2012. Mr. Beckert was appointed Chief Financial Officer on May 18, 2011.

(7)
Information for Mr. Griffiths is shown only for fiscal years 2012 and 2013 because he was not a Named Executive Officer prior to fiscal year 2012. Mr. Griffith’s fiscal year 2013 base salary and annual performance cash incentive are paid in Canadian dollars and the amounts shown in the Summary Compensation Table for these items have been converted into U.S. dollars, using the March 28, 2013 Bloomberg 5PM NY composite rate of Can$1 to US$0.9829. Similarly, the numbers shown in the All Other Compensation column for reimbursements for relocation-alternative transportation benefits, financial planning and employer contributions to tax-qualified and nonqualified retirement plans were paid in Canadian dollars and the amounts shown for these items have been converted into U.S. dollars, as described in the preceding sentence.

(8) Information for Mr. Elster is shown only for fiscal year 2013 because he was not a Named Executive Officer prior to fiscal year 2013.

(9) On January 7, 2013, Mr. McCracken ceased to serve as the Chief Executive Officer and he remained employed with us in a non-executive officer capacity until his retirement on March 31, 2013.

Fiscal Year 2013 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards, equity incentive plan awards and non-equity incentive plan awards granted to the Named Executive Officers during the fiscal year ended March 31, 2013. The compensation plans under which the grants in the following table were made are described in the “Compensation Discussion and Analysis” section above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
M.P. Gregoire	1/07/2013(2)							87,642			1,826,459
	1/07/2013(2)								394,389	22.82	1,585,286
	2/21/2013(3)								291,157	24.41	1,315,302
R.J. Beckert	5/22/2012(4)				13,728	54,912	109,824				1,222,341
	5/22/2012(5)								84,864	25.24	410,844
	2/21/2013(3)								53,062	24.41	179,785
	5/22/2012(6)	137,500	550,000	1,100,000
G.J. Fischer	5/22/2012(4)				15,689	62,757	125,514				1,396,971
	5/22/2012(5)								96,987	25.24	469,533
	2/21/2013(3)								60,642	24.41	205,467
	5/22/2012(6)	175,000	700,000	1,400,000
P. JL Griffiths	5/22/2012(4)				15,689	62,757	125,514				1,396,971
	5/22/2012(5)								96,987	25.24	469,533
	2/21/2013(3)								60,642	24.41	205,467
	5/22/2012(6)	172,008	688,030	1,376,060
A. Elster	5/22/2012(4)				13,074	52,297	104,594				1,164,131
	5/22/2012(5)								80,823	25.24	391,280
	2/21/2013(3)								50,535	24.41	171,223
	5/22/2012(6)	162,500	650,000	1,300,000
W.E. McCracken	5/22/2012(4)				32,686	130,744	261,488				2,910,361
	5/22/2012(5)								202,059	25.24	978,208
	2/21/2013(3)								126,339	24.41	428,062
	5/22/2012(6)	375,000	1,500,000	3,000,000

(1)
The amounts shown represent shares of our Common Stock in respect of three-year performance share awards granted in fiscal year 2013. The threshold level is set at 25% and the maximum level is at 200%.

(2)
The amounts in this row represent the number, exercise price (in the case of options) and the grant date fair values of the sign-on equity awards granted to Mr. Gregoire at the commencement of his employment.  Mr. Gregoire was granted options to purchase 394,389 shares of our Common Stock and 87,642 restricted stock units on January 7, 2013, which in each case, vest 34%, 33% and 33% on January 7, 2014, 2015 and 2016, respectively.  Additional stock options were granted to Mr. Gregoire on February 21, 2013, as described in Note (3) to this table.

(3)
The amounts in this row represent the number, exercise price and grant date fair value of stock options awarded on February 21, 2013. In late January 2013, the Company discovered an administrative error in the input to one of the assumptions under the Black-Scholes pricing model that the Company referred to in determining the number of stock options that were granted on May 22, 2012 to Messrs. Beckert, Fischer, Griffiths, Elster and McCracken and that were granted on January 7, 2013 to Mr. Gregoire as part of his sign-on equity award. This error resulted in the grant of stock options with a grant date value that was less than intended to each of those executives. On February 21, 2013, the Compensation Committee granted these additional stock options to the Named Executive Officers to deliver the remainder of the grant date value originally intended for each of the earlier grants. The vesting and expiration dates of the additional stock options are the same as the vesting and expiration dates of the earlier grants to which they relate.

(4)
The amounts in this row represent the fiscal year 2013-2015 three-year performance share award threshold, target and maximum payouts set under the fiscal year 2013 long-term incentive plan by the Compensation Committee on May 22, 2012, as described above in “Compensation Discussion and Analysis,” and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target.  See “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2013 Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. Upon his retirement, Mr. McCracken’s target was prorated to 43,581 shares.

(5)
The amounts in this row represent the number, exercise price and grant date fair value of stock options awarded on May 22, 2012, which vest 34%, 33% and 33% on May 22, 2013, 2014 and 2015, respectively.

(6)
The amounts in this row represent the threshold, target and maximum payouts under the annual performance cash incentive for fiscal year 2013.  Payout of the annual performance cash incentive was made early in fiscal year 2014 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2013 Summary Compensation Table above, and is discussed in “Compensation Discussion and Analysis,” above.  Mr. Griffiths’ annual cash incentive is paid in Canadian dollars and the amounts shown in this table have been converted into U.S. dollars, using the March 28, 2013 Bloomberg 5PM NY composite rate of Can$1 to US$0.9829.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at March 31, 2013 with respect to the Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
M.P. Gregoire	–	394,389	22.82	1/07/2023
	–	291,157	24.41	1/07/2023
					87,642	2,206,826
Total					87,642	2,206,826	–	–
R.J. Beckert	4,864	–	23.27	9/21/2016
	8,351	16,210	21.78	6/14/2018
	–	84,864	25.24	5/22/2019
	–	53,062	24.41	5/22/2019
							6,141(5)	154,630
							13,728(6)	345,671
Total					–	–	19,869	500,301
G.J. Fischer	30,000	–	27.32	2/12/2014
	11,926	–	27.26	4/01/2015
	30,700	–	28.98	5/20/2015
	43,082	–	21.77	8/02/2016
	60	41,512	19.46	6/25/2017
	22,479	43,635	21.78	6/14/2018
	–	96,987	25.24	5/22/2019
	–	60,642	24.41	5/22/2019
							16,528(5)	416,175
							15,689(6)	395,049
Total					–	–	32,217	811,224
P. JL Griffiths	25,500	49,500	22.81	5/26/2018
	32,472	63,033	21.78	6/14/2018
	–	96,987	25.24	5/22/2019
	–	60,642	24.41	5/22/2019
					46,200	1,163,316
							15,450(5)	389,031
							15,689(6)	395,049
Total					46,200	1,163,316	31,139	784,080
A. Elster	7,000	–	27.32	2/12/2014
	1,792	3,476	19.93	8/17/2018
	–	80,823	25.24	5/22/2019
	–	50,535	24.41	5/22/2019
							1,317(5)	33,162
							13,074(6)	329,203
Total					–	–	14,391	362,365
W.E. McCracken	43,395	28,928	20.87	9/03/2015
	175,590	86,484	19.46	6/25/2014
	46,832	90,907	21.78	6/14/2015
	–	202,059	25.24	5/22/2016
	–	126,339	24.41	5/22/2016
					9,582	241,275
							22,967(5)	578,309
							10,895(6)	274,336
Total					9,582	241,275	33,862	852,645

(1)
Mr. Gregoire’s 394,389 and 291,157 stock option awards vest 34%, 33% and 33% on January 7, 2014, 2015 and 2016. Mr. Beckert’s (i) 4,864 stock option award vested 34%, 33% and 33% on September 21, 2007, 2008 and 2009; (ii) 24,561 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014; and (iii) 84,864 and 53,062 stock option awards vest 34%, 33% and 33% on May 22, 2013, 2014, and 2015. Mr. Fischer’s (i) 30,000 stock option award vested 34%, 33% and 33% on February 12, 2005, 2006 and 2007; (ii) 11,926 stock option award vested 34%, 33% and 33% on April 1, 2006, 2007 and 2008; (iii) 30,700 stock option award vested 34%, 33% and 33% on May 20, 2006, 2007 and 2008; (iv) 65,276 stock option award (of which 22,194 have been exercised) vested 34%, 33% and 33% on August 2, 2007, 2008 and 2009; (v) 125,796 stock option award (of which 84,224 have been exercised) vests 34%, 33% and 33% on June 25, 2011, 2012 and 2013; (vi) 66,114 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014; and (vii) 96,987 and 60,642 stock option awards vest 34%, 33% and 33% on May 22, 2013, 2014 and 2015. Mr. Griffiths’ (i) 75,000 stock option award vests 34%, 33% and 33% on May 26, 2012, 2013 and 2014; (ii) 95,505 stock option award vests 34%, 33% and 33% on June 14, 2012, 2013 and 2014; and (iii) 96,987 and 60,642 stock option awards vest 34%, 33% and 33% on May 22, 2013, 2014 and 2015. Mr. Elster’s (i) 7,000 stock option award vested 34%, 33%, and 33% on February 12, 2005, 2006 and 2007; (ii) 5,268 stock option award vests 34%, 33% and 33% on August 17, 2012, 2013 and 2014; and (iii) 80,823 and 50,535 stock option awards vest 34%, 33%, 33% on May 22, 2013, 2014 and 2015. Mr. McCracken’s (i) 72,323 stock option award vested upon grant and becomes exercisable at the rate of 20% on each anniversary of September 3, 2009, the date of grant. The remaining option awards fully vested upon retirement, March 31, 2013, but are exercisable as follows: (ii) 262,074 stock option award is exercisable 34%, 33% and 33% on June 25, 2011, 2012 and 2013; (iii) 137,739 stock option award is exercisable 34%, 33% and 33% on June 14, 2012, 2013 and 2014; and (iv) 202,059 and 126,339 stock option awards are exercisable 34%, 33% and 33% on May 22, 2013, 2014, 2015.

(2)
Mr. Gregoire's 87,642 restricted stock units represent the unvested portion of an award granted on January 7, 2013, which vests 34%, 33% and 33% on each anniversary of the grant date. Mr. Griffiths' 46,200 restricted stock units represent the unvested portion of an award of 70,000 restricted stock units granted on May 26, 2011, which vests 34%, 33% and 33% on each anniversary of the grant date. Mr. McCracken's 9,582 restricted stock units represent the unvested portion of an award of 23,957 restricted stock units granted on September 3, 2009, which vests 20% on each anniversary of the grant date and is not payable until one year after the award is fully vested.

(3)	Represents the market value, based on the closing price of the Common Stock on March 28, 2013 ($25.18), for shares held as of March 31, 2013.

(4)
Represents the market value, based on the closing price of the Common Stock on March 28, 2013 ($25.18), for shares projected to be issuable, at the 25% threshold level, in settlement of performance shares for those performance cycles that have not concluded as of March 31, 2013.

(5)
Represents the number of shares that may be issued under the fiscal year 2012-2014 three-year performance share component of the fiscal year 2012 long-term incentive plan if performance shares are earned at the threshold level (no expense was recognized at the end of fiscal year 2013 as the projected earnings level was zero). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2015.

(6)
Represents the number of shares that may be issued under the fiscal year 2013-2015 three-year performance share component of the fiscal year 2013 long-term incentive plan if performance shares are earned at the threshold level (no expense was recognized at the end of fiscal year 2013 as the projected earnings level was zero). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2016.

Fiscal Year 2013 Option Exercises and Stock Vested
The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended March 31, 2013 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
M.P. Gregoire	–	–	–	–
R.J. Beckert	–	–	11,925(1) 8,000(3)	300,272 195,400
G.J. Fischer	41,513	250,758	29,957(1) 20,000(3)	754,317 488,500
P. JL Griffiths	–	–	23,800(3)	597,856
A. Elster	–	–	32,959(1) 11,960(3)	829,908 285,411
W.E. McCracken	–	–	62,414(1) 4,791(3)	1,571,585 124,710

(1)	These amounts represent the final tranche of each of the fiscal year 2011 and 2012 one-year performance share awards that vested on the anniversary of their respective dates of issuance in May 2013.

(2)
In fiscal year 2013, the value realized on vesting for the performance share awards described in footnote (1) above was calculated using $25.18, the closing market price of the Common Stock on March 28, 2013.

(3)	These amounts represent restricted stock awards that vested in fiscal year 2013.

Fiscal Year 2013 Non-Qualified Deferred Compensation

The following table summarizes the Named Executive Officers’ compensation under our Executive Deferred Compensation Plan, including our 401(k) Supplemental Plans and the executive deferred compensation arrangements. See “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings/Losses in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
M.P. Gregoire
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	–	–	–	–
CA, Inc. Excess Benefit Plan	–	–	–	–	–
R.J. Beckert
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	7,450	38	–	25,020
CA, Inc. Excess Benefit Plan	–	10,000	50	–	33,276
G.J. Fischer
Executive Deferred Compensation Plan	–	–	17,050	–	218,306
CA, Inc. Restoration Plan	–	7,450	98	–	63,418
CA, Inc. Excess Benefit Plan	–	10,000	76	–	49,789
P. JL Griffiths
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	–	–	–	–
CA, Inc. Excess Benefit Plan	–	4,198	–	–	–
A. Elster
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	7,450	47	–	30,792
CA, Inc. Excess Benefit Plan	–	–	–	–	–
W.E. McCracken
Executive Deferred Compensation Plan	–	–	–	–	–
CA, Inc. Restoration Plan	–	7,450	16	–	11,372
CA, Inc. Excess Benefit Plan	–	10,000	–	–	–

(1)
As reflected and described above in footnote (4) to the Fiscal Year 2013 Summary Compensation Table, we made a discretionary contribution in fiscal year 2014 to our 401(k) Supplemental Plans in respect of fiscal year 2013 performance and, therefore, that contribution is reflected in the table above. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — 401(k) Supplemental Plans,” below.

(2)
Represents earnings during fiscal year 2013 under the Executive Deferred Compensation Plan and the 401(k) Supplemental Plans. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans,” below.

Other Compensation Arrangements Provided to Our Named Executive Officers

Deferred Compensation Arrangements

The Company offers senior executives, including the Named Executive Officers, an Executive Deferred Compensation Plan, under which they may defer up to 90% of their annual performance cash incentive payouts. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.

Under the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of his or her deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral).

401(k) Supplemental Plans

The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in the CA Savings Harvest Plan, our tax-qualified 401(k) plan, who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up an account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest-equivalent amount equal to the interest that would have been earned if the accounts had been invested in the money market fund investment alternative under our tax-qualified 401(k) plan. The amounts credited to the accounts under the 401(k) Supplemental Plans vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Within six months following a “separation from service,” the vested portion of the accounts is distributed in the form of a lump sum.

Employment Agreements

Below are summaries of the employment agreements for Messrs. Gregoire, McCracken and Griffiths. Mr. Beckert does not have an employment agreement. At the time Mr. Beckert was promoted to Chief Financial Officer in May 2011, we agreed to provide him a severance payment equal to his base salary and payment of a prorated amount of any outstanding annual performance cash incentive award in the event his employment is terminated by the Company without “cause.” Messrs. Fischer and Elster also do not have employment agreements with the Company. Their severance would be governed by the terms of the CA, Inc. Severance Plan, which generally will not exceed 52 weeks of base salary. The actual amount paid to Messrs. Fischer or Elster as executive officers at the time their respective employment terminates, however, would be at the discretion of the Compensation Committee.

We also note that each of our employees, including the Named Executive Officers, has signed a confidentiality agreement that, among other things, generally prohibits the employees from competing with, and soliciting employees and customers from, us for one year following a termination of employment.

The employment agreements with the Company’s Named Executive Officers generally contain similar definitions for “good reason” and “cause.” “Good reason” is generally defined as: (1) any material and adverse change in the Named Executive Officer’s authorities and responsibilities; (2) any material reduction by the Company of the Named Executive Officer’s base salary or target incentive compensation; or (3) any material breach by the Company of the Named Executive Officer’s employment agreement. “Cause” is generally defined as: (1) willful failure to perform duties; (2) conduct that materially harms the reputation or financial position of the Company; (3) conviction of, or plea of guilty or nolo contendere to, a felony; or (4) the commission of any other crime involving dishonesty, breach of fiduciary duties, or failure to cooperate with the Company in any investigation, or impeding any investigation.

Michael P. Gregoire (Chief Executive Officer)

Mr. Gregoire’s employment agreement, dated December 10, 2012, provides that he will be paid an initial base salary at the annual rate of $1,000,000. With respect to each fiscal year beginning with fiscal year 2014, Mr. Gregoire will be eligible to receive a target annual performance cash incentive of 150% of his annual base salary and a target long-term incentive performance award of at least $5,500,000, subject to the terms and conditions of the Company's annual performance cash incentive and long-term incentive performance programs, respectively, and subject to reduction in connection with a proportionate reduction affecting target levels for the Company's other executive officers. Mr. Gregoire will be eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.

In connection with his commencement of employment, Mr. Gregoire was awarded sign-on equity grants under the Company’s 2011 Incentive Plan of $3,000,000 in stock options (which were granted on January 7, 2013 and February 21, 2013, as explained in the Fiscal Year 2013 Grants of Plan-Based Awards table, above) and $2,000,000 in restricted stock units, all of which will vest 34% on January 7, 2014 and 33% on each of January 7, 2015 and January 7, 2016. Mr. Gregoire was also paid a cash sign-on bonus of $500,000 in lieu of an annual bonus for fiscal year 2013 and to help offset his expenses associated with his relocation to the New York, NY metropolitan area and negotiation of his employment agreement. The cash sign-on bonus is subject to recoupment if Mr. Gregoire’s employment is terminated before January 7, 2014 by the Company with “cause” or by Mr. Gregoire other than for “good reason,” each as defined in his employment agreement. Mr. Gregoire’s employment agreement requires his relocation from California to the New York, NY metropolitan area no later than December 31, 2013 and he is eligible for benefits in accordance with the Company’s relocation policy for senior executives or as otherwise determined by the Compensation Committee. Mr. Gregoire is paid a cash stipend of $10,000 per month to assist with his temporary housing in the New York, NY metropolitan area for the period prior to his relocation, but not later than January 1, 2014.

Mr. Gregoire’s employment is at-will and may be terminated at any time in accordance with the terms of the employment agreement. If Mr. Gregoire’s employment is terminated by the Company without “cause” or by Mr. Gregoire for “good reason” on or before January 7, 2018, he will be eligible to receive, subject to his execution of a release of claims in favor of the Company: (i) accelerated vesting of any then-unvested portion of his sign-on equity grants (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter); (ii) a prorated annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time his annual bonus would otherwise have been paid; (iii) a cash severance payment equal to 150% of his annual base salary if the termination date occurs on or prior to January 7, 2016, 75% of his annual base salary if the termination date occurs during the period from January 8, 2016 through January 7, 2017, and 37.5% of his annual base salary if the termination date occurs during the period from January 8, 2017 through January 7, 2018; and (iv) payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for up to 18 months following termination for himself and his eligible dependents.

If Mr. Gregoire’s employment is terminated by the Company without “cause” or by Mr. Gregoire for “good reason” after January 7, 2018, he will not be entitled to receive any cash severance, but he will be eligible to receive, subject to his execution of a release of claims in favor of the Company: (i) a full annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time his annual bonus would otherwise have been paid, provided that the targets and terms of the annual bonus for that year have been approved by the Compensation Committee prior to his termination date; and (ii) COBRA premium payments as described above.

Under Mr. Gregoire’s employment agreement, the Company must also indemnify and hold Mr. Gregoire harmless for acts and omissions in connection with his employment to the maximum extent permitted under applicable law and the Company’s certificate of incorporation and bylaws, and must provide him coverage under the Company’s directors and officers liability insurance policy. Mr. Gregoire is subject to standard non-compete and non-solicitation covenants during, and for the 18-month period following, his employment with the Company, as well as perpetual confidentiality and mutual non-disparagement covenants.

William E. McCracken (Former Chief Executive Officer)

On May 6, 2010, we entered into an employment agreement with Mr. McCracken. The employment agreement had an initial term that ended on March 31, 2012 and provided for multiple automatic extensions thereafter for one year each unless either we or Mr. McCracken gave at least 90 days’ notice of non-extension.

On December 11, 2012, Mr. McCracken notified the Company of his intention to retire from the Company and the Company delivered to Mr. McCracken notice of non-extension of his employment agreement.  Mr. McCracken ceased to serve as Chief Executive Officer and retired from the Board, effective upon Mr. Gregoire’s commencement of employment with the Company on January 7, 2013. Mr. McCracken continued to be employed by the Company as Executive Advisor to the Company’s Chief Executive Officer and Board of Directors until March 31, 2013.

While employed by the Company through March 31, 2013, the terms of Mr. McCracken’s employment agreement governed, and provided for, among other things, an annual base salary of $1,000,000. With respect to fiscal year 2013, Mr. McCracken was eligible to receive: (1) an annual performance cash incentive target of $1,500,000; and (2) a long-term incentive award target of no less than $5,000,000. Pursuant to his employment agreement, Mr. McCracken was eligible to participate in all employee benefit and welfare plans on a basis that is at least as favorable as other senior employees.

Pursuant to his employment agreement Mr. McCracken: (1) received his fiscal year 2013 annual bonus based on actual performance; (2) received accelerated vesting of his outstanding stock options, which will not be exercisable before their original vesting dates and will remain exercisable for a period of one year following their original vesting dates; and (3) remained eligible for a prorated payout of his outstanding fiscal year 2012-2014 and 2013-2015 three-year performance shares awards, based upon actual performance for each respective performance period under the terms governing these awards, and prorated for the portion of the applicable performance period that was completed through his March 31, 2013 retirement date. In exchange for these benefits, Mr. McCracken executed and delivered a valid and effective release and waiver of claims against us. All other equity awards held by Mr. McCracken were forfeited pursuant to the terms of our equity programs.

Under Mr. McCracken’s employment agreement, he is subject to non-compete and non-solicitation covenants during, and for the 24-month period following, his employment with us. For the 24-month period following his employment, he is prohibited from directly or indirectly holding a 10% or greater equity voting or profit participation interest in a “competitive enterprise” or engaging in any activity at a “competitive enterprise” that is substantially related to activity for which he had direct or indirect managerial or supervisory responsibility or that called for a specialized knowledge or skill related to his role at the Company during the year before and after his employment with us. Mr. McCracken is also prohibited from soliciting our clients or employees to transact business with a “competitive enterprise” or causing a client to reduce or refrain from business with us or interfere with or damage any relationship with us or our clients. We will also indemnify and hold Mr. McCracken harmless for acts and omissions in connection with Mr. McCracken’s employment to the maximum extent permitted under applicable law.

Beginning April 1, 2013, Mr. McCracken became a consultant to the Company pursuant to a consulting agreement with the Company (the “Consulting Agreement”) entered into as of December 11, 2012. Under the terms of the Consulting Agreement, the Company provides Mr. McCracken a consulting fee of $111,111 per month from April 1, 2013 until December 31, 2013. In the event that the Consulting Agreement is terminated by the Company without “cause” (as defined therein) or due to Mr. McCracken's death or disability, the Company will pay any remaining consulting fees through the end of the consulting period. As partial consideration for the Consulting Agreement, the 24-month restricted period (described above pursuant to Mr. McCracken’s employment agreement with the Company) will generally commence upon the termination of the Consulting Agreement.

Peter JL Griffiths (Executive Vice President and Group Executive, Enterprise Solutions and Technology Group)

Mr. Griffiths entered into an employment agreement with CA Canada Company, a subsidiary of CA, Inc. (referred to collectively for purposes of this summary as the “Company”) on April 26, 2011. Mr. Griffiths’ employment agreement provides for: (1) an initial annual base salary of Can$700,000; (2) an annual performance cash incentive target for fiscal year 2012 equal to Can$700,000; (3) a target long-term incentive award for fiscal year 2012 equal to $2,400,000, prorated for the portion of the fiscal year that Mr. Griffiths served the Company; and (4) a cash equalization payment equal to Can$250,000, in lieu of forfeited benefits associated with his previous employment, payable in equal installments at the end of one month and six months after his employment date.

Under the employment agreement, Mr. Griffiths received a grant of 70,000 restricted stock units at the time he began employment with the Company, vesting in approximately equal installments on each of the first three anniversaries of the grant date. At the same time, he also received a grant of 75,000 stock options to purchase shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options vest in approximately equal installments on each of the first three anniversaries of the grant date.

The employment agreement provides that Mr. Griffiths is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. Mr. Griffiths also received a $7,200 per month stipend to assist with his housing in the New York, NY area through August 2012.

The employment agreement provides that if Mr. Griffiths resigns for “good reason” or is terminated by the Company without “cause” (as those terms are generally defined above, and including any action deemed “constructive dismissal” under Canadian Law), other than on account of death or “disability” (as defined in his employment agreement), subject to his execution and delivery of a valid and effective release and waiver, the Company will pay him Can$1,400,000 in cash and a prorated portion of his target annual performance cash incentive and his sign-on restricted stock and stock option awards will accelerate and vest. If Mr. Griffiths does not execute and deliver a valid and effective release and waiver, he will be entitled only to any severance pay required under the Canadian Employment Standards Act of 2000.

The employment agreement provides that, in the event a court of law determines that Mr. Griffiths’ employment with the Company breaches any continuing obligation with a prior employer and/or in the event that a prior employer takes that position or alleges a breach of fiduciary duty arising out of Mr. Griffiths’ acceptance of employment with the Company, the Company will indemnify Mr. Griffiths and pay or reimburse him for certain reasonable legal fees and disbursements related to his defense. The employment agreement also requires us to indemnify Mr. Griffiths if he incurs a loss due to a prior employer’s seeking to “claw back” monies or benefits previously received from the prior employer.

Change in Control Severance Policy

We maintain a Change in Control Severance Policy, which was initially approved by the Board of Directors in October 2004. This policy covers such senior executives as the Board of Directors may designate from time to time, including the Named Executive Officers discussed below.

Our Change in Control Severance Policy is intended to provide post-change in control severance benefits consistent with current competitive practice. These benefits are intended to: (1) provide additional incentive to those key executives most closely connected to a potential change in control to remain focused on the Company’s business priorities and to act more objectively and, therefore, in the best interests of stockholders, despite the fact that such a transaction could result in the executives’ termination; (2) encourage key executives to remain with us prior to completion of a change in control and to work toward a successful transition; and (3) provide potential additional non-competition and employee non-solicitation protection. In addition, pursuant to the equity incentive plans under which equity-based awards are granted — such as options, restricted stock, restricted stock units and performance shares — those equity-based awards generally vest upon a change in control if granted under the 2002 or 2007 Incentive Plans. Stock options and restricted stock awards granted under the 2011 Incentive Plan generally vest upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or will immediately vest upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that his or her existing confidentiality agreement with us, including with respect to non-competition and non-solicitation provisions, continues to be in full force and effect.

The policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by us or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the policy as the higher of the target annual performance cash incentive for the fiscal year in which the termination occurs or the average annual performance cash incentives earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Compensation Committee. As of March 31, 2013, Messrs. Gregoire, Beckert, Fischer, Griffiths and McCracken would have been entitled to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses and Mr. Elster would be entitled to cash severance payments equal to 2.00 times his annual base salary and bonus, to be paid no later than 60 days following a termination of employment. After March 31, 2013, Mr. McCracken is no longer entitled to change in control severance payments because his employment terminated on March 31, 2013.

The policy also provides the following additional benefits: (1) prorated target bonus payments for the year of termination; (2) a payment equal to the cost of 18 months’ of COBRA premium payments; (3) one year of outplacement services; (4) if applicable, certain relocation expenses; and (5) payments to make the executive whole with respect to excise taxes under Section 280G of the Internal Revenue Code. To the extent payment under the policy would give rise to an excess parachute excise tax, the policy provides that the payment will be reduced to an amount that would not give rise to an excise tax under Section 280G, provided that the reduction will not be more than 10%. If a reduction of greater than 10% would be required such that the payment would not give rise to an excise tax, no reduction will be required and we will gross up the executive to keep the executive whole. However, effective July 2010, the Compensation Committee in connection with a review of its executive compensation practices, determined that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control. Therefore, Messrs. Gregoire, Beckert, Griffiths and Elster, who became participants in the policy after July 2010, are not entitled to any excise tax gross up benefits.

Under the policy, a “change in control” would include, among other things, each of the following events: (1) the acquisition of 35% or more of our voting power; (2) a change in a majority of the incumbent members of our Board of Directors; (3) the sale of all or substantially all our assets; (4) the consummation of certain mergers or other business combinations; and (5) stockholder approval of a plan of liquidation or dissolution.

Estimated Payments in the Event of Termination of Employment or Following a Change in Control

Upon certain types of terminations of employment not related to a change in control of the Company, the Company may pay severance benefits to the Named Executive Officers. With regard to Messrs. Gregoire, Beckert, Griffiths and McCracken, severance in certain situations is or was provided in their employment agreements and arrangements. For additional information, please see “Other Compensation Arrangements Provided to Our Named Executive Officers — Employment Agreements,” above.

The following table shows the potential payments to our Named Executive Officers under existing agreements, plans or arrangements, under various scenarios involving a change in control or termination of employment, assuming a March 31, 2013 termination date and using the closing price of the Common Stock on March 28, 2013 of $25.18.

	Termination Due to Death(1) ($)	Termination Due To Disability(1) ($)	Without Cause/ Resignation for Good Reason(2) ($)	Certain Terminations Following a Change in Control(3) ($)
M.P. Gregoire
Cash Severance	–	–	1,500,000	7,475,000
Interrupted Performance Cycles(4)	–	–	–	–
Acceleration of Unvested Equity(5)	3,361,774	3,361,774	3,361,774	3,361,774
Other Benefits	–	–	26,868	36,868
Total Payments	3,361,774	3,361,774	4,888,642	10,873,642
R.J. Beckert
Cash Severance	–	–	550,000	3,289,000
Interrupted Performance Cycles(4)	870,649	867,317	867,317	870,649
Acceleration of Unvested Equity	396,243	396,243	–	396,243
Other Benefits	–	–	–	33,649
Total Payments	1,266,892	1,263,560	1,417,317	4,589,541
G.J. Fischer(6)
Cash Severance	–	–	700,000	4,213,441
Interrupted Performance Cycles(4)	1,636,851	1,629,717	1,629,717	1,636,851
Acceleration of Unvested Equity	1,186,819	1,186,819	–	1,186,819
Other Benefits	–	–	–	31,604
Total Payments	2,823,670	2,816,536	2,329,717	7,068,715
P. JL Griffiths
Cash Severance	–	–	1,376,060	4,114,419
Interrupted Performance Cycles(4)	1,564,005	1,557,249	1,557,249	1,564,005
Acceleration of Unvested Equity(5)	1,541,638	1,541,638	1,280,631	1,541,638
Other Benefits	–	–	–	15,077
Total Payments	3,105,643	3,098,887	4,213,940	7,235,139
A. Elster(6)
Cash Severance	–	–	650,000	2,600,000
Interrupted Performance Cycles(4)	523,417	521,828	521,828	523,417
Acceleration of Unvested Equity	887,069	887,069	–	887,069
Other Benefits	–	–	–	35,503
Total Payments	1,410,486	1,408,897	1,171,828	4,045,989
W.E. McCracken(7)
Cash Severance	–	–	–	7,475,000
Interrupted Performance Cycles(4)	3,410,153	3,395,289	3,395,289	3,410,153
Acceleration of Unvested Equity(5)	2,838,597	2,838,597	1,025,737	2,838,597
Other Benefits	–	–	–	5,673,249
Total Payments	6,248,750	6,233,886	4,421,026	19,396,999

(1)
Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of March 31, 2013. With regard to the three-year performance shares, promptly after death, the executive’s estate would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a disability, the executive would be eligible to receive a prorated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the disability. For purposes of this calculation, we determined the value of the prorated amount of the outstanding performance share awards under the fiscal year 2012-2014 and 2013-2015 long-term incentive plans using the closing market price of the Company’s Common Stock ($25.18) on March 28, 2013 based on the achievement of “target” performance under those awards, with the value of such awards discounted to reflect the present value of the target awards in the case of disability since those awards would not be paid until after the end of the applicable performance cycle.

(2)
If Mr. Gregoire’s employment had been terminated by the Company without “cause” or by Mr. Gregoire for “good reason” on March 31, 2013, he would have received: (1) accelerated vesting of any then-unvested portion of his sign-on equity grants (but sign-on stock options may not be exercised and sign-on restricted stock units will not be settled prior to their original vesting dates, and sign-on stock options will expire no later than one year thereafter); (2) a prorated annual bonus for the year in which the termination occurred, based on actual performance; and (3) a cash severance payment equal to 150% of his annual base salary. Assuming a March 31, 2013 termination date, Messrs. Beckert, Griffiths and McCracken would have been entitled to the following cash severance payments upon termination without “cause” or resignation for “good reason”: (1) Mr. Beckert would have been entitled to his annual base salary amount, payable in a lump sum; (2) Mr. Griffiths would have been entitled to Can$1,400,000, payable in a lump sum; and (3) Mr. McCracken would have been entitled to an amount equal to his annual performance cash incentive for the year in which termination occurred, based on actual performance. Mr. McCracken would also receive accelerated vesting of any outstanding awards of stock options (but stock options may not be exercised prior to their original vesting dates and will expire no later than one year thereafter). The cash severance amounts for Mr. Griffiths have been converted into U.S. dollars, using the March 28, 2013 Bloomberg 5PM NY composite rate of Can$1 to US$0.9829.

(3)
Represents cash payments and the value of benefits payable upon a termination of employment without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). As of March 31, 2013, Messrs. Gregoire, Beckert, Fischer, Griffiths and McCracken would each have been entitled to 2.99 times their annual base salaries and annual performance cash incentive targets and Mr. Elster would have been entitled to 2.00 times his annual base salary and annual performance cash incentive target. In addition, this calculation includes: (1)  the value of the accelerated vesting of each executive’s equity awards and prorated payout with regard to outstanding three-year performance shares, calculated as described in footnote (1) above in the event of death; (2) the value of one year of outplacement services; (3) the lump-sum payment of an amount equal to 18 months of COBRA premium payments; and (4) for Mr. McCracken, an estimated gross-up amount of approximately $5,663,249 to make him whole with respect to certain excise taxes. The excise tax gross up is intended to preserve a competitive level of change in control severance benefits. With regard to outstanding options and restricted stock: (1) the 2002 Incentive Plan and 2007 Incentive Plan each provide for the immediate acceleration of awards upon a change in control and (2) the 2011 Incentive Plan generally provides for the immediate acceleration of awards upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or for immediate acceleration upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control. With regard to the three-year performance shares, following a change in control, the executive would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the change in control.

(4)
With regard to the fiscal year 2012-2014 and fiscal year 2013-2015 three-year performance shares, the Compensation Committee reserves discretion, in the event of a termination without “cause” or disability to pay a prorated portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. See also the description of the long-term incentive awards and the three-year performance share component in “Compensation Discussion and Analysis,” above.

(5)
The amounts in this row reflect the accelerated vesting of unvested stock options for Mr. McCracken as of March 31, 2013 in connection with a termination without “cause” or resignation for “good reason” pursuant to his employment agreement. For Messrs. Gregoire and Griffiths, the amounts in this row reflect the accelerated vesting of the unvested portions of their respective sign-on restricted stock awards/units and stock option awards as of March 31, 2013. The employment agreements for Messrs. Gregoire and Griffiths provide that these sign-on equity awards immediately vest upon a termination without “cause” or resignation for “good reason.”

(6)
Messrs. Fischer and Elster do not have employment agreements. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, they would be eligible for severance under our U.S. broad-based discretionary severance policy, which generally will not exceed 52 weeks of base salary. For purposes of this calculation, we assume payment of severance equal to annual base salary. The actual amount paid to Mr. Fischer or Mr. Elster as executive officers, however, would be at the discretion of the Compensation Committee.

(7)
As required by SEC rules, this table assumes a change in control as of the last day of the most recently completed fiscal year (March 31, 2013). Mr. McCracken’s employment terminated on March 31, 2013 and the amounts that he received in connection with that termination, in exchange for a general release, are described above under “Other Compensation Arrangements Provided to Named Executive Officers — Employment Agreements.” He is no longer entitled to any other amounts shown in the table and he is included in the table in accordance with SEC rules.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the Named Executive Officers would be entitled to the balance of their vested accounts under our tax-qualified 401(k) plan, the 401(k) Supplemental Plans and the deferred compensation arrangements and vested equity, each in accordance with their terms. Without regard to vesting, the balances of these accounts for the Named Executive Officers as of March 31, 2013 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2013 Non-Qualified Deferred Compensation table, above.

Risk Considerations Relating to Compensation

The Company’s management (including its chief risk officer) presented the Compensation Committee with an assessment of the risks involved in the design and implementation of all of the Company’s incentive compensation programs, including all of the executive compensation plans that cover our Named Executive Officers. The Compensation Committee concurred with management’s assessment that our incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. Some factors considered in this analysis were the following:

•
The long-term equity awards granted to our executives are subject to long-term performance goals that are linked to the Company’s long-term strategy and have long-term performance cycles or vesting schedules, which links the compensation to long-term stock price performance and to the long-term interests of the Company’s stockholders.

•
The Company’s clawback policy gives the Compensation Committee the ability under certain circumstances to recover executive compensation awards when an executive engages in intentional misconduct or fraud that results in a substantial restatement of the Company’s financial statements.

•
The Compensation Committee has discretion to decrease the amount of any incentive compensation payouts (negative discretion) when determining final payouts of awards, which gives the Compensation Committee the ability to avoid rewarding executives for excessive or inappropriate risk-taking.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2013. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders. Our 2011 Incentive Plan was approved by stockholders in August 2011 and all equity awards to employees after the date of stockholder approval will be granted under the 2011 Incentive Plan; however, awards already granted under the 2007 and 2002 Incentive Plans, including awards for which performance targets have been established under those plans, will remain outstanding and be satisfied under those plans. Non-employee directors receive fees under the CA, Inc. 2012 Compensation Plan for Non-Employee Directors.

Equity Compensation Plan Information

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	9,738,545(2)	25.17	69,491,630(3)
Equity compensation plans not approved by security holders	–	–	–
Total	9,738,545	25.17	69,491,630

(1)
The calculation of the weighted average exercise price includes only stock options and does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)
Includes all stock options outstanding under the 2002 Compensation Plan for Non-Employee Directors, 2001 Stock Option Plan, 2002, 2007, and 2011 Incentive Plans; all restricted stock units outstanding under the 2007 and 2011 Incentive Plans; and all deferred stock units outstanding under the 2002, 2003 and 2012 Compensation Plans for Non-Employee Directors. Although certain shares were not awarded as of March 31, 2013 for the performance-based targets set under the fiscal year 2011, 2012 and 2013 long-term incentive plans, we have assumed the following for purposes of this table: with regard to (i) the three-year performance share components of the fiscal year 2012-2014 and 2013-2015 long-term incentive plans (for which the performance cycles will end after fiscal years 2014 and 2015, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range from 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance share component of the fiscal year 2013 long-term incentive plan and the three-year performance share component of the fiscal year 2011-2013 long-term incentive plan, the actual grants occurred in fiscal year 2014 (as indicated in the Outstanding Equity Awards at 2013 Fiscal Year-End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column. This also includes 127,023 options with a weighted average exercise price of $21.28 assumed by us in connection with acquisitions. No additional options or rights will be granted under these assumed equity plans.

(3)
As of March 31, 2013, there were 39,327,162 shares available under the 2011 Incentive Plan, 411,988 shares available under the 2012 Compensation Plan for Non-Employee Directors, and 29,752,479 shares available under the 2012 Employee Stock Purchase Plan.

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This proposal is commonly known as a “say-on-pay” proposal.

The Board of Directors and the Compensation Committee believe that the compensation program described under “Compensation Discussion and Analysis” is an effective incentive for the achievement of positive results, appropriately aligning pay and performance and enabling the Company to attract and retain talented executives.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules under "Compensation Discussion and Analysis" and “Compensation and Other Information Concerning Executive Officers.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

This vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (PROPOSAL 3).

PROPOSAL 4 — RATIFICATION OF THE STOCKHOLDER PROTECTION RIGHTS AGREEMENT

General

The Board of Directors has authorized, and we have entered into, a Stockholder Protection Rights Agreement dated as of November 8, 2012 (the “Rights Agreement”) with Computershare Shareowner Services LLC, as Rights Agent. The Rights Agreement is substantially similar to our expired Stockholder Protection Rights Agreements, which were voted on by, and received the favorable support of, our stockholders in 2010 and 2007, respectively. As with the prior Stockholder Protection Rights Agreements, the Board has directed that our stockholders be given the opportunity to vote on the Rights Agreement at the annual meeting of stockholders.

In addition to seeking stockholder ratification, the Rights Agreement includes all of the “stockholder-friendly” features that were part of the expired Stockholder Protection Rights Agreements ratified by stockholders in 2010 and 2007, including setting the threshold for triggering exercise of the Rights Agreement at 20% of the outstanding shares of Common Stock; a fixed term for the Rights Agreement of only three years; and a provision requiring a committee of independent directors to assess annually whether the Rights Agreement remains in the best interests of our stockholders. Like the expired Stockholder Protection Rights Agreements, the Rights Agreement also includes a provision that states that the Rights Agreement will not be triggered by a Qualifying Offer (described below) if holders of at least 10% of the outstanding shares of Common Stock request that a special meeting of stockholders be convened for the purpose of exempting such offer from the Rights Agreement, and thereafter the stockholders vote at such meeting to exempt such Qualifying Offer from the Rights Agreement.

The Board believes that the Rights Agreement is in the best interests of our stockholders and strikes an appropriate balance between allowing the Board to use a rights agreement to increase its negotiating leverage to maximize stockholder value and current best practices giving stockholders a voice in the process. In the case of offers that the Board considers to be coercive, abusive or opportunistic, the Rights Agreement should provide time for the Board to evaluate that offer, to seek out and secure potentially superior financial alternatives, if available, and ultimately to negotiate the best price for our stockholders if a change of control transaction is to occur. The following is a summary of the material terms of the Rights Agreement. The statements below are only a summary, and we refer you to the full text of the Rights Agreement, which is attached as Exhibit B to this Proxy Statement. Each statement in this summary is qualified in its entirety by reference to the Rights Agreement.

Under the terms of the Rights Agreement, holders of our Common Stock as of November 19, 2012 received one stockholder protection right for every share of our Common Stock held after the close of business on November 19, 2012. Each share of our Common Stock issued after the close of business on November 19, 2012 also will be issued one corresponding right. The rights are evidenced by our Common Stock certificates. After the separation time, which is described below, the rights may separate and each right will entitle the holder to purchase from us 0.001 shares of participating preferred stock at a purchase price of $100 per share, subject to adjustment, or, after a flip-in date (described below), to purchase shares of our Common Stock equal in value (as calculated under the terms of the Rights Agreement) to twice the exercise price (as adjusted). The rights would also entitle their holders to acquire common stock of an acquiror in the circumstances described below.

The rights serve as an anti-takeover device and encourage third parties who may be interested in acquiring us to negotiate directly with the Board. The rights will not prevent a takeover of us. However, as described below, the rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Common Stock unless the rights are first redeemed by the Board. Nevertheless, the rights should not interfere with a transaction that is in the best interests of our stockholders because the rights may be redeemed at any time prior to the flip-in date that is described below. The Board’s decision to enter into the Rights Agreement was not made in response to, or in anticipation of, any acquisition proposal.

Events Causing the Exercisability of the Rights

The rights will become exercisable upon the occurrence of the “separation time,” which is defined in the Rights Agreement as the next business day following the earlier to occur of:

•	the “flip-in date,” which is

◦
the first date of a public announcement by us that any person has become an Acquiring Person under the Rights Agreement, which generally means a person or group that has become the beneficial owner of 20% or more of the outstanding Common Stock (Martin Haefner and Eva Maria Bucher-Haefner and their respective affiliates and associates are “grandfathered” under this provision so long as their aggregate ownership of Common Stock does not exceed 126,562,500 shares); or

◦	the date and time on which any Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Common Stock; or

•
the tenth business day (or such later date as determined by resolution of the Board) after the date on which any person commences a tender or exchange offer that, if consummated, would result in that person becoming an Acquiring Person.

Until the separation time, the rights may be transferred only with shares of our Common Stock.

Effect of “Flip-In Date”

In the event that a flip-in date occurs prior to the expiration of the rights, each right (other than rights owned by an Acquiring Person, its affiliates or transferees, which will become void) will thereafter constitute the right to receive, upon exercise for the $100 exercise price, subject to adjustment, that number of shares of our Common Stock (or, in certain circumstances, cash, property or other securities) having a value equal to two times the exercise price, as determined pursuant to the terms of the Rights Agreement. However, the Board may exchange the rights (other than rights that have become void) at any time after a flip-in date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Common Stock in whole or in part, at an exchange ratio of one share of our Common Stock per right. Before effecting such an exchange, the Board may direct us to enter into a trust agreement establishing a trust into which we will issue all or some of the shares of our Common Stock (or other securities) issuable pursuant to the exchange, and all holders of rights entitled to receive shares pursuant to the exchange will only be entitled to receive these shares from the trust upon compliance with the relevant terms of the trust agreement.

Until a right is exercised or exchanged, the holder of the right, by virtue of being a right holder, will have no rights as a stockholder of ours, including, for example, the right to vote or to receive dividends.

The Board May Redeem the Rights

The Board may, at its option, at any time prior to the flip-in date, redeem all (but not less than all) of the then outstanding rights at a price of $0.001 per right. The rights will then terminate immediately and each right, whether or not previously exercised, will thereafter represent only the right to receive the redemption price in cash or securities, as determined by the Board.

Exercise of Rights for Shares of an Acquiring Company

If, on or after a flip-in date, an Acquiring Person controls the Board or beneficially owns 90% or more of our Common Stock, and we are involved in (i) a merger, consolidation or statutory share exchange (or enter into an agreement to undertake any of the foregoing) and either (A) that merger, consolidation, or statutory share exchange is with that Acquiring Person (or any affiliate or associate thereof) or (B) any term of that merger, consolidation or share exchange relating to the treatment of capital stock that is beneficially owned by the Acquiring Person is not identical to the terms of that transaction relating to capital stock beneficially owned by other holders or (ii) a sale of more than 50% of our assets or earning power, proper provision will be made so that the holders of the rights will then each have the right to receive, upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a market value at the time of the transaction equal to two times the exercise price of the right.

Qualifying Offer

In the event we receive a Qualifying Offer (that has not been terminated prior thereto and which continues to be a Qualifying Offer), stockholders representing at least 10% of the shares of Common Stock then outstanding may request that the Board call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Rights Agreement not earlier than 90, nor later than 120, business days following the commencement of the offer. The Board must then call and hold a meeting to vote on exempting such offer from the terms of the Rights Agreement within the 90th business day following receipt of the stockholder demand for such meeting; provided that the period may be extended if, prior to the vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock) with respect to a merger, recapitalization, share exchange, or a similar transaction involving us or the direct or indirect acquisition of more than 50% of our consolidated total assets (a “Definitive Acquisition Agreement”), until the time of the meeting at which the stockholders will be asked to vote on the Definitive Acquisition Agreement. If no person has become an Acquiring Person, the offer continues to be a Qualifying Offer and stockholders representing at least a majority of the shares of Common Stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then the Qualifying Offer will be deemed exempt from the Rights Agreement on the date that the vote results are certified. If no person has become an Acquiring Person and no special meeting is held by the date required, the rights will be redeemed at the close of business on the tenth business day following that date.

A Qualifying Offer, in summary terms, is an offer determined by the Board to have the following characteristics, which are generally intended to preclude offers that are coercive, abusive, or highly contingent:

•
is a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, for any and all of the outstanding shares of Common Stock at the same per-share consideration;

•
is an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is made by an offeror (including its affiliates or associates) that beneficially owns no more than 5% of the outstanding Common Stock as of the date of such commencement;

•	is an offer not subject to any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence on us;

•	is an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 business days and, if a stockholder demand is duly delivered to the Board at least ten business days after the date of the special meeting or, if no special meeting is held within the required period, at least ten business days following the end of such period, subject to certain exceptions set forth in the Rights Agreement;

•
is an offer pursuant to which we have received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is commenced, subject to certain exceptions set forth in the Rights Agreement;

•	if an offer includes stock of the offeror, offeror must allow our investment bank, legal counsel and accountants to perform appropriate due diligence on the offeror’s business;

•
is an offer conditioned on a minimum of at least a majority of the outstanding shares of Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

•
is an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all shares of Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to any stockholders’ statutory appraisal rights;

•
is an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof); and

•
if an offer includes stock of the offeror, (i) the stock portion of consideration must consist solely of common stock of the offeror, which must be a U.S. corporation whose stock is freely and publicly traded and is listed on the New York Stock Exchange or the NASDAQ National Market System, (ii) no stockholder approval is required or, if required, has been obtained, (iii) no person beneficially owns more than 20% of the voting stock of the offeror, (iv) no other class of voting stock of the offeror is outstanding and the offeror may register securities on Form S-3, and (v) we have received written representations and certification of the offeror and the offeror’s chief executive officer and chief financial officer that all material facts about the offeror have been fully and accurately disclosed and new facts will be fully and accurately disclosed during the period during which the offer remains open, and all required Exchange Act reports will be filed by the offeror in a timely manner during the offer period.

Adjustments to Exercise Price

The exercise price for each right and the number of shares of participating preferred stock (or other securities or property) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of, or in exchange for, Common Stock.

Amendments to Terms of the Rights; Suspension of Exercisability or Exchangeability

Except for any extension of the expiration date (or any change in the definition thereof), which may only be done by action of our stockholders, any of the terms or provisions of the Rights Agreement may be amended by the Board prior to the flip-in date. After the rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes that do not materially adversely affect the interests of holders of rights (other than the Acquiring Person or its affiliates or associates).

If the Board determines that some action needs to be taken under certain terms and provisions of the Rights Agreement, or in order to properly give effect to those terms and provisions, or to comply with federal or state securities laws or applicable regulations of the exchange on which the rights are traded, we may suspend the exercisability or exchangeability of the rights for a reasonable period sufficient to allow us to take such action or comply with such laws or regulations. In the event of any such suspension, we will promptly make a public announcement stating that the exercisability or exchangeability of the rights has been temporarily suspended. Upon a suspension, any rights of action vested in a rights holder will also be temporarily suspended.

Annual Review by Independent Directors

A committee of our independent directors will evaluate the Rights Agreement annually to determine whether it continues to be in the best interests of our stockholders, or, rather, if the rights should be redeemed.

Term

The rights will expire at the close of business on November 30, 2015, unless earlier redeemed, exercised or exchanged by us as described above, or unless an extension is approved by our stockholders prior to that date.

Stockholder Ratification

Stockholders are being asked to vote to ratify the Rights Agreement in an effort to determine the viewpoint of stockholders on the advisability of the Rights Agreement. If the Rights Agreement is not ratified by stockholders as proposed, the Board intends to reevaluate the Rights Agreement and determine whether it believes the Rights Agreement in its current form continues to be in the stockholders’ best interests. The Board may, as a result of such reevaluation and determination, terminate the Rights Agreement, modify the terms of the Rights Agreement or allow the Rights Agreement to remain in place without change, among other actions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE STOCKHOLDER PROTECTION RIGHTS AGREEMENT (PROPOSAL 4).

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT

The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of Common Stock as of May 23, 2013 for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers set forth in the Fiscal Year 2013 Summary Compensation Table, above (including Mr. Gregoire, who is listed under the “Directors and Nominees” heading) and (4) all of our directors, nominees and executive officers as a group. The table also sets forth separately the number of shares of Common Stock underlying deferred stock units and restricted stock units held by each of our directors and officers as of May 23, 2013. Percentage of beneficial ownership is based on 453,733,734 shares of Common Stock outstanding as of May 23, 2013. Unless otherwise indicated, the address for the following stockholders is c/o CA, Inc., One CA Plaza, Islandia, NY 11749.

Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent of Class	Shares Underlying Deferred Stock Units or Restricted Stock Units(3)
Holders of More Than 5%:

Careal Holding AG	125,813,380	(4)	27.73%
Martin Haefner
Eva Maria Bucher-Haefner
Utoquai 49 8022 Zürich, Switzerland

Directors and Nominees:
Jens Alder	–		*	11,319
Raymond J. Bromark	1,000		*	36,627
Gary J. Fernandes	1,125		*	87,345
Michael P. Gregoire(5)	–		*	87,642
Rohit Kapoor	20,000		*	23,311
Kay Koplovitz	–		*	27,535
Christopher B. Lofgren	–		*	55,547
Richard Sulpizio	–		*	23,135
Laura S. Unger	–		*	43,223
Arthur F. Weinbach	25,000		*	65,635
Renato (Ron) Zambonini	25,000		*	40,443

Named Executive Officers (Non-Directors):
Richard J. Beckert	125,178		*	–
Adam Elster	107,187		*	–
George J. Fischer(6)	352,173		*	–
Peter JL Griffiths(7)	168,486		*	23,100
William E. McCracken(8)	571,308		*	47,707

All Directors, Nominees and Executive Officers as a Group (17 persons)	1,153,697		*	524,862

*	Represents less than 1% of the Common Stock outstanding.

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares.

(2)
The amounts shown in this column include the following shares of Common Stock issuable upon exercise of stock options that either are currently exercisable or will become exercisable within 60 days after May 23, 2013: Mr. Beckert, 68,216; Mr. Elster, 53,454; Mr. Fischer, 255,172; Mr. Griffiths, 143,084; Mr. McCracken, 509,412; and all directors, nominees and executive officers as a group, 731,194.

(3)
Under our prior and current compensation plans for non-employee directors, directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the column headed “Number of Shares Beneficially Owned” because the directors do not currently have the right to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information.

(4)
Information based solely on a Schedule 13D/A filed with the Securities and Exchange Commission jointly by Careal Holding AG ("Careal"), Martin Haefner and Eva Maria Bucher-Haefner on July 10, 2012. Careal is a holding company of which 50% of the shares are owned by Mr. Haefner and 50% of the shares are owned by Ms. Bucher-Haefner. The Schedule 13D/A reported that Mr. Haefner and Ms.Bucher-Haefner share voting power and dispositive power over 125,813,380 shares held by Careal.

(5)
As of May 23, 2013, Mr. Gregoire holds 87,642 restricted stock units, which are not included in the column headed “Number of Shares Beneficially Owned” because Mr. Gregoire does not currently have the right to dispose of or vote the underlying shares of Common Stock.

(6)	As of May 23, 2013, Mr. Fischer has pledged 28,000 shares of Common Stock to secure a personal line of credit.

(7)
As of May 23, 2013, Mr. Griffiths holds 23,100 restricted stock units, which are not included in the column headed “Number of Shares Beneficially Owned” because Mr. Griffiths does not currently have the right to dispose of or vote the underlying shares of Common Stock.

(8)
Mr. McCracken retired as Chief Executive Officer and as a member of the Board of Directors effective January 7, 2013. As of May 23, 2013, Mr. McCracken holds 47,707 deferred stock units, which were received by him as a non-employee director prior to his becoming an employee of the Company in fiscal year 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during fiscal year 2013 all required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2014 annual meeting pursuant to rule 14a-8 of the Exchange Act is February [12], 2014, except as may otherwise be provided in rule 14a-8. All such proposals must be received by the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749 by the required deadline in order to be considered for inclusion in the Company’s 2014 proxy materials.

ADVANCE NOTICE PROCEDURES FOR OUR 2014 ANNUAL MEETING

Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2014 annual meeting must be submitted no earlier than April 2, 2014 and no later than May 2, 2014 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749. If the stockholder does not also comply with the requirements of rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the Company’s proxy to vote the shares represented thereby on those matters in accordance with their best judgment.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IN WRITING, ADDRESSED TO:

CA, INC.
ATTN.: INVESTOR RELATIONS DEPARTMENT
ONE CA PLAZA, ISLANDIA, NEW YORK 11749

OUR ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET AT WWW.CA.COM/INVEST.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation and Human Resources Committee Report on Executive Compensation” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: June [ ], 2013
Islandia, New York

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP metrics for operating expenses, operating income, operating margin and income from continuing operations exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal year 2007 restructuring costs and certain other gains and losses, which includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. In fiscal year 2011, non-GAAP income also excludes recoveries and certain costs associated with derivative litigation matters. Adjusted cash flow from operations excludes restructuring and other payments. In addition, the non-GAAP metrics reported in this Proxy Statement exclude internally reported results from any acquisition that is included in SEC-disclosed results as a purchase transaction during the performance period and that was not contemplated at the time the respective target performance goals were established. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of our prior fiscal year (i.e., March 31, 2012, March 31, 2011 and March 31, 2010, respectively). Constant currency excludes the impacts from the Company’s hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.

Stockholders are encouraged to review the reconciliation of the non-GAAP financial measures included in the “Compensation Discussion and Analysis” section of this Proxy Statement to their most directly comparable GAAP financial measures, which are included in the following tables.

	CA, Inc.
	Reconciliation of GAAP Results to Fiscal Year 2013 Non-GAAP Revenue Growth
	(unaudited)
	(dollars in millions)

		Fiscal Year Ended
		March 31,
		2013	2012
	Revenue	$4,643	$4,814
	Impact of foreign currency exchange	95
	Revenue in constant currency(1)	$4,738
	y/y (decline) growth in constant currency(1)	(1.6)%

(1)
Constant currency information is presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on March 31, 2012, which was the last day of our prior fiscal year. Constant currency excludes the impact from the Company's hedging program.

	Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.
Reconciliation of GAAP Results to Fiscal Year 2013 Non-GAAP Operating Margin
(unaudited)
(dollars in millions)

		Fiscal Year Ended
		March 31, 2013

	GAAP income from continuing operations	$955
	GAAP income tax expense	363
	Interest expense, net	44
	GAAP income from continuing operations before interest and income taxes	$1,362
	GAAP operating margin (% of revenue)(1)	29.3%

	Non-GAAP adjustments to expenses:
	Costs of licensing and maintenance(2)	$3
	Cost of professional services(2)	4
	Amortization of capitalized software costs(3)	163
	Selling and marketing(2)	31
	General and administrative(2)	23
	Product development and enhancements(2)	17
	Depreciation and amortization of other intangible assets(4)	54
	Other (gains) expenses, net (5)	-
	Total Non-GAAP adjustment to operating expenses	$295
	Operating income (non-GAAP income from continuing operations before interest and income taxes)	$1,657
	Non-GAAP operating margin (% of revenue) (6)	35.7%

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by total revenue (refer to previous table for total revenue).

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization, which includes an impairment of $55 million relating to purchased software products.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)
Non-GAAP adjustment consists of other miscellaneous costs including gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter.

(6)	Non-GAAP operating margin is calculated by dividing non-GAAP income from continuing operations before interest and income taxes by total revenue (refer to previous table for total revenue).

	Refer to the discussion of non-GAAP financial measures included in this Proxy Statement for additional information.

	Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Revenue Growth
(unaudited)
(dollars in millions)

		Fiscal Year Ended
		March 31,
		2013	2012	2011(1)	2010(1)
	Revenue	$4,643	$4,814	$4,429	$4,227
	Adjustment for acquisitions	-	-	(15)
	Revenue adjusted for acquisitions	$4,643	$4,814	$4,414
	Impact of foreign currency exchange	95	(89)	(4)
	Revenue in constant currency adjusted for acquisitions(2)	$4,738	$4,725	$4,410

	y/y (decline) growth in constant currency(2)	(1.6)%	7.0%	4.3%

	Three-year average growth in constant currency(2)	3.2%

(1)	Revised to reflect the discontinued operations associated with the sale of the Company's Information Governance business and the Company's Internet Security business.

(2)
Constant currency information is presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the prior fiscal year (i.e., March 31, 2012, March 31, 2011 and March 31, 2010, respectively). Constant currency excludes the impact from the Company's hedging program.

	Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Operating Income Growth (Income from Continuing Operations before Interest and Income Taxes)
(unaudited)
(dollars in millions)

		Fiscal Year Ended
		March 31,
		2013	2012	2011(1)	2010(1)
	Revenue	$4,643	$4,814	$4,429	$4,227
	GAAP net income	$955	$951	$827	$771
	GAAP income from discontinued operations, net of income taxes	-	(13)	(4)	(12)
	GAAP income from continuing operations	$955	$938	$823	$759
	GAAP income tax expense	363	416	386	393
	Interest expense, net	44	35	45	76
	GAAP income from continuing operations before interest and income taxes	$1,362	$1,389	$1,254	$1,228

	Non-GAAP adjustments to expenses:
	Costs of licensing and maintenance(2)	$3	$3	$3	$3
	Cost of professional services(2)	4	4	3	2
	Amortization of capitalized software costs(3)	163	103	88	49
	Selling and marketing(2)	31	36	30	34
	General and administrative(2)	23	27	24	41
	Product development and enhancements(2)	17	19	20	22
	Depreciation and amortization of other intangible assets(4)	54	65	73	54
	Other (gains) expenses, net (5)	-	1	(6)	2
	Total Non-GAAP adjustment to operating expenses	$295	$258	$235	$207
	Operating income (non-GAAP income from continuing operations before interest and income taxes)	$1,657	$1,647	$1,489	$1,435
	Adjustment for acquisitions, net	-	-	9	-
	Non-GAAP operating income adjusted for acquisitions	$1,657	$1,647	$1,498	$1,435

	y/y growth	0.6%	9.9%	4.4%

	Three-year average growth	5.0%

(1)	Revised to reflect the discontinued operations associated with the sale of the Company's Information Governance Business and the Company's Internet Security business.

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of purchased software amortization, which includes an impairment of $55 million relating to purchased software products, for the fiscal year ended March 31, 2013.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)
Non-GAAP adjustment consists of Fiscal 2007 Restructuring Plan expense adjustments and other miscellaneous costs including gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter. Fiscal year 2011 includes a $9 million net gain from one-time stockholder derivative litigation settlements.

	Refer to the discussion of non-GAAP financial measures included in this Proxy Statement for additional information.

	Certain non-material differences may arise versus actual from impact of rounding.

CA, Inc.
Reconciliation of GAAP Results to Three-Year Non-GAAP Adjusted Cash Flow From Operations Growth
(unaudited)
(dollars in millions)

		Fiscal Year Ended
		March 31,
		2013	2012	2011(1)	2010(1)
	Net cash provided by operating activities	$1,408	$1,505	$1,377	$1,336
	Restructuring and other payments	15	16	62	53
	Adjusted cash flow from operations	$1,423	$1,521	$1,439	$1,389

	y/y (decline) growth	(6.4)%	5.7%	3.6%

	Three-year average growth	1.0%

	Net cash used in investing activities	$(473)	$(455)	$(700)	$(888)
	Net cash used in financing activities	$(938)	$(1,330)	$(320)	$(705)

(1)	Revised to reflect the discontinued operations associated with the sale of the Company's Information Governance business and the Company's Internet Security business.

	Certain non-material differences may arise versus actual from impact of rounding.

EXHIBIT A

CA, INC.

CORPORATE GOVERNANCE PRINCIPLES

General

These Corporate Governance Principles (these "Principles") have been approved by the Board of Directors of CA, Inc. (the "Company") and provide the basic outline of the Company's corporate governance.

Role and Functions of the Board

The Board is elected by the stockholders to oversee the business and affairs of the Company, to oversee management, to build long-term value for the stockholders, and to sustain the Company's vitality for its stockholders and other constituencies, including its employees.

In addition to these general roles, the Board performs a number of more specific functions, including:

•	selecting and overseeing the evaluation of the Chief Executive Officer (the "CEO");

•	overseeing CEO and senior management succession planning;

•	providing counsel and oversight on the selection, evaluation and development of senior management;

•	reviewing and approving corporate strategy on an annual basis;

•	advising and counseling the CEO and senior management on relevant topics;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering strategies for their management and mitigation; and

•
overseeing and evaluating processes designed to maintain the integrity of the Company, including the integrity of its financial statements, its compliance with law and ethics, and its relationships with its employees, customers, suppliers and other stakeholders.

Director Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company and its stockholders. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, as well as an understanding of the Company's business and the willingness to question what they do not understand.

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. To ensure that a director has sufficient time to devote, no director may serve on more than three boards of directors of public companies in addition to the Company’s Board.

To enable the Corporate Governance Committee to monitor compliance with the criteria for service as a director, as well as for service on a particular Board Committee, a director shall notify the Chair of the Corporate Governance Committee promptly of: (1) the director’s retirement from his or her principal occupation or a material change in his or her principal occupation or business association; (2) the proposed election of the director to the board of directors (or similar body) or any board committee of another entity (other than not-for-profit entities); (3) the director's removal or other cessation of service as a member of any such board or committee; or (4) any other development that could affect the director's ability to serve on the Board or any Board Committee. The Corporate Governance Committee shall determine whether to recommend to the Board that any action be taken as a result of any such event.

Director Independence

A majority of the directors must be independent directors, as determined by the Board on the recommendation of the Corporate Governance Committee, based on the guidelines set forth below. The Board believes that the CEO should serve on the Board. At no time shall more than two employees of the Company (including the CEO) serve on the Board; provided, that if the total number of directors exceeds twelve, no more than 25% of the total number of directors may be employees of the Company.

For a director to be considered independent, the Board must determine that the director does not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has established guidelines to assist it in determining director independence in conformity with The NASDAQ Stock Market LLC ("NASDAQ") listing requirements. In addition, the Board will consider all relevant facts and circumstances in making an independence determination, not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be independent if:

•
the director is, or at any time during the past three years was, employed by the Company (provided that employment by a director as an executive officer on an interim basis for a period no longer than one year will not disqualify that director from being considered independent following such employment);

•	a family member of the director is, or at any time during the past three years was, employed by the Company as an executive officer;

•
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the past three years (provided that compensation received by the director for former service as an executive officer on an interim basis for a period no longer than one year will not be considered in determining independence following such service), other than (i) compensation for Board or Board committee service, (ii) compensation paid to a family member of the director who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•
the director or a family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed 2% of the recipient's consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company's securities or (ii) payments under non-discretionary charitable contribution matching programs;

•
the director or a family member of the director is an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner or employee of the Company's outside auditor, or was a partner or an employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and will not, in and of themselves, impair the director's independence:

Payments To/From the Company

1.
the director or a family member of the director is a partner in or an executive officer of another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient's consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company's securities or (ii) payments under non-discretionary charitable contribution matching programs;

2.
the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient's consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company's securities or (ii) payments under non-discretionary charitable contribution matching programs;

Indebtedness

1.
the director or a family member of the director is a partner in or an executive officer of another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's (or entity's) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company's or entity's total consolidated assets;

2.
the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's (or entity's) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company's or entity's total consolidated assets;

Charitable Contributions

1.
the director or a family member of the director is an executive officer, of a charitable organization, and the Company's discretionary charitable contributions to the organization (i.e., other than contributions made under the Company's matching grant program) do not exceed, in the current or any of the past three fiscal years, 2% of the charitable organization's consolidated gross revenues for that year or $200,000 whichever is more;

Directorships

1.
the director or a family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

Less Than 10% Equity Interest

1.
the director and the family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company;

Other

1.
the director or a family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

2.	a member of the director's family (other than a family member) serves in any capacity with the Company; or

3.
a member of the director's family (other than a family member) serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization).

Notwithstanding the foregoing, the Board (on the recommendation of the Corporate Governance Committee) may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Company and any such relationship does not constitute a bar to independence under NASDAQ listing requirements) is nonetheless independent.

For purposes of these Principles, the term "family member" means a person's spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

The ownership of stock in the Company by directors is encouraged and the ownership of a substantial amount of stock in the Company shall not in itself be a basis for a determination that a director is not independent.

The Board will undertake an annual review of the independence of all non-employee directors, based on the recommendation of the Corporate Governance Committee.

Size of Board

The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board's ability to function effectively and with appropriate diversity and expertise.

The Corporate Governance Committee shall be responsible for selecting and recommending to the Board candidates to fill vacancies on the Board that occur as a result of expansion of the size of the Board, by resignation, by retirement or for any other reason.

Period of Board Service

A director may serve only until the annual meeting after the director’s 75th birthday.

Director Selection Process

All directors shall stand for election by the stockholders each year at the Company's Annual Meeting of Stockholders. The Board, on the recommendation of the Corporate Governance Committee, shall propose a slate of nominees for election at each such meeting. In addition, between such meetings, the Board, on the recommendation of the Corporate Governance Committee, may elect directors to serve until the next such meeting.

Stockholders may propose nominees for consideration by the Corporate Governance Committee in accordance with procedures developed by that Committee and disclosed in the Company's Proxy Statement each year.
Each director shall submit his or her Irrevocable Resignation (as defined below) in writing to the Chairman of the Corporate Governance Committee. The Board shall nominate for re-election as a director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be re-elected as a director, an irrevocable resignation authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which such candidate is nominated for re-election and (ii) Board acceptance of such resignation (an "Irrevocable Resignation"). In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of Irrevocable Resignation tendered by other directors in accordance herewith.

The Corporate Governance Committee (or such other committee comprised of independent directors as the Board may appoint) shall consider the Irrevocable Resignation submitted by any director not receiving the requisite number of votes to be elected pursuant to Section 7 of Article II of the By laws and shall recommend to the Board the action to be taken with respect to such tendered resignation. If no independent directors received the required majority vote, the Board shall act on the resignation offers. Any director whose Irrevocable Resignation is under consideration pursuant to this provision shall not participate in the committee recommendation regarding whether to accept the resignation offer. The Board shall take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the Securities and Exchange Commission. After accepting a director's resignation, the Board may fill any resulting vacancy or may decrease the size of the Board.

Former CEOs and Other Employee's Board Membership

The Board believes that the Board membership of the CEO and other employees of the Company following their resignation or retirement from the Company is a matter to be decided in each individual instance. When the CEO no longer holds that position or an employee director resigns or retires as an employee of the Company, resignation from the Board should be offered at the same time.

Meetings

The Board should have at least five scheduled meetings each year. There shall be an agenda for each meeting, focusing on relevant issues for the Board's consideration. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve, as well as meetings of the Company's stockholders.

The independent directors will have regularly scheduled meetings at least twice a year at which only independent directors are present. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (described below), if any, shall preside at those meetings.

Agendas and other meeting materials should be distributed in advance of Board and Committee meetings so as to provide the directors sufficient time to review such materials; the directors are expected to review such materials. Directors are encouraged to make suggestions as to agenda items and to ask that additional information be provided to the Board or any Committee to facilitate its performance.

On an annual basis, the Secretary of the Company shall prepare and distribute to the directors a detailed calendar of the meetings scheduled to be held by the Board and each of its Committees during the ensuing year. The calendar shall also specify the matters to be considered and acted upon at each such meeting, to the extent known at such time.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. When the Chairman of the Board is a member of management or is otherwise not independent, the non-employee directors shall elect annually, on the recommendation of the Corporate Governance Committee, a Lead Independent Director. The duties of the Lead Independent Director (or the Chairman, if he or she is independent) shall include presiding at executive sessions of the non-employee and independent directors.

Board Self-Assessment and Director Evaluation

The Board will conduct an annual self-assessment of its performance to determine whether the Board and its Committees are functioning effectively. The Chair of the Corporate Governance Committee and the Chairman of the Board will coordinate an annual evaluation of the performance of each director.

Board Compensation

Directors who are employees shall not receive any compensation, directly or indirectly, for their services as directors. The Corporate Governance Committee shall be responsible for recommending to the Board the compensation and any benefits for non-employee directors, which shall be subject to the full discussion and approval by the Board. In discharging this duty, the Corporate Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for the work they perform; (2) compensation should include a significant equity component to align directors' interests with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Stock Ownership Guideline for Non-Employee Directors

Consistent with our director compensation programs, each non-employee director receives at least 50% of his or her director compensation in the form of equity in the Company, which may not be transferred until after the director’s retirement.

Counsel and Other Advisors; Company Funding Obligations

The Board shall have the authority, to the extent deemed necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Board in carrying out its responsibilities. The Company shall provide for appropriate funding, as determined by the Board, to pay any such counsel or other advisors retained by the Board.

Access to Management and Outside Counsel and Auditors

Non-employee directors may contact senior managers of the Company and the Company's outside counsel and auditors without the permission of senior corporate management, and without such management being present. To facilitate such contact, non-employee directors are encouraged to periodically visit Company locations without senior corporate management being present.

Director Orientation and Education

Under the guidance of the Corporate Governance Committee, the Company provides an orientation program for new directors and a continuing education program for all directors that includes information about the Company's business, operations and industry, information about corporate governance, compliance and ethics and information about other matters relevant to the discharge of the directors’ duties. The orientation and continuing education programs may include written materials and oral presentations by Management and outside experts, as well as Company site visits. In addition, directors are highly encouraged to attend appropriate outside continuing education programs on topics relevant to the Company’s business and governance. The Company will reimburse directors for the reasonable expenses of attending these programs.

Board Committees

The Board has established the following committees to assist the Board in discharging its responsibilities: the Audit Committee; the Compensation and Human Resources Committee; the Corporate Governance Committee; and the Compliance and Risk Committee. The Board may from time to time modify any of these Committees or establish new Committees.

The composition, responsibilities and other attributes of each Committee shall be specified in a Charter that shall be adopted by such Committee and approved by the Board. The Charters provide that each Committee will annually evaluate its performance.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, each of whom shall serve at the discretion of the Board. In designating members of the Committees, the Board shall consider the extent to which Committee assignments should be rotated from time to time. While rotating Committee members should be considered periodically, the Board does not believe rotation should be mandated as a policy since there are significant benefits attributable to continuity, experience gained in service on particular committees and utilizing most effectively the individual talents of the directors.

The frequency, length and agenda of meetings of each Committee are determined by the Chair of the Committee, who may consult with members of the Committee and appropriate officers of the Company. Board members who are not members of a particular Committee are welcome to attend meetings of that Committee.

Each Committee's duties may be described briefly as follows:

•
Audit Committee. The Audit Committee's general purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the audits of Company's financial statements and the integrity of the Company's financial statements and internal controls; (2) the qualifications and independence of the Company's independent auditor (including the Committee’s direct responsibility for the engagement of the independent auditor); (3) the performance of the Company's internal audit function and independent auditor; (4) the Company's accounting and financial reporting processes; and (5) the activity of the Company’s internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

•
Compensation and Human Resources Committee. The Compensation and Human Resources Committee's general purpose is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including (1) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation based upon such evaluation; and (2) determining the compensation of senior executives other than the CEO, including determinations regarding equity-based and other incentive compensation awards.

•
Corporate Governance Committee. The Corporate Governance Committee's general purpose is to assist the Board in fulfilling its responsibilities with respect to the governance of the Company, and includes making recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors, and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of Committees, the designation of Committee Chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the process for distribution of information to the Board and its Committees; and (3) the compensation of non-employee directors.

•
Compliance and Risk Committee. The Compliance and Risk Committee’s general purposes are (i) to provide general oversight to the Company’s Risk and Compliance functions; (ii) to provide input to management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (iii) to provide recommendations to the Board with respect to its review of the Company’s business practices and compliance activities and enterprise risk management.

It is the policy of the Board that all of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee will be independent directors.

Communications with Stockholders and Other Interested Parties

The Board is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. Such parties may contact any member (or members) of the Board or any Committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers and suppliers, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by regular mail to the office of the Corporate Secretary at One CA Plaza, Islandia, New York 11749, or by email to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described above will be forwarded to the directors, unless the Corporate Secretary determines said communication is not appropriate. Regardless, certain of these communications will be forwarded to others in the Company for review and action, when appropriate, or to the directors upon request.

Management Development and Succession Planning

The Board, with recommendations from the Corporate Governance Committee and the Compensation and Human Resources Committee, shall approve and maintain a succession plan for the CEO. On an annual basis, the Corporate Governance Committee and the Compensation and Human Resources Committee shall present to the Board a report on succession planning for senior management and a report on management development.

Stock Ownership Requirements for Executives

Stock ownership requirements have been adopted under which members of senior management must achieve ownership thresholds based on a multiple of their base salary.

These Principles

These Principles shall be subject to review, at least annually, by the Board or the Corporate Governance Committee, and any changes deemed appropriate shall be adopted by the Board, on the recommendation of the Corporate Governance Committee.

EXHIBIT B

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

dated as of

November 8, 2012

between

CA, INC.
and

COMPUTERSHARE SHAREOWNER SERVICES LLC,

as Rights Agent

STOCKHOLDER PROTECTION RIGHTS AGREEMENT
Table of Contents
Page
ARTICLE I

DEFINITIONS

1.1	Definitions	B-1
ARTICLE II

THE RIGHTS

2.1	Summary of Rights	B-8
2.2	Legend on Common Stock Certificates	B-8
2.3	Exercise of Rights; Separation of Rights	B-8
2.4	Adjustments to Exercise Price; Number of Rights	B-10
2.5	Date on Which Exercise is Effective	B-11
2.6	Execution, Authentication, Delivery and Dating of Rights Certificates	B-11
2.7	Registration, Registration of Transfer and Exchange	B-11
2.8	Mutilated, Destroyed, Lost and Stolen Rights Certificates	B-12
2.9	Persons Deemed Owners	B-12
2.10	Delivery and Cancellation of Certificates	B-13
2.11	Agreement of Rights Holders	B-13
ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-in	B-13
3.2	Flip-over	B-15
ARTICLE IV

THE RIGHTS AGENT

4.1	General	B-16
4.2	Merger, Consolidation or Change of Name of Rights Agent	B-16
4.3	Duties of Rights Agent	B-17
4.4	Change of Rights Agent	B-19

B-i

ARTICLE V

MISCELLANEOUS

5.1	Redemption	B-19
5.2	Expiration	B-20
5.3	Issuance of New Rights Certificates	B-20
5.4	Supplements and Amendments	B-21
5.5	Fractional Shares	B-21
5.6	Rights of Action	B-21
5.7	Holder of Rights Not Deemed a Stockholder	B-22
5.8	Notice of Proposed Actions	B-22
5.9	Notices	B-22
5.10	Suspension of Excercisability or Exchangeability	B-23
5.11	Costs of Enforcement	B-23
5.12	Successors	B-23
5.13	Benefits of this Agreement	B-23
5.14	Determination and Actions by the Board of Directors, etc.	B-23
5.15	Fiduciary Responsibilities of the Board of Directors	B-23
5.16	Descriptive Headings; Section References	B-23
5.17	GOVERNING LAW; EXCLUSIVE JURISDICTION	B-24
5.18	Counterparts	B-24
5.19	Severability	B-24
5.20	Customer Identification Program	B-24

EXHIBITS

Exhibit A	Form of Rights Certificate (Together with Form of Election to Exercise)
Exhibit B	Form of Certificate of Designation and Terms of Participating Preferred Stock

B-ii

STOCKHOLDER PROTECTION RIGHTS AGREEMENT
STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), dated as of November 8, 2012, between CA, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).
WITNESSETH:
WHEREAS, the Stockholder Protection Rights Agreement (the “Existing Rights Agreement”), dated as of November 5, 2009, between the Company and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC) is scheduled to expire on the Close of Business of November 30, 2012;
WHEREAS, the Company desires to enter into this Agreement to become effective immediately upon the expiration of the Existing Rights Agreement;
WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right (“Right”) in respect of each share of Common Stock (as hereinafter defined) held of record as of the Close of Business (as hereinafter defined) on November 19, 2012 (the “Record Time”), payable in respect of each such share upon the later of (i) certification by the NASDAQ Stock Market to the SEC (as hereinafter defined) that the Rights have been approved for listing and registration and (ii) immediately following the expiration of the Existing Rights Agreement (the “Payment Time”) and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock issued after the Payment Time and prior to the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.3, each share of Common Stock issued after the Separation Time;
WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Time, to purchase securities or assets of the Company (or, in certain cases, securities of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and
WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;
NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1    Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
“Acquiring Person” shall mean any Person who is or becomes the Beneficial Owner of 20% or more of the outstanding shares of Common Stock; provided, however, that the term “Acquiring Person” shall not include (a) the Company; (b) any Subsidiary of the Company; (c) any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company); or (d) any Person (i) who is the Beneficial Owner of 20% or more of the outstanding shares of Common Stock prior to the time of public announcement of the adoption of this Agreement and who has continuously been since such time the Beneficial Owner of 20% or more of the outstanding shares of Common Stock until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of an additional 0.1% of the outstanding shares of Common Stock, (ii) who becomes the Beneficial Owner of 20% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of an additional 0.1% of the outstanding shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 20% or more of the outstanding shares of Common Stock, (iii) who becomes the Beneficial Owner of 20% or more of the outstanding shares of Common Stock but who (in the good faith determination of the Board of Directors of the Company) acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Board of Directors of the Company, in the Board’s sole discretion, to divest, and subsequently divests in accordance with the terms of such agreement (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for, Common Stock) so that such Person ceases to be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock or (iv) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an “Option Holder”) by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for, Common Stock) Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for, Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. For the avoidance of doubt, (x) Martin Haefner and Eva Maria Bucher-Haefner (together, the “Haefners”) and their respective Affiliates and Associates shall not be or become an Acquiring Person on account of the Beneficial Ownership of Common Stock by any of them, so long as the Haefners and their respective Affiliates and Associates (other than the Company and its Subsidiaries) do not, in the aggregate, Beneficially Own more than the sum of 126,562,500 shares of Common Stock and that number of shares constituting 0.1% of the outstanding shares of Common Stock; provided, however, that to the extent at any time after the Record Time the Company shall (I) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of shares of Common Stock or capital stock, as the case may be, which the Haefners, together with their respective Affiliates and Associates, are entitled to Beneficially Own without being deemed an “Acquiring Person” hereunder shall be proportionately increased or decreased; and (y) no Successor of the Haefners or any Affiliate or Associate of such Successor, shall become an Acquiring Person on account of Common Stock received directly or indirectly from the Haefners, so long as such Successor, Affiliate or Associate does not, in the aggregate, Beneficially Own more than the sum of 126,562,500 shares of Common Stock and 0.1% of the outstanding shares of Common Stock and does not thereafter acquire Beneficial Ownership of, any additional shares of the Company’s Common Stock (other than pursuant to stock dividends, stock splits and reclassifications of Common Stock as provided for above).
“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b‑2 under the Exchange Act, as such Rule is in effect on the date of this Agreement.
“Agreement” shall have the meaning set forth in the Preamble.
A Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) as to which such Person or any of such Person’s Affiliates or Associates is or may be deemed to be, directly or indirectly, the beneficial owner pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act, as such Rules are in effect on the date of this Agreement, and (ii) as to which such Person or any of such Person’s Affiliates or Associates has the right to become the beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) acquired by a Person engaged in business as an underwriter of securities through participation as an underwriter or selling group member in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition or (iii) solely because such Person or any of such Person’s Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor statement). Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or New Jersey are authorized or obligated by law or executive order to close.
“Close of Business” on any given date shall mean 5:00 p.m. New York City time on such date or, if such date is not a Business Day, 5:00 p.m. New York City time on the next succeeding Business Day.
“Common Stock” shall mean the shares of Common Stock, par value $0.10 per share, of the Company.
“Company” shall have the meaning set forth in the Preamble.
“Customer Identification Program” shall have the meaning set forth in Section 5.20.
“Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at an annual or special meeting called for such purpose with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.
“Election to Exercise” shall have the meaning set forth in Section 2.3(d).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).
“Exchange Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c).
“Exemption Date” shall have the meaning set forth in Section 5.1(c).
“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $100.
“Existing Rights Agreement” shall have the meaning set forth in the Recitals.
“Expansion Factor” shall have the meaning set forth in Section 2.4(a).
“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time and (iii) the Close of Business on November 30, 2015.

“Flip-in Date” shall mean any Stock Acquisition Date or such later date and time as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.
“Flip-over Entity,” for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other Person that is a party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the (A) assets or, if (A) is not readily determinable, (B) operating income or cash flow being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a Subsidiary of another Person, the ultimate parent entity of such Person shall be the Flip-over Entity.
“Flip-over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Flip-over Entity.
“Flip-over Transaction or Event” shall mean a transaction or series of transactions, on or after a Flip-in Date, in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, at the time of consummation of the consolidation, merger or statutory share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or statutory share exchange, the Acquiring Person is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock or controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or are otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock or controls the Board of Directors of the Company. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates, counted together as a single Person. An Acquiring Person shall be deemed to control the Company’s Board of Directors when, on or following a Stock Acquisition Date, the persons who were directors of the Company (or persons nominated and/or appointed as directors by vote of a majority of such persons) before the Stock Acquisition Date shall cease to constitute a majority of the Company’s Board of Directors.
“Haefners” shall have the meaning set forth in the definition of Acquiring Person.
“Market Price” per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any event described in Section 2.4, or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (“NYSE”) or, if the securities are not listed on the NYSE, as reported on the NASDAQ Stock Market or, if the securities are not listed on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading, or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by such other quotation system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.
“NYSE” shall have the meaning set forth in the definition of Market Price.
“Option Holder” shall have the meaning set forth in the definition of Acquiring Person.
“Outside Meeting Date” shall have the meaning set forth in Section 5.1(c).
“Payment Time” shall have the meaning set forth in the Recitals.
“Person” shall mean any individual, firm, partnership, limited liability company, trust, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity, including any successor (by merger or otherwise) thereof.
“Preferred Stock” shall mean the Series Two Participating Preferred Stock, Class A, without par value, of the Company created by a Certificate of Designation and Terms in substantially the form set forth in Exhibit B hereto appropriately completed.
“Qualifying Offer” shall mean an offer determined by a majority of independent directors of the Company to have, to the extent required for the type of offer specified, each of the following characteristics:
(a)    a fully financed all-cash tender offer or an exchange offer, offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per-share consideration;
(b)    an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that Beneficially Owns no more than 5% of the outstanding Common Stock as of the date of such commencement;
(c)    if the offer includes shares of common stock of the offeror, an offer pursuant to which the offeror shall permit representatives of the Company, including, without limitation, a nationally recognized investment banking firm retained by the Board of Directors of the Company, legal counsel and an accounting firm designated by the Company to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to allow the Board of Directors of the Company to evaluate the offer and make an informed recommendation to the stockholders;
(d)    an offer that is subject only to the minimum tender condition described below in item (g) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Company;
(e)    an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 Business Days and, if a Special Meeting Demand is duly delivered to the Board of Directors in accordance with Section 5.1(c), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 5.1(c)), for at least 10 Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);

(f)    an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in item (e) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 Business Days after (i) any increase in the price offered, or (ii) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (e) and (f) of this definition, beyond (1) the time for which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (e) and (f), or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;
(g)    an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(h)    an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
(i)    an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof);
(j)    an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (iii) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
(k)    if the offer includes shares of stock of the offeror, (i) the stock portion of the consideration must consist solely of common stock of an offeror that is a publicly owned United States corporation, and whose common stock is freely tradable and is listed on either the NYSE or the NASDAQ National Market System, (ii) no stockholder approval of the offeror is required to issue such common stock, or, if required, has already been obtained, (iii) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (iv) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act (as hereinafter defined); including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.
For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing;

which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 5.1(c) shall no longer be applicable to such offer.
“Qualifying Offer Period” shall have the meaning set forth in the definition of Qualifying Offer.
“Qualifying Offer Resolution” shall have the meaning set forth in Section 5.1(c).
“Record Time” shall have the meaning set forth in the Recitals.
“Redemption Price” shall mean an amount per Right equal to one-tenth of one cent, $0.001.
“Redemption Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1.
“Right” shall have the meaning set forth in the Recitals.
“Rights Agent” shall have the meaning set forth in the Preamble.
“Rights Certificate” shall have the meaning set forth in Section 2.3(c).
“Rights Register” shall have the meaning set forth in Section 2.7(a).
“SEC” shall mean the Securities Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Separation Time” shall mean the next Business Day following the earlier of (i) the tenth Business Day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that otherwise would have occurred) after the date on which any Person commences a tender or exchange offer that, if consummated, would result in such Person’s becoming an Acquiring Person and (ii) the date of the first event causing a Flip-in Date to occur; provided, that if the foregoing results in the Separation Time being prior to the Payment Time, the Separation Time shall be the Payment Time and provided further, that if any tender or exchange offer referred to in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.
“Special Meeting” shall have the meaning set forth in Section 5.1(c).
“Special Meeting Demand” shall have the meaning set forth in Section 5.1(c).
“Special Meeting Period” shall have the meaning set forth in Section 5.1(c).
“Stock Acquisition Date” shall mean the earlier of (i) the first date on which there shall be a public announcement by the Company (by any means) that a Person has become an Acquiring Person; or (ii) the date and time on which any Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock.
“Subsidiary” of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.
“Successor” shall mean the estate or legal representative of a deceased individual, the beneficiary of a deceased individual’s estate, a trust created by a deceased individual as grantor, or the beneficiary of a trust created by a deceased individual as grantor.

“Trading Day,” when used with respect to any securities, shall mean a day on which the NYSE is open for the transaction of business or, if such securities are not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.
“Trading Regulation” shall have the meaning set forth in Section 2.3(c).
“Trust” shall have the meaning set forth in Section 3.1(c).
“Trust Agreement” shall have the meaning set forth in Section 3.1(c).
ARTICLE II

THE RIGHTS
2.1    Summary of Rights. As soon as practicable after the Payment Time, the Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the Payment Time, at such holder’s address as shown by the records of the Company.
2.2    Legend on Common Stock Certificates. Certificates for the Common Stock issued on or after the Payment Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:
Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 8, 2012 (as such may be amended from time to time, the “Rights Agreement”), between CA, Inc. (the “Company”) and Computershare Shareowner Services LLC, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become null and void (if they are “Beneficially Owned” by an “Acquiring Person” or an “Affiliate” or “Associate” thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.
Certificates representing shares of Common Stock that are issued and outstanding at the Payment Time shall, together with the letter mailed pursuant to Section 2.1, evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.
If the Common Stock issued after the Payment Time but prior to the Separation Time shall be uncertificated, the registration of such Common Stock on the stock transfer books of the Company shall evidence one Right for each share of Common Stock represented thereby and the Company shall mail to every Person that holds such Common Stock a confirmation of the registration of such Common Stock on the stock transfer books of the Company, which confirmation will have impressed, printed, written or stamped thereon or otherwise affixed thereto the above legend. The Company shall mail or arrange for the mailing of a copy of this Agreement to any Person that holds Common Stock, as evidenced by the registration of the Common Stock in the name of such Person on the stock transfer books of the Company, without charge, after the receipt of a written request therefor.
2.3    Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, at or after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one one-thousandth of a share of Preferred Stock.

(b)    Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (or, if the Common Stock shall be uncertificated, by the registration of the associated Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2), together, in the case of certificates issued prior to the Payment Time, with the letter mailed to the record holder thereof pursuant to Section 2.1, and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or confirmation) of, such associated share.
(c)    Subject to the terms and conditions hereof, at or after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised pursuant to Section 2.3(d) below and (ii) may be transferred independent of shares of Common Stock. Promptly following the Separation Time (provided that the Board of Directors of the Company has not elected to exchange all of the then outstanding Rights pursuant to Section 3.1(c)), the Rights Agent, if requested by the Company and provided with all necessary information, will mail to each holder of record of Common Stock as of the Separation Time (other than any Person whose Rights have become null and void pursuant to Section 3.1(b)), at such holder’s address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose) or the transfer agent or registrar for the Common Stock, (x) a certificate (a “Rights Certificate”) in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and as do not affect the rights, liabilities, responsibilities or duties of the Rights Agent, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded (“Trading Regulation”), or to conform to usage, and (y) a disclosure statement describing the Rights; provided, however, that the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing. Receipt of a Rights Certificate by any Person shall not preclude a later determination that such Rights are null and void pursuant to Section 3.1(b).
(d)    Subject to the terms and conditions hereof, Rights may be exercised on any Business Day at or after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly executed and properly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.
(e)    Upon receipt of a Rights Certificate, with a properly completed and duly executed Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms and conditions hereof, the Rights Agent will thereupon promptly (i)(A) requisition from any transfer agent stock certificates evidencing such number of shares or other securities to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (the Company hereby irrevocably authorizing each such transfer agent to comply with all such requisitions), and (B) if the Company elects pursuant to Section 5.5 not to issue certificates (or effect registrations on the stock transfer books of the Company) representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased (the Company hereby irrevocably authorizes each such depositary agent to comply with such requisitions); (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5; (iii) after receipt of such certificates, depositary receipts and/or notices, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.

(f)    In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.
(g)    The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery of the certificates (or registration) for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered (or registered) and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or the registration) for shares in a name other than that of the holder of the Rights being transferred or exercised.
(h)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise or assignment of a Rights Certificate unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to exercise, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such exercise or assignment, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the rights evidenced thereby, and the Affiliates and Associates of such Beneficial Owner or former Beneficial Owner, as the Company or the Rights Agent may reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required under Section 2.3(d) hereof.
2.4    Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock including any fractional shares in lieu of which such holder received cash (the “Expansion Factor”) that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.
In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share (or, if the Common Stock shall be uncertificated, such Right shall be evidenced by the registration of such Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2). Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time only to the extent provided in Section 5.3.
(b)    In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to any non-extraordinary periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or statutory share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.
(c)    Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
(d)    Rights Certificates shall represent the right to purchase the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.
2.5    Date on Which Exercise is Effective. Each Person in whose name any certificate for shares is issued (or registration on the stock transfer books is effected) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.
2.6    Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.
Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.
Promptly after the Separation Time, the Company will notify in writing the Rights Agent of such Separation Time (and if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following) and will deliver Rights Certificates executed by the Company to the Rights Agent for counter-signature, and, subject to Sections 3.1(b) and 2.3(c), the Rights Agent shall manually or by facsimile countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c). Until the written notice provided for in this Section 2.6 is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Separation Time has not occurred. No Rights Certificate shall be valid for any purpose unless manually or by facsimile countersigned by the Rights Agent.
(b)    Each Rights Certificate shall be dated the date of countersignature thereof.
2.7    Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and, if requested by the Company and provided with all necessary information, deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.
(b)    Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.
(c)    Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.
(d)    The Company shall not register the transfer or exchange of any Rights which have become null and void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed under Section 5.1.
2.8    Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.
(b)    If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of written notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Rights Agent shall countersign and, if requested by the Company and provided with all necessary information, deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.
(c)    As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.
(d)    Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.
2.9    Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or notice of transfer, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate or Common Stock registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the

Redemption Price, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).
2.10    Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver to the Company a certificate attesting to such destruction.
2.11    Agreement of Rights Holders. Every holder of Rights by accepting the Rights, consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:
(a)    prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;
(b)    after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;
(c)    prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or Common Stock registration, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate or Common Stock registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;
(d)    Rights Beneficially Owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become null and void;
(e)    this Agreement may be supplemented or amended from time to time in accordance with its terms; and
(f)    the power and authority delegated to the Board of Directors pursuant to this Agreement shall be exclusive and shall be as set forth in Section 5.14.
ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS
3.1    Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as otherwise provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date that gave rise to the Flip-in Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock).
(b)    Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof, or by any transferee, direct or indirect, of any of the foregoing shall become null and void and any holder of such Rights

(including transferees, whether direct or indirect, of any such Persons) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise or, if requested, will not provide such additional evidence, including without limitation, the identity of the Beneficial Owner and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Board of Directors of the Company shall reasonably request in order to determine if such Rights are null and void, then the Company shall be entitled conclusively to deem the Rights to be Beneficial Owned by an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be null and void and not transferable, exercisable or exchangeable.
(c)    The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the “Exchange Ratio”).
Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become null and void pursuant to Section 3.1(b)), whether or not previously exercised, will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give written notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.
Before effecting an exchange pursuant to this Section 3.1(c), the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board of Directors) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company or the Board of Directors of the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 3.1(b) and not transferable or exerciseable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.
Each Person in whose name any certificate for shares is issued (or for whom any registration on the stock transfer books of the Company is made) upon the exchange of Rights pursuant to this Section 3.1

(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of), the date upon which the Rights Certificate evidencing such Rights was duly exchanged or deemed exchanged by the Company and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such exchange and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of), the next succeeding Business Day on which the stock transfer books of the Company are open.
(d)    Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, as determined by the Board of Directors of the Company, may substitute therefor shares of Preferred Stock, at a ratio of one one-thousandth of a share of Preferred Stock for each share of Common Stock so issuable, subject to adjustment.
(e)    In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.1(a) or if the Company so elects to make the exchange referred to in Section 3.1(c), to permit the issuance of all shares pursuant to the exchange, the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive, (x) in the case of any exercise in accordance with Section 3.1(a), at the Company’s option as determined by the Board of Directors, either in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or without payment of consideration (except as may be required for the valid issuance of securities or otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) in the case of an exchange of Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets (or a combination thereof) shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.
3.2    Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights (the terms of which shall be reflected in an amendment to this Agreement entered into with the Rights Agent), providing that, upon consummation or occurrence of the Flip-over Transaction or Event (1) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Flip-over Stock) and (2) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement.
(b)    Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 pursuant to an agreement entered into by the Company prior to a Flip-in Date, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if (i) at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction, (ii) prior to, simultaneously with or immediately after such Flip-over Transaction or Event, the stockholders of the Person who constitutes, or would constitute, the Flip-over Entity shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of organization of the Flip-over Entity would preclude or limit the exercisability of the Rights.
(c)    The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.
ARTICLE IV

THE RIGHTS AGENT
4.1    General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements, and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 4.1 and Section 4.3 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
(b)    The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement or the exercise and performance of its duties hereunder in reliance upon any certificate for securities (or registration on the stock transfer books of the Company) purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth herein. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.
4.2    Merger, Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)    In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
4.3    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion, unless the Rights Agent is grossly negligent, acting in bad faith or committing willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(b)    Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate, unless the Rights Agent is grossly negligent, acting in bad faith or committing willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(c)    The Rights Agent will be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any and all liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent pursuant to this Agreement.
(d)    The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates, if any, for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.
(e)    The Rights Agent will not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate, if any, for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability or exchangeability of the Rights (including the Rights becoming null and void pursuant to Section 3.1(b)) or any change or adjustment in the terms of the Rights (including any adjustment required under the provisions of Section 2.4, 3.1 or 3.2) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights Certificate or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.
(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)    The Rights Agent is hereby authorized and directed to accept advice or written instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such person or for any delay while acting or while waiting for those instructions, unless the Rights Agent is grossly negligent, acting in bad faith or committing willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such person. In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, if the Rights Agent shall have notified the Company promptly of such belief in writing, and unless the Rights Agent shall receive written instructions executed by a person authorized under this Section 4.3(g), which eliminates such ambiguity or uncertainty to the satisfaction of the Rights Agent, provided, that the Rights Agent is not grossly negligent, acting in bad faith or committing willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(h)    The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent (in each case, other than an Acquiring Person) may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other legal Person.
(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
(j)    No provision of this Agreement shall require the Rights Agent to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(k)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
4.4    Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
ARTICLE V

MISCELLANEOUS
5.1    Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, elect to redeem all (but not less than all) of the then outstanding Rights at the Redemption Price and the Company, at its option, may pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.
(b)    A committee of independent directors of the Company will evaluate the Agreement annually to determine whether it continues to be in the best interests of the Company’s stockholders or, rather, if the Rights should be redeemed.
(c)    In the event the Company receives a Qualifying Offer and, by the end of the 90 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, the Board of Directors has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement or called for an annual or special meeting of stockholders at which stockholders will be asked to vote on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the shares of Common Stock then outstanding may submit to the Board of Directors, not earlier than 90 Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 5.1(c) (the “Special Meeting Demand”) directing the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the 90th Business Day following commencement (or, if later, the first existence) of a Qualifying Offer. The Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within 90 Business Days following the Special Meeting Demand; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement (the “Special Meeting Period”). A Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the stockholders of record making the request (x) the names and addresses of such stockholders, as they appear on the Company’s books and records, (y) the class and number of shares of Common Stock which are owned of record by each of such stockholders, and (z) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 5.1(c), and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the Board of Directors of the Company shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote, including action by written consent, by stockholders not in compliance with the provisions of this Section 5.1(c) shall serve to exempt any offer from the terms of this Agreement.
(d)    Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights pursuant to Section 5.1(a) (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.
(e)    Immediately upon the Close of Business on the Exemption Date, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.
5.2    Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1, respectively.
5.3    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock (other than any securities issued or issuable in connection with the exercise or exchange of Rights) or to options, in each case issued or granted prior to, and outstanding at, the Separation Time, the Company shall issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.
5.4    Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) prior to the Flip‑in Date, in any respect, except for any extension of the Expiration Time, which can only be done with approval of a majority of the shares of Common Stock entitled to vote thereon and present or represented by proxy at a meeting at which a quorum is present, and (ii) on or after the Flip-in Date, to make any changes that the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally (other than the Acquiring Person or any Affiliate or Associate thereof) or in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective, including, without limitation, any change in order to satisfy any applicable law, rule or regulation, including any Trading Regulation on any applicable exchange so as to allow trading of the Company’s securities thereon. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company in writing, provided, that the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with the terms of the this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.
5.5    Fractional Shares. If the Company elects not to issue certificates representing (or register on the stock transfer books of the Company) fractional shares upon exercise, redemption or exchange of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the appropriate fraction of the Market Price per share in cash.
Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
5.6    Rights of Action. Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, the Board of Directors of the Company or the Company, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
5.7    Holder of Rights Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.
5.8    Notice of Proposed Actions. In case the Company shall propose at or after the Separation Time and prior to the Expiration Time (i) to effect or permit a Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9, and to the Rights Agent a written notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.
5.9    Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:
CA, Inc.
One CA Plaza
Islandia, NY 11749
Attention: Secretary
Facsimile: (631) 342-4866
Subject to the provisions of Section 4.4 hereof, any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:
Computershare Shareowner Services LLC
480 Washington Boulevard, 29th Floor
Jersey City, NJ 07310
Attention: Deborah Bass
Facsimile: (201) 680-4606

With a copy to:
Computershare Shareowner Services LLC
480 Washington Boulevard
Jersey City, NJ 07310
Attention: Legal Department
Facsimile: (201) 680-4610
Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10    Suspension of Exercisability or Exchangeability. Notwithstanding any provisions in this Agreement to the contrary, to the extent that the Board of Directors of the Company determines in good faith that some action will or need be taken pursuant to, or in order to properly give effect to, Sections 2.3, 3.1 or 4.4 or to comply with federal or state securities laws or applicable Trading Regulations, the Company may suspend the exercisability or exchangeability of the Rights for a reasonable period sufficient to allow it to take such action or comply with such laws or Trading Regulations. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement (with prompt written notice to the Rights Agent) stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required. Upon such suspension, any rights of action vested in a holder of Rights shall be similarly suspended.
Failure to give notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.
5.11    Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder’s rights pursuant to any Rights or this Agreement.
5.12    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
5.13    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.
5.14    Determination and Actions by the Board of Directors, etc. The Board of Directors (or, if required hereby, a majority of the independent directors) of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations and calculations deemed necessary or advisable for the administration or implementation of this Agreement, including the right to determine the Rights to be null and voided pursuant to Section 3.1, after taking into account the purpose of this Agreement and the Company’s interest in maintaining an orderly trading market in the outstanding shares of Common Stock. All such actions, interpretations, calculations and determinations done or made by the Board of Directors of the Company shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties. The Rights Agent shall always be entitled to assume that the Board of Directors of the Company acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.
5.15    Fiduciary Responsibilities of the Board of Directors. Nothing contained in this Agreement shall, or shall be deemed or construed to, be in derogation of the obligations of the Board of Directors of the Company to exercise its fiduciary duties. Without limiting the foregoing, nothing contained herein shall be deemed or construed to suggest or imply that the Board of Directors of the Company shall not be entitled to reject any offer to acquire the Company or to recommend that stockholders of the Company reject any offer, or to take any other action, with respect to any offer or any proposal to acquire the Company that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duties.
5.16    Descriptive Headings; Section References. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

5.17    GOVERNING LAW; EXCLUSIVE JURISDICTION.
(a)    THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES, LIABILITIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
(b)    (i)    THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF SUCH COURT SHALL LACK SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. The Company and each holder of Rights acknowledge that the forum designated by this paragraph (b) has a reasonable relation to this Agreement, and to such Persons’ relationship with one another.
(ii)    The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in paragraph (b)(i). The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this paragraph (b). The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon such Persons.
5.18    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
5.19    Severability. If any term, covenant, restriction or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term, covenant, restriction or provision to circumstances other than those as to which it is held invalid or unenforceable; provided, that if any such excluded term, covenant, restriction or provision shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
5.20    Customer Identification Program. The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CA, INC.
By: /s/ Amy Fliegelman Olli
Name: Amy Fliegelman Olli
Title: Executive Vice President and General Counsel
COMPUTERSHARE SHAREOWNER SERVICES LLC
By: /s/ Joseph Varca
Name: Joseph Varca
Title: Managing Director

EXHIBIT A
[FORM OF RIGHTS CERTIFICATE]

Certificate No. W-	_______ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY “ACQUIRING PERSONS” OR “AFFILIATES” OR “ASSOCIATES” THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.
RIGHTS CERTIFICATE

CA, INC.
This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of November 8, 2012 (as amended from time to time, the “Rights Agreement”), between CA, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Close of Business (as such term is defined in the Rights Agreement) on November 30, 2012, one one-thousandth of a fully paid share of Preferred Stock (as defined in, and subject to adjustment as provided in, the Rights Agreement), at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the office of the Rights Agent designated for such purpose. The Exercise Price shall initially be $100 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.
In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities of the Company other than Preferred Stock or assets of the Company, all as provided in the Rights Agreement.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

B-A-1

Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.001 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one one-thousandth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.
No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

B-A-2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Date: ____________

ATTEST:	CA, INC.

___________________________	By:
Secretary

Countersigned:

COMPUTERSHARE SHAREOWNER SERVICES LLC

By:
Authorized Signature

B-A-3

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer this Rights Certificate.)
FOR VALUE RECEIVED ________________________ hereby
sells, assigns and transfers unto _____________________________________________
(Please print name _______________________________________________________________________
and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ as Attorney-in-fact, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated: _______________, ____
Signature Guaranteed:            _________________________
Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at the “Z” guarantee level. A notary public is not sufficient.

------------------------------------------------------------

B-A-4

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement).
_________________________
Signature

------------------------------------------------------------

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

B-A-5

[To be attached to each Rights Certificate]
FORM OF ELECTION TO EXERCISE
(To be executed if holder desires to
exercise the Rights Certificate.)
TO: CA, INC.
The undersigned hereby irrevocably elects to exercise _______________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Participating Preferred Stock or such other securities or assets as may then be issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
___________________________________

Address:

___________________________________

Social Security or Other Taxpayer
Identification Number:
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
___________________________________

Address:
___________________________________

Social Security or Other Taxpayer
Identification Number:
Dated: _______________, ____
Signature Guaranteed:            _________________________
Signature
(Signature must correspond to name as written upon the face of the attached Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at the “Z” guarantee level. A notary public is not sufficient.

B-A-6

------------------------------------------------------------
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement).

_________________________
Signature

------------------------------------------------------------

NOTICE
In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

B-A-7

EXHIBIT B
FORM OF CERTIFICATE OF DESIGNATION AND TERMS
OF PARTICIPATING PREFERRED STOCK OF CA, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
We, the undersigned, __________________ and ___________________, the __________________ and ____________________, respectively, of CA, Inc., a Delaware corporation (the “Corporation”), do hereby certify as follows:
Pursuant to authority granted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designations and certain terms, powers, preferences and other rights of a new series of the Corporation’s Preferred Stock, Class A, without par value, and certain qualifications, limitations and restrictions thereon:
RESOLVED, that there is hereby established a series of Preferred Stock, Class A, without par value, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:
(i) The distinctive serial designation of this series shall be “Series Two Participating Preferred Stock” (hereinafter called “this Series”). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.
(ii) The number of shares in this Series shall initially be [600,000], which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares which are whole number multiples of one one-thousandth of a share, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.
(iii) The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $___ over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.
The term “Reference Package” shall initially mean 1,000 shares of Common Stock, par value $0.10 per share (“Common Stock”) of the Corporation. In the event the Corporation

B-B-1

shall at any time after the close of business on November 19, 2012 (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.
Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.
So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend or other distribution) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid. When dividends are not paid in full upon this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share of this Series and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the Series and such other stock bear to each other. Neither the Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless the full cumulative dividend (including the dividend to be paid upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.
(iv) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.
(v) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $1,000 or (B) the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.
In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a party with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full

B-B-2

distributable amounts to which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.
Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.
For the purposes of this Section (v), the consolidation or merger of, or binding statutory share exchange by, the Corporation with any other corporation or entity shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
(vi) The shares of this Series shall not be redeemable.
(vii) In addition to any other vote or consent of stockholders required by law or by the Restated Certificate of Incorporation, as may be amended from time to time, of the Corporation, and except as otherwise required by law, each share (or fraction thereof) of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and shall have the number of votes thereon that a holder of the Reference Package would have.
(viii) If and whenever dividends payable on this Series and any other class or series of stock of the Corporation ranking on a parity with this Series as to payment of dividends (any such class or series being herein referred to as “dividend parity stock”) shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of this Series together with the holders of all other affected classes and series of dividend parity stock similarly entitled to vote for the election of two additional directors, voting separately as a single class, shall be entitled to elect the two additional directors at any annual meeting of stockholders or any special meeting of the holders of shares of this Series and such dividend parity stock called as hereinafter provided. Whenever all arrears in dividends on the shares of this Series and dividend parity stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set aside for payment, then the right of the holders of shares of this Series and such dividend parity stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of shares of this Series and such dividend parity stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of this Series and such dividend parity stock, the Secretary of the Corporation may, and upon the written request of any holder of shares of this Series (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of this Series and such dividend parity stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the stockholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of this Series may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of this Series and such dividend parity stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining director elected by holders of shares of this Series and such dividend parity stock or the successor of such remaining director. If the holders of shares become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, such entitlement shall not

B-B-3

affect the right of such holders to vote as stated in paragraph (vii), including the right to vote in the election of the remaining directors.
IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the ___ day of ____________, ____.
____________________________
Attest:
____________________________

B-B-4

Meeting Admittance Procedures

To enter the meeting, you will have to present an admission ticket or other proof that you were a stockholder of the Company on the June 6, 2013 record date. Admission tickets are provided below. If you hold your shares of Common Stock through a bank, broker or other nominee, you will have to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of Common Stock as of June 6, 2013. You may also be required to present official identification containing your photograph (such as a driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the meeting. We may take other security measures in connection with the meeting. Please allow sufficient time and otherwise plan accordingly.

Notice: If you plan to attend the 2013 annual meeting of stockholders, please cut out and use the admission ticket(s) below.

No one will be admitted without an admission ticket.

Annual Meeting of Stockholders
July 31, 2013, 10:00 a.m. (Eastern Daylight Time)
World Headquarters
CA, Inc.
One CA Plaza
Islandia, New York 11749
(800-225-5224)

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

Annual Meeting of Stockholders	Annual Meeting of Stockholders

World Headquarters	World Headquarters
CA, Inc.	CA, Inc.
One CA Plaza	One CA Plaza
Islandia, New York 11749	Islandia, New York 11749
(800-225-5224)	(800-225-5224)
July 31, 2013	July 31, 2013
10:00 a.m. EDT	10:00 a.m. EDT

Admit ONE	Admit ONE

ca technologies

CA, INC.
ONE CA PLAZA
ISLANDIA, NY 11749

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by CA, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M60916-P41503-Z60907 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

Vote on Directors

1. Election of Directors

Nominees:

	Nominee	For	Against	Abstain
1A	Jens Alder	☐	☐	☐
1B	Raymond J. Bromark	☐	☐	☐
1C	Gary J. Fernandes	☐	☐	☐
1D	Michael P. Gregoire	☐	☐	☐
1E	Rohit Kapoor	☐	☐	☐
1F	Kay Koplovitz	☐	☐	☐
1G	Christopher B. Lofgren	☐	☐	☐
1H	Richard Sulpizio	☐	☐	☐
1I	Laura S. Unger	☐	☐	☐
1J	Arthur F. Weinbach	☐	☐	☐
1K	Renato (Ron) Zambonini	☐	☐	☐

Vote on Proposals

	Proposal	For	Against	Abstain
2.	**Proposal No. 2 -** To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.	☐	☐	☐
3.	**Proposal No. 3** - To approve, by non-binding vote, the compensation of Named Executive Officers.	☐	☐	☐
4.	**Proposal No. 4** - To ratify the Stockholder Protection Rights Agreement.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M60917-P41503-Z60907

CA, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 31, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Michael P. Gregoire, Amy Fliegelman Olli and C.H.R. DuPree, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on July 31, 2013, at the Company's headquarters located at One CA Plaza, Islandia, New York 11749 or adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE